                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            INGEN TECHNOLOGIES, INC.
              (Exact Name of Small Business Issuer in its Charter)

        GEORGIA                         3391                     88-0429044
(State of Incorporation)          (Primary Standard        (IRS Employer ID No.)
                                 Classification Code)

                           35193 AVENUE "A," SUITE-C,
                            YUCIAPA, CALIFORNIA 92399
                                 (800) 259-9622
             (Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)

                     SCOTT R. SAND, CHIEF EXECUTIVE OFFICER
                           35193 AVENUE "A," SUITE-C,
                            YUCIAPA, CALIFORNIA 92399
                                 (800) 259-9622
            (Name, Address and Telephone Number of Agent for Service)

                          Copies of communications to:
                             RICHARD I. ANSLOW, ESQ.
                              ANSLOW & JACLIN, LLP
                             195 ROUTE 9, SUITE 204
                           MANALAPAN, NEW JERSEY 07726
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                          CALCULATION OF REGISTRATION FEE


                                                     PROPOSED MAXIMUM      PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF         AMOUNT TO BE       OFFERING PRICE PER    AGGREGATE OFFERING         AMOUNT OF
SECURITIES TO BE REGISTERED       REGISTERED              SHARE                  PRICE            REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value           13,554,497 (2)          $.05                  $677,725               $79.76
$.001 per share (1)
TOTAL                             13,554,497                                    $677,725               $79.76

(1) Represents shares of common stock issuable in connection with the conversion of promissory notes in accordance with a Securities Purchase Agreement dated July 25, 2006 between us and AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC, respectively. The price of $.05 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the closing price of the shares of our common stock as of December 6, 2006.

(2) The number of shares being registered for the conversion of the callable secured convertible notes is 13,554,497 representing 30% of our issued and outstanding shares OF common stock and preferred stock (our shares of preferred stock are each convertible into one share of our common stock).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED DECEMBER __, 2006

                                   PROSPECTUS

                            INGEN TECHNOLOGIES, INC.

            13,554,497 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION
                     WITH THE CONVERSION OF PROMISSORY NOTES


Our selling security holders are offering to sell 13,554,497 shares of common stock issuable in connection with the conversion of promissory notes.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 11, 2006

Our shares of common stock are quoted on the Pink Sheets under the symbol "IGTG." The last reported sale price of our common stock on December 6, 2006 was $.05.

We will receive no proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the exercise of the Warrants.


                                     TABLE OF CONTENTS

SUMMARY INFORMATION.....................................................................1
RISK FACTORS............................................................................3
USE OF PROCEEDS........................................................................13
PENNY STOCK CONSIDERATIONS.............................................................13
SELLING STOCKHOLDERS...................................................................13
PLAN OF DISTRIBUTION...................................................................16
LEGAL PROCEEDINGS......................................................................17
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS...........................17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........................19
DESCRIPTION OF SECURITIES..............................................................20
INTEREST OF NAMED EXPERTS AND COUNSEL..................................................21
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES....21
DESCRIPTION OF BUSINESS................................................................21
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS.............................34
DESCRIPTION OF PROPERTY................................................................39
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.........................................39
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS...............................39
EXECUTIVE COMPENSATION.................................................................40
FINANCIAL STATEMENTS...................................................................41
CHANGES AND DISAGREEMENTS WITH ACCOUNTANT ON ACCOUNTING AND FINANCIAL DISCLOSURE.......42
AVAILABLE INFORMATION..................................................................42

                               SUMMARY INFORMATION

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING, THE SECTION ENTITLED "RISK FACTORS" BEFORE DECIDING TO INVEST IN OUR COMMON STOCK. INGEN TECHNOLOGIES, INC. IS REFERRED TO THROUGHOUT THIS PROSPECTUS AS "INGEN," "INGEN TECHNOLOGIES," "THE COMPANY," "WE," OR "US."

OUR COMPANY

Ingen Technologies, Inc., a Georgia corporation, was originally formed in Georgia under the name Classic Restaurants International, Inc. The company merged into and became known as Creative Recycling Technologies, Inc. ("CRTZ") in 1997. The company filed periodic reporting under the Securities Exchange Act from 1996 into 1998 and traded its common stock under the symbol "CRTZ." The company merged into a privately held Nevada company, Ingen Technologies, Inc. ("Ingen Nevada," formed in 1999) in March of 2004 ("the Merger"). Ingen Nevada's officers and directors took over management of the Company. Upon completion of the merger, Creative Recycling Technologies, Inc. changed its name to Ingen Technologies, Inc. However, Ingen Nevada remains in existence and is our wholly owned subsidiary. We operate our business through Ingen Nevada. Our stock is quoted on the Pink Sheets under the symbol "IGTG" (formerly "IGTN").

We made major adjustments to our capital structure at the end of 2005. We reduced the number of authorized common shares from 500,000,000 to 100,000,000. The number of authorized preferred shares remained unchanged at 40 million. Our shareholders authorized a 1-for-40 reverse split of our common shares, thereby reducing the number of issued shares from 488,037,593 to 12,201,138. We also undertook a reverse split our preferred shares on 1-for-3 basis, thus reducing our issued preferred shares from 39,000,000 to 13,300,000. Our preferred shares are convertible into common shares on a 1-for-1 basis. Our preferred shares are entitled to vote on an equal footing with common shares on all matters for which shareholder voting input is required. Trading of our common stock under the symbol "IGTN" ended on December 5, 2005. Trading commenced again on December 8, 2005, and continues, under our new trading symbol "IGTG."

We have not filed all of our required periodic reports under the Securities Exchange Act of 1934. Our predecessor, CRTZ, ceased filing its periodic reports during 1998. After the Merger, we recommenced filing of our periodic reports on November 7, 2005. Our fiscal year is from June 1 to May 31. We have filed annual reports on Form 10-KSB for our fiscal years 2004, 2005, and 2006 and quarterly reports on Form 10-QSB for each quarter during fiscal years 2004 and 2005 and the first three quarters of fiscal year 2006, as well as other documents as contained on EDGAR. We are currently attempting to gather information from former CRTZ officials, attorneys and accountants so that our auditors can complete back financial statements and our legal counsel can complete and file the remaining back reporting documents. See "RISK FACTORS."

OVERVIEW OF OUR BUSINESS

Ingen Technologies, Inc. is primarily a medical device manufacturer and service provider for medical and consumer markets both domestic and abroad. We have four products, one of which has had sales in at least the last two fiscal years (Secure Balance(TM)). The others are oxygen and gas monitoring safety devices that we have developed over the last few years. We also plan to enter the farming industry with our Pure Produce facilities and products. Pure Produce has pharmaceutical applications as well. We have applied for a trademark for Pure Produce.

There are several reasons for material delay in the completion and production of OxyView and OxyAlert. The major delay was the testing and reengineering of OxyView. Lab tests conducted by Irvine Lab was indicating a problem with the movement of the piston. It took several months and additional funding to complete an SLA model of OxyView. In addition, the tooling was delayed by AMF Engineering for reasons related to additional time needed to build and test the sonic welder and index table. There were additional costs required to complete the testing with AMF Engineering, and this resulted in several months delay. There was a delay in the ordering of rubber bushings from QOSINA. We ordered 200,000 bushings and the manufacturer delayed the order several months. There are two bushings included in the OxyView package so that the customer can easily attach the OxyView. There were sales of OxyView effective 11/10/2006 with Koike Medical Co. Ltd. in Japan, PO No. KM111006.

MEDICAL DEVICES AND SERVICES

Increasing revenues are being generated from the company's Secure Balance(TM) program; a medical product line for physicians and hospitals that provides patient services for "balance & fall prevention" programs.

The company's featured medical oxygen monitoring device is OxyAlert(TM), a second-generation design of the Company's BAFI(TM) product line. Both of these products have been issued two United States Patents. Both of these products are low-oxygen safety warning devices used on remote oxygen cylinders for patients, commercial aircraft, military transport, and fire and safety equipment. OxyAlert(TM) technology encompasses the use of digital sensing and RF frequency transfer so that care givers can access a hand-held remote to monitor the actual oxygen level of any oxygen cylinder at a reasonable distance.

Using the same patented and proprietary technology, the company plans to eventually offer our GasAlert(TM) product which is a device that interfaces between any gas line and accessory, such as a water heater, dryer, stove or heater.

Our newest product, OxyView, has a patent and trademark pending, and is a pneumatic gauge that provides visual safety warning of oxygen flow to hospitalized patients. This product enhances the safety, assurance and accuracy of hospitalized patients being administered oxygen from any source. OxyView is a lightweight pneumatic gauge that is attached to the oxygen tubing just below the neck. It informs the nursing staff of oxygen flow rate near the patient. It could quickly inform the hospital staff of any leak or inaccuracy between the delivery source and the patient.

PURE PRODUCE - A DEVELOPING LINE OF AGRICULTURAL PRODUCTS AND FACILITIES

Pure Produce is a continuing research & development program currently under design. This program uses hydroponics (plants grown in water) and areoponics (roots suspended in air) technology to grow various plants without the use of soil, fertilizer and pesticides. This technology is sometimes referred to as "molecular farming." As funding allows, the company anticipates entering the nutriceutical and pharmaceutical markets within the next two years.

If we are able to raise necessary financing, our Pure Produce facilities will be designed to offer vegetable and herb growth efficiency. The Agro-facility will offer what we believe to be the most efficient use of water and energy conservation technologically available to us.

The main competitive advantage of the facilities would be to deliver off-season, high profit margin gourmet vegetables, herbs and edible flowers. The produce selected for planting can be customized for local consumption. We plan to locate the facilities within major populated areas, reducing the cost of transportation as a result (compared to the cost and logistics involved in shipping agricultural products from rural growers to urban consumers).

GOING CONCERN

As noted in Note 3 to the Financial Statements which accompany this prospectus, our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities and commitments in the normal course of business. In the near term, we expect operating costs to continue to exceed funds generated from operations. As a result, we expect to continue to incur operating losses and we may not have sufficient funds to grow our business in the future. We can give no assurance that we will achieve profitability or be capable of sustaining profitable operations. As a result, operations in the near future are expected to continue to use working capital.

To successfully grow the individual segments of the business, we must decrease our cash burn rate, improve our cash position and the revenue base of each segment, and succeed in our ability to raise additional capital through a combination of primarily public or private equity offering or strategic alliances. We also depend on certain contractors, and our sole employee, the CEO, and the loss of any of those contractors or the employee, may harm the Company's business.

We incurred a loss of $1,602,827 and $307,255 for the years ended May 31, 2006 and 2005, and as of those dates, had an accumulated deficit of $8,168,218 and $6,565,391, respectively.

We incurred a loss of $2,766,114 and $113,762 for the quarter ended August 31, 2006 and 2005, and as of those dates, had an accumulated deficit of $10,934,322 for the quarter ending August 31, 2006.

OUR WEBSITE

We invite you to visit our website at www.ingen-tech.com for information about our company and products. Our address is provided as an inactive textual reference only.

OUR CONTACT INFORMATION

We can be reached by calling (909) 790-7180. Our fax number is (909) 790-7185. Our email address is Info@ingen-tech.com. As noted above, our website address is www.ingen-tech.com. Our office address is 35193 Avenue "A," Suite-C, Yucaipa, CA 92399.

THE OFFERING

Common stock offered by
  selling stockholders              Up to 13,554,497 shares, including the
                                    following:

                                    - up to 13,554,497 shares of common stock
                                      which is part of the amount underlying
                                      secured convertible notes in the principal amount of $1,300,000 (includes a good faith estimate of the shares underlying secured convertible notes to account for market fluctuations and antidilution protection adjustments, respectively). We have registered 30% of Ingen's issued and outstanding shares of common stock issuable upon conversion of the secured notes, based upon current market prices. We have received $1,300,000 of such proceeds and will receive an additional $200,000 upon the filing of this registration statement
                                    - 13,554,497 represents 30% of our current
                                      shares of outstanding common stock and
                                      preferred stock (each share of preferred stock converts into one share of common stock).

Common stock to be outstanding
  after the offering.               Up to 44,564,107 shares

Use of proceeds                     We will not receive any proceeds from the
                                    sale of the common stock.

Pink Sheets Symbol                  IGTG


                                  RISK FACTORS

AN INVESTMENT IN OUR SHARES INVOLVES A HIGH DEGREE OF RISK. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY CONSIDER ALL OF THE RISKS DESCRIBED IN THIS PROSPECTUS. EACH OF THE FOLLOWING RISKS COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS, WHICH COULD CAUSE THE PRICE OF OUR SHARES TO DECLINE SIGNIFICANTLY AND YOU MAY LOSE ALL OR A PART OF YOUR INVESTMENT. OUR FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS ARE SUBJECT TO THE FOLLOWING RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED BY OUR FORWARD-LOOKING STATEMENTS AS A RESULT OF THE RISK FACTORS BELOW. SEE "FORWARD-LOOKING STATEMENTS."

THE FOLLOWING RISKS RELATE TO OUR OBLIGATION TO FILE REPORTS UNDER THE SECURITIES EXCHANGE ACT OF 1934:

THE SEC HAS THREATENED TO SUSPEND TRADING OF OUR STOCK

On October 13, 2005, we received a letter from the Division of Corporate Finance of the Securities and Exchange Commission ("SEC") in connection with our failure to file periodic reports as required by the Securities Exchange Act of 1934. Specifically, as of the date of the SEC's letter, our predecessor failed to file periodic reports dating to fiscal year ended 1998. After the Merger, we recommenced filing of our periodic reports on November 7, 2005. Based on same, we are required to file all reports not previously filed or we may face an SEC administrative hearing pursuant to which the trading of our stock could be suspended until such time as our filings become current. Our counsel has contacted the SEC in connection with this matter and has communicated progress we have made to date in bringing our filings current. To date, the SEC has not scheduled such an administrative hearing.

Our fiscal year is from June 1 to May 31. We have filed annual reports on Form 10-KSB for our fiscal years 2004, 2005, and 2006 and quarterly reports on Form 10-QSB for each quarter during fiscal years 2004 and 2005 and the first three quarters of fiscal year 2006, as well as other documents as contained on EDGAR. We are currently attempting to gather information from former CRTZ officials, attorneys and accountants so that our auditors can complete back financial statements and our legal counsel can complete and file the remaining back reporting documents. Our counsel is keeping the SEC abreast of our efforts on a continuing basis. However, there is no guarantee that we will be able to complete our back filings in a manner and within a period of time acceptable to the SEC. There is no guarantee that we will be able to maintain an uninterrupted public market for our securities.

THERE IS CONSIDERABLE EFFORT AND EXPENSE INVOLVED IN OUR EFFORT TO CATCH UP ON THE DELINQUENT FILINGS

We have expended considerable administrative time on our effort to bring our reporting obligation up to date and will continue to do so until we are able to catch up on all the back periodic reporting filings. We have expended a considerable amount of money in fees to our auditor and counsel to commence periodic reporting, and to go back in time to research and prepare the filings we have done since November of 2005. We plan to continue to expend these administrative and financial resources until such time as we are able to file all past-due reporting on EDGAR (and keep abreast of deadlines for prospective filings). Given the circumstances, this is a necessary drain on the company's resources and until we complete and file all required back reporting, this administrative effort and financial expense may adversely affect our ability to operate and finance our business operations.

WE MAY BE SUBJECT TO DISCIPLINE PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934 BASED ON OUR FAILURE TO FILE A PROXY STATEMENT WITH THE SEC IN CONNECTION WITH THE EFFECTUATION OF OUR REVERSE STOCK SPLITS AND AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

Pursuant to Section 14 of the Securities Exchange Act of 1934, we are required to furnish a publicly-filed preliminary and/or definitive written proxy statement to any shareholder whose vote shall be solicited in connection with any proposed corporate action requiring a shareholder vote. We are also required to file such proxy statements with the Securities and Exchange Commission. Certain exemptions may apply which allow us to furnish shareholders with an information statement, as opposed to a proxy statement, which must also be filed with the Securities and Exchange Commission. Additionally, the Georgia Business Corporation Code requires us to provide shareholder notice within a reasonable time from the date shareholder approval was acquired.

Based upon same, we were required to notify our shareholders and file an information statement prior to filing amendments to our Articles of Incorporation pursuant to which we reduced the number of authorized shares of our common stock from 500,000,000 to 100,000,000 with the State of Georgia, as well as prior to the effectuation of the 1-for-40 reverse split of all of our common shares and the 1-for-3 reverse stock split of our preferred shares.

Although such actions were approved by the holders of the majority of our outstanding shares entitled to vote thereon and although notice was sent to the shareholders as required under Georgia state law, such actions should not have been effectuated without the filing of the information statement with the SEC.

Because we failed to file such information statement in a timely manner and provide our shareholders with proper notice, we may be subject to discipline by the Securities and Exchange Commission in violation of Section 14 of the Securities and Exchange Act.

THE FOLLOWING RISKS RELATE PRIMARILY TO THE OPERATION OF OUR BUSINESS:

NEW BUSINESS VENTURES OR ACQUISITIONS THAT WE MAY UNDERTAKE WOULD INVOLVE A NUMBER OF INHERENT RISKS, ANY OF WHICH COULD CAUSE US NOT TO REALIZE THE BENEFITS ANTICIPATED TO RESULT.

We continually seek to expand our operations through acquisitions of businesses and assets, including Pure Produce. These transactions involve various inherent risks, such as:

- uncertainties in assessing the value, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition or other transaction candidates;
-     the potential loss of key personnel of an acquired business;
- the ability to achieve identified operating and financial synergies anticipated to result from an acquisition or other transaction;
- problems that could arise from the integration of the acquired or new business;
- unanticipated changes in business, industry or general economic conditions that affect the assumptions underlying the acquisition or other transaction rationale; and
-     unexpected development costs that adversely affect our profitability.

Any one or more of these factors could cause us not to realize the benefits anticipated to result from the acquisition of businesses or assets or the commencement of a new business venture.

WE HAVE A HISTORY OF OPERATING LOSSES AND ACCUMULATED DEFICIT, AND WE MAY NOT ACHIEVE OR MAINTAIN PROFITABILITY IN THE FUTURE.

We have experienced significant operating losses in each period since our inception. As of May 31, 2006, we have incurred total accumulated losses of $8,168,218. We expect these losses to continue and it is uncertain when, if ever, we will become profitable. These losses have resulted principally from costs incurred in research and development and from general and administrative costs associated with operations. We expect to incur increasing operating losses in the future as a result of expenses associated with research and product development as well as general and administrative costs. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

WE WILL NEED ADDITIONAL CAPITAL IN THE FUTURE TO SUPPORT OUR GROWTH, AND RAISING SUCH CAPITAL WILL LIKELY CAUSE SUBSTANTIAL DILUTION TO EXISTING STOCKHOLDERS. IF ADDITIONAL CAPITAL IS NOT AVAILABLE, WE MAY HAVE TO CURTAIL OR CEASE OPERATIONS.

Our current plans indicate we will need significant additional capital for research and development and market penetration before we have any anticipated revenue generated from our BAFI(TM) product line or Pure Produce.. The actual amount of funds that we will need will be determined by many factors, some of which are beyond our control, and we may need funds sooner than currently anticipated. These factors include:

- the extent to which we enter into licensing arrangements, collaborations or joint ventures;
-     our progress with research and development;
-     the costs and timing of obtaining new patent rights (if any);
-     cost of continuing operations and sales;
-     the extent to which we acquire or license other technologies; and
- regulatory changes and competition and technological developments in the market.

We may rely on future equity or debt offerings to enable us to grow and reach profitability. There is no guarantee we will be able obtain such financing in order to fund these endeavors.

WE HAVE RELIED ON CAPITAL CONTRIBUTED BY RELATED PARTIES, AND SUCH CAPITAL MAY NOT BE AVAILABLE IN THE FUTURE.

We financed our operations in fiscal year 2006 through $846,783 of sales of Secure Balance and private placement common stock sales totaling $1,661,950. We utilized $144,000 in stock sales and $794,314 in sales during our fiscal year 2005. In years past, prior to the commencement of Secure Balance(TM) sales, we relied on loans and deferments from our CEO and Chairman Scott R. Sand and the aforementioned approximate $300,000 investment of Mr. Gleckman. From June 10, 1999 to March 31, 2004, Mr. Sand provided "Ingen Nevada," and then "Ingen Georgia" (after our reverse merger; for a short period of time) with a total of $72,000 in cash loans and $360,000 in deferred executive compensation.

Our future cash requirements will depend on many factors, including finishing our research and development programs for our BAFI(TM) product line, the costs involved in filing, prosecuting and enforcing patents, competing technological and market developments and the cost of product commercialization for OxyView in particular, and OxyAlert, as well as our ongoing Secure Balance(TM) sales effort. We do not expect to generate a positive cash flow from operations until our anticipated commercial launch of our BAFI(TM) product line and possibly later given the expected cost of commercializing our products. We intend to seek additional funding through public or private financing transactions. Successful future operations are subject to a number of technical and business risks, including our continued ability to obtain future funding, satisfactory product development and market acceptance for our products.

Although we have paid much of these loans from Mr. Sand back, we may be unable to repay the remainder as planned and may have to look again to Mr. Sand for assistance in financing if we are unable to obtain future financing. There is no guarantee that Mr. Sand will have financial resources available to assist in our funding.

WE ARE SUBJECT TO NEW CORPORATE GOVERNANCE AND INTERNAL CONTROLS REPORTING REQUIREMENTS, AND OUR COSTS RELATED TO COMPLIANCE WITH, OR OUR FAILURE TO COMPLY WITH EXISTING AND FUTURE REQUIREMENTS COULD ADVERSELY AFFECT OUR BUSINESS.

We face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the SEC. These laws, rules and regulations continue to evolve and may become increasingly stringent in the future. In particular, we will be required to include management and auditor reports on internal controls as part of our annual report for the year ended May 31, 2006 pursuant to Section 404 of the Sarbanes-Oxley Act. We cannot assure you that we will be able to fully comply with these laws, rules and regulations that address corporate governance, internal control reporting and similar matters. Failure to comply with these laws, rules and regulations could materially adversely affect our reputation, financial condition and the value of our securities.

OUR PRODUCTS MAY NOT BE SUCCESSFULLY DEVELOPED OR COMMERCIALIZED, WHICH WOULD HARM US AND FORCE US TO CURTAIL OR CEASE OPERATIONS.

We are a relatively new company and our BAFI(TM) product line in particular is still in the late stages of development. We have manufacturing prototypes for OxyView, but still need manufacturing prototypes for OxyAlert(TM) and GasAlert(TM). These products, once marketing commences, may not be successfully commercialized on a timely basis, or at all. If we are unable, for technological or other reasons, to complete the development, introduction or scale-up of manufacturing of these products or other potential products, or if our products do not achieve a significant level of market acceptance, we would be forced to curtail or cease operations. Even if we develop our products for commercial use, we may not be able to develop products that:

-     are accepted by, and marketed successfully to, the medical marketplace;
-     are safe and effective;
-     are protected from competition by others;
-     do not infringe the intellectual property rights of others;
- are developed prior to the successful marketing of similar products by competitors; or
-     can be manufactured in sufficient quantities or at a reasonable cost.

WE MAY NOT BE ABLE TO FORM AND MAINTAIN THE COLLABORATIVE RELATIONSHIPS THAT OUR BUSINESS STRATEGY REQUIRES, AND IF WE CANNOT DO SO, OUR ABILITY TO DEVELOP PRODUCTS AND REVENUE WILL SUFFER.

We must form research collaborations and licensing arrangements with several partners at the same time to operate our business successfully. To succeed, we will have to maintain our existing relationships and establish additional collaborations. We cannot be sure that we will be able to establish any additional research collaborations or licensing arrangements necessary to develop and commercialize products using our technology or that we can do so on terms favorable to us. If our collaborations are not successful or we are not able to manage multiple collaborations successfully, our programs may suffer.

Collaborative agreements generally pose the following risks:

- collaborators may not pursue further development and commercialization of products resulting from collaborations or may elect not to continue or renew research and development programs;
- collaborators may delay clinical trials, under-fund a clinical trial program, stop a clinical trial or abandon a product, repeat or conduct new clinical trials or require a new formulation of a product for clinical testing;
- collaborators could independently develop, or develop with third parties, products that could compete with our future products;
- the terms of our agreements with our current or future collaborators may not be favorable to us;
- a collaborator with marketing and distribution rights to one or more products may not commit enough resources to the marketing and distribution of our products, limiting our potential revenues from the commercialization of a product;
- disputes may arise delaying or terminating the research, development or commercialization of our products, or result in significant litigation or arbitration; and
- collaborations may be terminated and, if terminated, we would experience increased capital requirements if we elected to pursue further development of the product.

SECURE BALANCE(TM) IS A PRIVATE LABEL PRODUCT THAT IS NOT EXCLUSIVE TO US.

We provide education, training and services related to the SportKat product lines that constitute what we call "Secure Balance(TM)." (See "Description of Business" below) However, the devices themselves are provided to us on a non-exclusive basis, meaning that other companies are marketing the same devices under other names (or using the SportKat name). Only time will tell if the non-exclusive nature of the provision of the devices themselves to us negatively impacts our ability to capture a meaningful market share. If our sales of Secure Balance(TM) suffer because of this non-exclusive relationship, our financial prospects and operational results will be negatively impacted. Currently, our only source of sales revenues is Secure Balance(TM).

ALTHOUGH WE DO NOT HAVE DIRECT COMPETITION IN RELATION TO OUR BAFI(TM) PRODUCT LINE, WE EXPECT IT IN THE FUTURE.

Although we are unaware of any current competition for our BAFI(TM) product line, we expect competition to develop after we begin marketing our products. It is unknown at this time what impact any such competition could have on us. However, we are a "going concern" enterprise and it is certainly foreseeable that more than one competitor could emerge that is much stronger financially than we are and/or could already have significant marketing relationships for other medical devices.

WE DO NOT HAVE INTERNATIONAL PATENTS.

Although we have stated that we intend to apply for international patents for our BAFI(TM) product line, we have not as yet done so, except for Chinese and Japanese patents for OxyView. We do not know when, and if, we will apply for such other patents. If we do not apply for these patents, or if there are delays in obtaining the patents, or if we are unable to obtain the patents, we may not be able to adequately protect our technologies in foreign markets.

IF WE ARE UNABLE TO PROTECT EFFECTIVELY OUR INTELLECTUAL PROPERTY, THIRD PARTIES MAY USE OUR TECHNOLOGY, WHICH COULD IMPAIR OUR ABILITY TO COMPETE IN OUR MARKETS.

Our success will depend on our ability to obtain and protect patents on our technology and to protect our trade secrets. The patents we currently own may not afford meaningful protection for our technology and products. Others may challenge our patents and, as a result, our patents could be narrowed, invalidated or unenforceable. In addition, our current and future patent applications may not result in the issuance of patents in the United States or foreign countries. Competitors might develop products similar to ours that do not infringe on our patents. In order to protect or enforce our patent rights, we may initiate interference proceedings, oppositions, or patent litigation against third parties, such as infringement suits. These lawsuits could be expensive, take significant time and divert management's attention from other business concerns. The patent position of medical firms generally is highly uncertain, involves complex legal and factual questions, and has recently been the subject of much litigation. No consistent policy has emerged from the U.S. Patent and Trademark Office or the courts regarding the breadth of claims allowed or the degree of protection afforded under biotechnology patents. In addition, there is a substantial backlog of applications at the U.S. Patent and Trademark Office, and the approval or rejection of patent applications may take several years.

We cannot guarantee that our management and others associated with us will not improperly use our patents, trademarks and trade secrets. Further, others may gain access to our trade secrets or independently develop substantially equivalent proprietary information and techniques.

OUR SUCCESS WILL DEPEND PARTLY ON OUR ABILITY TO OPERATE WITHOUT INFRINGING ON OR MISAPPROPRIATING THE PROPRIETARY RIGHTS OF OTHERS.

We may be sued for infringing on the patent rights or misappropriating the proprietary rights of others. Intellectual property litigation is costly, and, even if we prevail, the cost of such litigation could adversely affect our business, financial condition and results of operations. In addition, litigation is time consuming and could divert management attention and resources away from our business. If we do not prevail in any litigation, we could be required to stop the infringing activity and/or pay substantial damages. Under some circumstances in the United States, these damages could be triple the actual damages the patent holder incurs. If we have supplied infringing products to third parties for marketing or licensed third parties to manufacture, use or market infringing products, we may be obligated to indemnify these third parties for any damages they may be required to pay to the patent holder and for any losses the third parties may sustain themselves as the result of lost sales or damages paid to the patent holder.

If a third party holding rights under a patent successfully asserts an infringement claim with respect to any of our products, we may be prevented from manufacturing or marketing our infringing product in the country or countries covered by the patent we infringe, unless we can obtain a license from the patent holder. Any required license may not be available to us on acceptable terms, or at all. Some licenses may be non-exclusive, and therefore, our competitors may have access to the same technology licensed to us. If we fail to obtain a required license or are unable to design around a patent, we may be unable to market some of our anticipated products, which could have a material adverse effect on our business, financial condition and results of operations.

IF WE LOSE OUR KEY MANAGEMENT PERSONNEL, OUR PRODUCT DEVELOPMENT AND COMMERCIALIZATION EFFORTS WOULD SUFFER.

Our performance is substantially dependent on the performance of our current senior management, Board of Directors and key scientific and technical personnel and advisers. The loss of the services of any member of our senior management, in particular Mr. Sand, our CEO and Chairman, Board of Directors, scientific or technical staff or advisory board may significantly delay or prevent the achievement of product development and other business objectives and could have a material adverse effect on our business, operating results and financial condition. We do not have "key person" life insurance policies. We do not have any written employment agreements with any of our key management personnel.

WE HAVE NO COMMERCIAL PRODUCTION CAPABILITY YET FOR OUR BAFI(TM) PRODUCT LINE AND WE MAY ENCOUNTER PRODUCTION PROBLEMS OR DELAYS, WHICH COULD RESULT IN LOWER REVENUE.

To date, we have not produced a BAFI(TM) product line product for sale. We have entered received a quote from our manufacturer for the production of OxyView. We plan to submit a purchase order for same during second quarter 2006. We will also likely outsource the manufacture of OxyAlert(TM) and GasAlert(TM). We have not obtained a quote for production of these products.

Customers for any potential products and regulatory agencies will require that we, in conjunction with our manufacturers, comply with current good manufacturing practices that we, or our manufacturers, may not be able to meet. In addition, we may not be able to maintain acceptable quality standards if we ramp up production. To achieve anticipated customer demand levels, we will need to scale-up our production capability and maintain adequate levels of inventory. We may not be able to produce sufficient quantities to meet market demand.

To the extent that neither we nor our current manufacturers can achieve the required level and quality of production, we may need to further outsource production or rely on licensing and other arrangements with additional third parties. This further reliance on outsourcing the manufacture of the BAFI(TM) product line could further reduce our gross margins and further expose us to the risks inherent in relying on others. In addition, we may not be able to successfully outsource our production or enter into licensing or other arrangements under acceptable terms with these third parties, which could adversely affect our business.

THE "PURE PRODUCE" PRODUCT LINE REPRESENTS A SHIFT FROM OUR PAST OPERATIONS IN THE MEDICAL TECHNOLOGY INDUSTRY AND THERE CAN BE NO GUARANTEE THAT WE WILL BE SUCCESSFUL IN PRODUCING, MARKETING, AND SELLING THESE PRODUCTS.

Our business development and operation to date has been in the medical technology industry. One of our directors, Mr. Christopher Wirth, has agricultural business experience. If the Pure Produce portion of our business plan is funded, we will be relying primarily on Mr. Wirth and the employees we hire to oversee the design, construction and operation of our initial Pure Produce facility. There can be no guarantee that Mr. Wirth and the employees we hire will be able to place Pure Produce into production in a timely and efficient manner, or that Pure Produce will be a commercially successful farming venture. There is no guarantee that we will be able to produce agricultural products in sufficient quality and quantity to sell to willing purchasers (if any) in such a manner as to ultimately be able to continue our Pure Produce operations and/or to expand our facilities and commercial potential. There is no guarantee that we will select, grow and harvest products that will be attractive to, and be purchased by, our contemplated consumers. The food and herb market in the United States is tremendously large, however, there is no guarantee that Pure Produce will be able to compete with farmers growing produce and herbs utilizing traditional farming methodology or with others growing crops utilizing molecular farming methodology.

WE HAVE NO MARKETING OR SALES STAFF, AND IF WE ARE UNABLE TO ENTER INTO COLLABORATIONS WITH MARKETING PARTNERS OR IF WE ARE UNABLE TO DEVELOP OUR OWN SALES AND MARKETING CAPABILITY, WE MAY NOT BE SUCCESSFUL IN COMMERCIALIZING OUR PRODUCTS.

We currently have no in-house sales, marketing or distribution capability. As a result, we will depend on collaborations with third parties that have established distribution systems and direct sales forces. To the extent that we enter into co-promotion or other licensing arrangements, our revenues will depend upon the efforts of third parties, over which we may have little or no control.

If we are unable to reach and maintain agreement with one or more distribution entities or collaborators under acceptable terms, we may be required to market our products directly (direct marketing is one component of our marketing strategy). We may elect to establish our own specialized sales force and marketing organization to market our products. In order to do this, we would have to develop a marketing and sales force with technical expertise and with supporting distribution capability. Developing a marketing and sales force is expensive and time consuming and could delay a product launch. We may not be able to develop this capacity, which would make us unable to commercialize our products.

IF WE ARE SUBJECT TO PRODUCT LIABILITY CLAIMS AND HAVE NOT OBTAINED ADEQUATE INSURANCE TO PROTECT AGAINST THESE CLAIMS, OUR FINANCIAL CONDITION WOULD SUFFER.

If we are able to launch our BAFI(TM) and Pure Produce product lines, we will face exposure to product liability claims. We have exposure selling Secure Balance(TM)). We have limited product liability insurance coverage, but there is no guarantee that it is adequate coverage. There is also a risk that third parties for which we have agreed to indemnify could incur liability.

We will also have products liability exposure as a grower and seller of ingestible food and herb products. There is no guarantee that our insurance coverage (once obtained for these particular risks) or other resources will be adequate to satisfy a claim or lawsuit that might be filed against us for alleged deficiencies or problems caused by our agricultural products.

We cannot predict all of the possible harms or side effects that may result and, therefore, the amount of insurance coverage we obtain may not be adequate to protect us from all liabilities. We may not have sufficient resources to pay for any liabilities resulting from a claim beyond the limit of, or excluded from, our insurance coverage.

SHAREHOLDERS MUST RELY ON MANAGEMENT FOR THE OPERATION OF THE COMPANY

All decisions with respect to the operation of Ingen and development, production and marketing of our products, will be made exclusively by management. Our success will, to a large extent, depend on the quality of the management of the company. In particular, we will depend on the services of our board members and officers. Management believes that these individuals have the necessary business experience to supervise the management of the company and production and commercial exploitation of our products, however, there can be no assurance that they will perform adequately or that our operations will be successful. Shareholders will have no right or power to take part in the management of the company, for the most part, except to the extent of voting for the members of the Board of Directors each year. Accordingly, no person should purchase any of the stock offered hereby unless such prospective purchaser is willing to entrust all aspects of the management of the company to management and has evaluated management's capabilities to perform such functions.

OUR QUARTERLY OPERATING RESULTS WILL FLUCTUATE

Our quarterly operating results will fluctuate for many reasons, including:

- our ability to retain existing customers, attract new customers and satisfy our customers' demands,
- our ability to acquire merchandise, manage our inventory and fulfill orders,
- changes in gross margins of our current and future products, services, and markets
- introduction of our new sites, services and products or those of competitors
- changes in usage of the Internet and online services and consumer acceptance of the Internet and online commerce
-     timing of upgrades and developments in our systems and infrastructure
-     the level of traffic on our Web site
- the effects of acquisitions and other business combinations, and related integration
-     technical difficulties, system downtime or Internet brownouts
-     our ability to properly anticipate demand,
- our ability to prevent fraud perpetrated by third parties through credit card transactions, and payments transactions

-     our level of merchandise returns
- disruptions in service by common shipping carriers due to strikes or otherwise
-     disruption of our ongoing business
-     problems retaining key technical and managerial personnel
- expenses associated with amortization of goodwill and other purchased intangible assets
-     additional operating losses and expenses of acquired businesses, if any
- impairment of relationships with existing employees, customers and business partners

RISKS RELATED TO FRAUD

Although we have developed systems and processes to mitigate fraudulent credit card transactions, failure to prevent such fraud may impact our financial results and may create liability for us in the sale of our products. In addition, the steps we take to protect our proprietary rights may not be adequate and third parties may infringe or misappropriate our copyrights, trademarks, trade dress, patents and similar proprietary rights. Other parties may claim that we infringed their proprietary rights. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources.

THE FOLLOWING RISKS RELATE PRINCIPALLY TO OUR COMMON STOCK AND ITS MARKET VALUE:

A SUBSTANTIAL NUMBER OF SHARES WE HAVE ISSUED IN EXEMPT TRANSACTIONS ARE, OR ARE BEING MADE, AVAILABLE FOR SALE ON THE OPEN MARKET. THE RESALE OF THESE SECURITIES MIGHT ADVERSELY AFFECT OUR STOCK PRICE.

Most of our common shares have been held by our shareholders for periods of one or two years or longer. Many of these shares have had restrictions lifted, in fact, as of August 25, 2006, we have 18,504,452 unrestricted shares issued. We will undoubtedly have unrestricted shares issued in the future. There is no way to control the sale of these shares on the secondary market. Shares of our common stock currently trade on the Pink Sheets and we plan to submit an application for the quotation of our common stock on the Over-the-counter Bulletin Board once we become current in our periodic filing requirements. The resale of these unrestricted shares might adversely affect our stock price. The resale of these unrestricted shares, and/or sale of shares registered in this offering, might adversely affect our stock price.

OUR STOCK IS THINLY TRADED, WHICH CAN LEAD TO PRICE VOLATILITY AND DIFFICULTY LIQUIDATING YOUR INVESTMENT.

The trading volume of our stock has been low, which can cause the trading price of our stock to change substantially in response to relatively small orders. In addition, during the last two fiscal years and interim quarters, our common stock has traded as low as .002 (pre-split) and as high as .44 (post-split). Both volume and price could also be subject to wide fluctuations in response to various factors, many of which are beyond our control, including:

- actual or anticipated variations in quarterly and annual operating results;
-     announcements of technological innovations by us or our competitors;
-     developments or disputes concerning patent or proprietary rights; and
-     general market perception of medical device and provider companies.

IF THE OWNERSHIP OF OUR COMMON STOCK CONTINUES TO BE SOMEWHAT CONCENTRATED IN SHARES OWNED BY OUR MANAGEMENT, IT MAY PREVENT YOU AND OTHER STOCKHOLDERS FROM INFLUENCING SIGNIFICANT CORPORATE DECISIONS AND MAY RESULT IN CONFLICTS OF INTEREST THAT COULD CAUSE OUR STOCK PRICE TO DECLINE.

As of August 25, 2006, our executive officers, directors and their affiliates, other than Scott Sand, beneficially own or control approximately 1.8% of the outstanding shares of our common stock and preferred shares (our common and preferred shares vote on a one vote per share basis). Mr. Sand owns 22.4% of our issued voting shares. Accordingly, our current executive officers, directors and their affiliates will have some control over the outcome of corporate actions requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transactions. These stockholders may also delay or prevent a change of control of us, even if such a change of control would benefit our other stockholders. The concentration of stock ownership may adversely affect the trading price of our common stock due to investors' perception that conflicts of interest may exist or arise.

WE MAY ISSUE PREFERRED STOCK IN THE FUTURE, AND THE TERMS OF THE PREFERRED STOCK MAY REDUCE THE VALUE OF YOUR COMMON STOCK.

We are authorized to issue up to 40,000,000 shares of preferred stock in one or more series. Our Board of Directors will be able to determine the terms of preferred stock without further action by our stockholders. We have issued 14,134,547 shares of Class A preferred stock as of August 25, 2006. To the extent we issue preferred stock, it could affect your rights or reduce the value of your common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with or sell our assets to a third party. These terms may include voting rights, and may include preferences as to dividends and liquidation, conversion and redemption rights, and sinking fund provisions.

WE HAVE NOT, AND CURRENTLY DO NOT ANTICIPATE, PAYING DIVIDENDS ON OUR COMMON STOCK.

We have never paid any dividend on our common stock and do not plan to pay dividends on our common stock for the foreseeable future. We currently intend to retain future earnings, if any, to finance operations, capital expenditures and the expansion of our business.

THERE IS A LIMITED MARKET FOR OUR COMMON STOCK WHICH MAKES IT DIFFICULT FOR INVESTORS TO ENGAGE IN TRANSACTIONS IN OUR SECURITIES.

Our common stock is quoted on the Pink Sheets under the symbol "IGTG." There is a limited trading market for our common stock. If public trading of our common stock does not increase, a liquid market will not develop for our common stock. The potential effects of this include difficulties for the holders of our common shares to sell our common stock at prices they find attractive. If liquidity in the market for our common stock does not increase, investors in our company may never realize a profit on their investment.

OUR STOCK PRICE IS VOLATILE WHICH MAY MAKE IT DIFFICULT FOR INVESTORS TO SELL OUR SECURITIES FOR A PROFIT.

The market price of our common stock is likely to be highly volatile and Could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

- technological innovations or new products and services by us or our competitors;
-     additions or departures of key personnel;
-     sales of our common stock
-     our ability to integrate operations, technology, products and services;
-     our ability to execute our business plan;
-     operating results below expectations;
-     loss of any strategic relationship;
-     industry developments;
-     economic and other external factors; and
-     period-to-period fluctuations in our financial results.

Because we have a limited operating history with little revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

OUR COMMON STOCK IS DEEMED A "PENNY STOCK" UNDER THE RULES OF THE SEC, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME.

Our common stock is currently listed for trading on the Pink Sheets which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities are subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended, or Exchange Act. The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stocks" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules," investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded on the Pink Sheets, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

A SALE OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK MAY CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

If our shareholders sell substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of our common stock could fall. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

OUR RECENT FINANCING REQUIRES THIS REGISTRATION STATEMENT TO BECOME EFFECTIVE WITHIN 120 DAYS AFTER THE INITIAL CLOSING DATE OF JULY 26, 2006 AND IF THIS FAILS TO HAPPEN WE WILL INCUR LIQUIDATED DAMAGES.

We recently received financing from the selling security holders listed in this document. Such financing requires us to file this registration statement and have the registration statement declared effective by the SEC within 120 days of the closing of the financing, which occurred on July 26, 2006. If this registration statement is not declared effective by November 23, 2006, we begin incurring liquidated damages equal to 2% of the principal of the promissory notes issued for each 30 day period that this registration statement is not declared effective after November 23, 2006.

THE CONVERSION OF THE PROMISSORY NOTES BASED ON OUR RECENT FINANCING IS BASED ON AN AVERAGE OF OUR CLOSING BID PRICE OF OUR INTRA DAY TRADING PRICES OF OUR COMMON STOCK OVER A CERTAIN PERIOD OF TIME PRIOR TO CONVERSION AND THE DECREASE OF THE INTRA DAY TRADING PRICE WILL RESULT IN ISSUANCE OF A SIGNIFICANT INCREASE OF SHARES RESULTING IN DILUTION TO OUR SHAREHOLDERS.

The conversion of the promissory notes in our recent financing is based on the applicable percentage of the average of the lowest three (3) Trading Prices for the Common Stock during the twenty (20) Trading Day period prior to conversion. The "Applicable Percentage" means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the closing and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and twenty days from the Closing. The price of our common shares may fluctuate and the lower intra-day trading price in the future, will result in a conversion ratio resulting in issuance of a significant amount of our common shares to the promissory note holders. This will result in our present shareholders being diluted.

SELLING SHAREHOLDERS MAY IMPACT OUR STOCK VALUE THROUGH THE EXECUTION OF SHORT SALES WHICH MAY DECREASE THE VALUE OF OUR COMMON STOCK

Short sales are transactions in which a selling shareholder sells a security it does not own. To complete the transaction, a selling shareholder must borrow the security to make delivery to the buyer. The selling shareholder is then obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. The price at such time may be higher or lower than the price at which the security was sold by the selling shareholder. If the underlying security goes down in price between the time the selling shareholder sells our security and buys it back, the selling shareholder will realize a gain on the transaction. Conversely, if the underlying security goes up in price during the period, the selling shareholder will realize a loss on the transaction. The risk of such price increases is the principal risk of engaging in short sales. The selling shareholders in this registration statement could short the stock by borrowing and then selling our securities in the market, and then converting the stock through either the Note or Warrants at a discount to replace the security borrowed. Because the selling shareholders control a large portion of our common stock, the selling shareholders could have a large impact on the value of our stock if they were to engage in short selling of our stock. Such short selling could impact the value of our stock in an extreme and volatile manner to the detriment of other shareholders.

SHARES ELIGIBLE FOR PUBLIC SALE IN THE FUTURE COULD DECREASE THE PRICE OF OUR SHARES OF COMMON STOCK AND REDUCE OUR FUTURE ABILITY TO RAISE CAPITAL

Sales of substantial amounts of shares of our common stock in the public market could decrease the prevailing market price of our common stock. If this is the case, investors in our shares of common stock may be forced to sell such shares at prices below the price they paid for their shares, or in the case of the investors in the July 2006 financing, prices below the price they converted their notes and warrants into shares. In addition, a decreased market price may result in potential future investors losing confidence in us and failing to provide needed funding. This will have a negative effect on our ability to raise equity capital in the future.

                                 USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

                           PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

                              SELLING STOCKHOLDERS

On July 25, 2006, we entered into a Securities Purchase Agreement for a total subscription amount of $2,000,000 that included Stock Purchase Warrants and Callable Secured Convertible Notes with AJW Capital Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC. The initial funding of $700,000 (we received net proceeds of $640,000) was completed on July 26, 2006 with the following parties and evidenced by callable secured convertible notes: AJW Capital Partners, LLC invested $67,900; AJW Offshore, Ltd. invested $413,000; AJW Qualified Partners, LLC invested $210,000; and New Millennium Capital Partners II, LLC invested $9,100.

The second funding of $600,000 (we received net proceeds of $600,000) was completed on August 29, 2006 with the following parties and evidenced by callable secured convertible notes: AJW Capital Partners, LLC invested $58,200; AJW Offshore, Ltd. invested $354,000; AJW Qualified Partners, LLC invested $180,000; and New Millennium Capital Partners II, LLC invested $7,800.

On November 21, 2006, the Securities Purchase Agreement and Registration Rights Agreement were amended to reduce the total financing amount to $1,500,000 from $2,000,000, with the final $200,000 to be funded after we receive our initial set of comments from the SEC from the filing of this registration statement.

The callable secured convertible notes are convertible into shares of our common stock at a variable conversion price based upon the applicable percentage of the average of the lowest three (3) Trading Prices for the Common Stock during the twenty (20) Trading Day period prior to conversion. The "Applicable Percentage" means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the closing and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and twenty days from the Closing. Under the terms of the callable secured convertible note and the related warrants, the callable secured convertible note and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of callable secured convertible notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act.


The parties received the following seven year warrants to purchase shares of our common stock, exercisable at $.10 per share: AJW Capital Partners, LLC - 1,940,000 warrants; AJW Offshore, Ltd. - 11,800,000 warrants; AJW Qualified Partners, LLC - 6,000,000 warrants; and New Millennium Capital Partners II, LLC
- 260,000 warrants (the "Warrants"). The Warrants are not subject to registration rights.

We are presently registering 13,554,497 as follows: (i) AJW Capital Partners, LLC - 1,314,786 shares of common stock issuable in connection with the conversion of the callable secured convertible note; (ii) AJW Offshore, Ltd. - 7,997,154 shares of common stock issuable in connection with the conversion of the callable secured convertible note;; (iii) AJW Qualified Partners, LLC - 4,066,349 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and (iv) New Millennium Capital Partners II, LLC - 176,208 shares of common stock issuable in connection with the conversion of the callable secured convertible note.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of December 5, 2006 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.


                                                            PERCENT OF
                                               SHARES OF      COMMON
                                             COMMON STOCK     SHARES                           NUMBER OF
                                              OWNED PRIOR   OWNED PRIOR   SHARES OF COMMON    SHARES OWNED    PERCENT OF
                                                 TO THE        TO THE    STOCK TO BE SOLD IN   AFTER THE     SHARES OWNED
    NAME OF SELLING STOCKHOLDER (11)          OFFERING (1)    OFFERING    THE OFFERING (12)     OFFERING    AFTER OFFERING
AJW Capital Partners, LLC (7)                      0              0         1,314,786 (2)(3)       0              0%
AJW Offshore, Ltd. (8)                             0              0         7,997,154 (2)(4)       0              0%
AJW Qualified Partners, LLC (9)                    0              0         4,066,349 (2)(5)       0              0%
New Millennium  Capital Partners II, LLC (10)      0              0           176,208 (2)(6)       0              0%

* Less than 1%

      (1) Based on 31,009,610 shares of common stock issued and outstanding as of December 5, 2006.
      (2) The conversion has been calculated based on the maximum number of shares the investors can receive in accordance with the 6% Callable Secured Convertible Notes. The number of shares set forth in the table for the selling stockholders represents an estimate of the number of shares of common stock to be offered by the selling stockholders. The actual number of shares of common stock issuable upon conversion of the notes and exercise of the warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. Under the terms of the debentures, if the debentures had actually been converted on July 26, 2006, the conversion price would have been $.042. Under the terms of the debentures and the related warrants, the debentures are convertible and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of debentures or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with
            Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholder could own beneficially at any given time through their ownership of the debentures and the warrants.
      (3) Consists of 1,314,786 shares of our common stock issuable in connection with the conversion of the callable secured convertible note.
      (4) Consists of 7,997,154 shares of our common stock issuable in connection with the conversion of the callable secured convertible note.
      (5) Consists of 4,066,349 shares of our common stock issuable in connection with the conversion of the callable secured convertible note.
      (6) Consists of 176,208 shares of our common stock issuable in connection with the conversion of the callable secured convertible note.
      (7) AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC.
      (8) AJW Offshore, Ltd. is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Offshore Ltd.

      (9) AJW Qualified Partners, LLC is a private investment fund that is owned by its investors and managed by AJW Manager, LLC of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC.
      (10) New Millennium Capital Partners II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II LLC of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by New Millennium Capital Partners, LLC.
      (11) None of the selling stockholders are broker-dealers or affiliates of broker-dealers.
      (12) The number of shares being registered for the conversion of the callable secured convertible notes is 13,554,497 representing 30% of our issued and outstanding shares.


                              PLAN OF DISTRIBUTION

All of the stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. The selling security holders shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

-     ordinary brokers transactions, which may include long or short sales,
- transactions involving cross or block trades on any securities or market where our common stock is trading,
- purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, "at the market" to or through market makers or into an existing market for the common stock,
- in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
-     any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $100,000.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

1. Not engage in any stabilization activities in connection with our common stock;
2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer, and
3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

REGULATION M

We have informed the Selling Shareholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the Shares or any right to purchase the Shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the Selling Shareholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the Selling Shareholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the Selling Shareholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the Selling Shareholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such Selling Shareholders are distributing shares covered by this prospectus. Regulation M may prohibit the Selling Shareholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the Selling Shareholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

                                LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened legal actions against us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages as of management, and business experience of the directors, executive officers and certain other significant employees of our company. Our directors hold their offices for a term of one year or until their successors are elected and qualified. Our officers serve at the discretion of the Board of Directors. Each officer devotes as much of his working time to our business as is required.

NAME                     AGE     POSITION
--------------------------------------------------------------------------------

Scott R. Sand             48     Chairman, Chief Executive Officer, and Director

Thomas J. Neavitt         75     Secretary and Chief Financial Officer

Yong Sin Khoo             42     Director

Christopher A. Wirth      51     Director

Curt A. Miedema           49     Director

Stephen O'Hara            53     Director

John Finazzo              41     Director

OUR OFFICERS AND DIRECTORS

SCOTT SAND, CEO & CHAIRMAN: Scott Sand has a diversity of experience in the health care industry both domestic and abroad which spans more than 25 years. His contributions and accomplishments have been published in the Los Angeles Times and the Sacramento Tribune. He has been the recipient of recognition awards by high honored factions such as the United States Congress and the State Assembly, receiving the highest Commendation in the County of Los Angeles for his contributions to health care. Mr. Sand served as the CEO of Medcentrex, Inc. for 10 years in the 1990's, a medical service provider to more than 600 physicians nationwide. He served as the Director of Sales & Marketing for Eye Dynamics, Inc. for 7 years, a public company and manufacture of Video ENG systems; assisting in their technology upgrades and design for VNG and increasing their sales each quarter during that time. He resigned from Eye Dynamics, Inc. to accept the full-time position as CEO & Chairman of Ingen Technologies, Inc. in 2004. Mr. Sand received a Bachelor of Science Degree in Computer Science from California State University and a MBA from California State University.

THOMAS J. NEAVITT, SECRETARY AND CHAIRMAN: Thomas J. Neavitt has held a variety of executive level positions for product and service based corporations over the last 40 years. Mr. Neavitt's experience includes finance, marketing, business development, sales, and collections. Additionally, Mr. Neavitt has experience in real estate as both a broker and developer. Mr. Neavitt served in the U.S. Navy. Mr. Neavitt left the Navy and became President and CEO of Penn-Akron Corporation and its wholly owned subsidiary Eagle Lock Corporation. He was instrumental in the successful acquisition of this company. Mr. Neavitt also served as President of TR-3 Chemical Corporation for nearly 20 years who sold products throughout the U.S. and some foreign countries. Tom now serves as a consultant to various corporations throughout the country. Mr. Neavitt has been President of AmTech Corporation, which manufactures stabilizing systems, for the past 5 years.

YONG SIN KHOO, DIRECTOR: Yong Sin Khoo lives in Singapore. Since 2001, Mr. Khoo has been employed by Singapore Power Ltd. as a Deputy Director of its Strategic Investments Division. As Deputy Director, Mr. Khoo focuses on business development and assets portfolio management with a focus on disposal of non-performing and non-core investments. In addition to his position as Deputy Director, Mr. Khoo presently serves as acting general manager of SPI Seosan Cogen Ltd/SPI Seosan Water Ltd. located in Singapore and Korea respectively where he is responsible for management of cogeneration and water treatment plants. Furthermore, Mr. Khoo is presently the acting general manager of Singapower Development Pte Ltd in Singapore where his responsibilities include the recovery of funds from disposed China investments. He is also executive vice president of the China and USA International Cultural Communications Foundation; China Indonesia International United Association; China Hong Kong International Daoji Stroke Treatment Association. In addition, Mr. Khoo serves as a member of the Board of Directors of Carbon Recovery (Asia) Pte Ltd in Singapore. Prior to 2001, he gained extensive experience as a logistics systems engineer in the military and in retail engineering with the oil major, Shell. In the area of information technology, he was responsible for managing Shell Singapore's y2k project for the marketing function. Another IT pioneering effort was the use of artificial intelligence to develop diagnostic tools for maintenance support for the Army's radar systems. His current business interests are focused in the areas of biomedical and environmental technologies. In 1984, he was awarded a scholarship by the Singapore government to pursue electrical engineering at the University of Queensland, Australia. He has a Bachelor's Degree in Electrical Engineering from the University of Queensland.

CHRISTOPHER A. WIRTH, DIRECTOR: Christopher A. Wirth has over 20 years of business consulting, finance, construction and real estate development experience. He brings a working knowledge of finance and the mechanics of syndication's, construction planning and startup business expansion skills. Mr. Wirth has knowledge and experience in SEC, HUD, SBA, USDA, banking and businesses. He attended San Bernardino Valley College and takes continuing education courses. He continues to consult to environmental and renewable energy firms, and has worked as a HUD YouthBuild construction instructor. Mr. Wirth has previous medical background training through his service in the U.S. Navy, from 1973 to 1977, as a Hospital Corpsman. Mr. Wirth has been a director and spokes person for AgriHouse an urban agricultural technology company, since 2000.

CURT A. MIEDEMA, DIRECTOR: For the last 5 years, Mr. Miedema has been self-employed with his own investment company called Miedema Investments. Mr. Miedema graduated from Unity Christian High School in 1975 and attended Davenport College for 1 year thereafter.

STEPHEN O'HARA, MD, DIRECTOR: The Consumer's Research Council of America, an independent organization based in Washington, D.C. recently ranked Dr. Stephen O'Hara among the top two percent of clinical neurologists nationwide. He attended Stanford University and graduated in 1975 with a Bachelor's of Science degree in biology and performed honors research in the laboratory of Dr. Donald Kennedy, who subsequently served as President of Stanford University. Dr. O'Hara obtained his M.D. from Northwestern University in 1979, where he became president of the Northwestern chapter of the American Medical Student Association, then proceeded to complete his residency in neurology at UCLA in 1983. Dr. O'Hara is board-certified in neurology through the American Board of Psychiatry and Neurology. Since completing his residency, Dr. O'Hara has continued to teach the residents in the neurology program at UCLA while maintaining a private practice in Century City, California for the past 16 years with an emphasis on geriatric neurology and disorders of balance.

JOHN J. FINAZZO, MD, DIRECTOR: Dr. Finazzo graduated from the University of California, Riverside in 1986 with a degree in Bio-Medical Sciences. He received his MD degree from the UCLA School of Medicine in 1989. He completed a two-year Surgical Internship at UCLA Center for Health Science in 1991. He then completed residency in Otolaryngology - Head and Neck Surgery at the State University of New York Health Science Center, Brooklyn in 1995. He is Board Certified in Otolaryngology (since 1996). Dr. Finazzo has been in private practice in the Palm Springs area for eight years. He is also on the surgical staffs at the Desert Regional Medical Center, the John F. Kennedy Medical Center and the Eisenhower Medical Center. Dr. Finazzo is also Section Chief - Division of Otolaryngology at Eisenhower Medical Center. He resides in Palm Springs with his wife of 15 years. He is active in clinical research for the treatment of acute sinusitis.

SIGNIFICANT EMPLOYEES

None.

FAMILY RELATIONSHIPS

No family relationships exist among our directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

CERTAIN LEGAL PROCEEDINGS

No director, nominee for director, or executive officer of the Company has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past five years.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of December 5, 2006, by: (i) each director; (ii) each person who is known to us to be the beneficial owner of more than five percent of our outstanding common stock; (iii) each of our executive officers named in the Summary Compensation Table; and (iv) all our current executive officers and directors of as a group. Except as otherwise indicated in the footnotes, all information with respect to share ownership and voting and investment power has been furnished to us by the persons listed. Except as otherwise indicated in the footnotes, each person listed has sole voting power with respect to the shares shown as beneficially owned.


                                    NAME AND ADDRESS OF           AMOUNT AND NATURE OF
        TITLE OF CLASS              BENEFICIAL OWNER (1)            BENEFICIAL OWNER           PERCENT OF CLASS (2)
---------------------------------------------------------------------------------------------------------------------
Common Stock                   Scott R. Sand (1)                          325,000                        *

Common Stock                   Salvatore Amato                          4,583,333                       14.78%
                               4 Debbie Court
                               Manalapan, NJ 07726

Common Stock                   Thomas Neavitt (1)                         218,750                        *

Common Stock                   Khoo Yong Sin (1)                          105,000                        *

Common Stock                   Christopher A. Wirth  (1)                  130,000                        *

Common Stock                   Curt A. Miedema (1)                        121,500                        *

Common Stock                   Stephen O'Hara (1)                         115,000                        *

Common Stock                   John Finazzo (1)                           100,000                        *

Common Stock                   All officers and directors as            1,115,000                       3.59%
                               a group (7 in number)

Class A Preferred Stock (3)    Scott R. Sand                            9,498,183                      67.0%

Class A Preferred Stock (3)    Jeffrey Gleckman                         4,000,000                      28.2%

Class A Preferred Stock (3)    All officers and directors as            9,498,183                      67.0%
                               a group (1 in number)

* Less than one percent.

(1) The address for each beneficial owner is 35193 Avenue "A", Suite-C Yucaipa, California 92399.

(2) Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on the following outstanding shares for each class of stock:
31,009,610 common shares and 14,172,047 preferred shares outstanding on December 5, 2006, adjusted as required by rules promulgated by the Commission

(3) Shares of our Class A preferred stock are entitled to one vote per share and are convertible into common shares on a one-to-one basis at any time at the option of the holder.

CHANGES IN CONTROL

No arrangements exist which may result in a change in control of us.

                            DESCRIPTION OF SECURITIES

The following description of our capital stock and provisions of our articles of incorporation and bylaws, each as amended, is only a summary. Our authorized capital stock consists of 100,000,000 shares of common stock, no par value per share and 40,000,000 preferred shares, no par value per share. As of December 5, 2006, there were 31,009,610 shares of common stock issued and outstanding and 14,172,047 Class A preferred shares issued and outstanding. Only common stock is offered in this prospectus.

COMMON STOCK

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our shareholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock (there are none currently). Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further shareholder approval.

PREFERRED STOCK

All of our authorized preferred shares are Class A preferred shares. Class A preferred shareholders have a priority over common stockholders upon liquidation, dissolution or winding up. Class A preferred shareholders are entitled to vote on all matters upon which common shareholders can vote, with one vote per share. Preferred shares are not entitled to dividends. We have the right to redeem each share of Series A preferred stock for $1 per share. However, there is no obligation for this redemption. Each share of Series A preferred stock is convertible, at the option of the holder and subject to a 65 day written notice to the Company, at any time after the date of the issuance into one share of fully paid and non-assessable share of common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up, the holders of Series A preferred stock shall be entitle to be paid $1 per share before any payments or distribution of assets to the holders of the common stock or any other equity securities of the company. The outstanding shares of preferred stock are fully paid and non-assessable.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Anslow & Jaclin, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock. Anslow & Jaclin, LLP has been our legal counsel since inception.

The financial statements included in this prospectus and the registration statement have been audited by Spector & Wong, LLP certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                      DISCLOSURE OF COMMISSION POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us.

In addition, we have the power, by our by-laws or in any resolution of our shareholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance of any of our controlling persons, directors or officers that would affect his or her liability in that capacity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

                            DESCRIPTION OF BUSINESS

Our Company was incorporated under the laws of the state of Georgia in 1995 under the name Classic Restaurants International, Inc. We changed our name in 1998 to Creative Recycling Technologies, Inc ("CRTZ"). Our business plan changed from the restaurant business to recycling along with our name change. We had little business activity and no sales. Our business was dormant from the late 1990's into the first calendar quarter of 2004.

In March of 2004, we merged with (purchased all the stock of) a Nevada company, Ingen Technologies, Inc. Ingen Technologies, Inc. survived as a Nevada company for the sole purpose of operating our new business. However, we remained a Georgia company, with completely new management and an active business plan in the medical devices industry (operated by the Nevada company with the same name). Shortly thereafter, we changed our name to Ingen Technologies, Inc.

Ingen Technologies, Inc., the Nevada company, was founded by Scott R. Sand in 1999. Upon the merger with our Georgia company, Mr. Sand came on board as Chief Executive Officer and Chairman of the Board of Directors, positions he maintains today. Mr. Sand owns a small portion of our outstanding common shares (325,000 shares; slightly more than 1% of the 29,709,601 common shares outstanding as of August 25, 2006). However, he owns 67% of our issued preferred shares (9,498,183 of 14,134,547 shares) which vote on a one-vote-per-share basis along with our common shares. As of August 25, 2006, Mr. Sand owns 22.4% of our outstanding voting shares.


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

Prior to the merger in March of 2004, Mr. Sand financed the research and development of our product lines and operation of the business within Ingen Technologies, Inc, of Nevada. From its inception in 1999 up through and into our fiscal year 2004, Mr. Sand supplied cash loans of $72,000 and deferred management compensation of $306,000. Mr. Jeffrey Gleckman, another of our preferred shareholder, contributed approximately $300,000 to the company in exchange for his preferred shares.

We have not filed all of our required periodic reports under the Securities Exchange Act of 1934. Our predecessor, CRTZ, ceased filing its periodic reports during 1998. After the Merger, we recommenced filing of our periodic reports on November 7, 2005. Our fiscal year is from June 1 to May 31. We have filed annual reports on Form 10-KSB for our fiscal years 2004, 2005, and 2006 and quarterly reports on Form 10-QSB for each quarter during fiscal years 2004 and 2005 and the first three quarters of fiscal year 2006, as well as other documents as contained on EDGAR. We are currently attempting to gather information from former CRTZ officials, attorneys and accountants so that our auditors can complete back financial statements and our legal counsel can complete and file the remaining back reporting documents.

On July 11, 2005, we entered into an agreement with the inventor of the technology, Francis McDermott, underlying our BAFI and OxyAlert product lines. Mr. McDermott conveyed all of his interest in 2 United States patents; No. 6,326,896 B1 and No. 6,137,417 to Ingen. The consideration for the transfer of the patents was $10,000, 2 million shares of our restricted common stock and 4% of the gross profit from sales of products utilizing the patented technology. The agreement was recently amended to change the 4% gross profit indicator to 4% of gross revenues.

We made major adjustments to our capital structure toward the end of 2005. We reduced the number of authorized common shares from 500,000,000 to 100,000,000. The number of authorized preferred shares remained unchanged at 40 million. Our shareholders authorized a 1-for-40 reverse split of our common shares, thereby reducing the number of issued shares from 488,037,593 to 12,201,138. We also undertook a reverse split our preferred shares on 1-for-3 basis, thus reducing our issued preferred shares from 39,000,000 to 13,300,000. Our preferred shares are convertible into common shares on a 1-for-1 basis. Our preferred shares are entitled to vote on an equal footing with common shares on all matters for which shareholder voting input is required. Trading of our common stock under the symbol "IGTN" ended on December 5, 2005. Trading commenced again on December 8, 2005, and continues, under our new trading symbol "IGTG."

OVERVIEW

Ingen Technologies, Inc. is a medical device manufacturer and service provider for medical and consumer markets both domestic and abroad. We have four products, one of which has had sales in at least the last two fiscal years (Secure Balance(TM)). The others are oxygen and gas monitoring safety devices that we have developed over the last few years.

Increasing revenues are being generated from the Company's Secure Balance(TM) program; a medical product line for physicians and hospitals that provides patient services for "balance & fall prevention" programs. We had $846,783 in sales during this fiscal year ending May 31, 2006 and $794,314 in sales during our 2005 fiscal year.

We have an oxygen monitoring device known as OxyAlert(TM), a second-generation design of the Company's BAFI(TM) product line. Both of these products have been issued two US Patents: Patent No. 6,137,417 issued on October 24, 2000 and Patent No. 6,326,896 B1 issued on December 4, 2001. Both of these products are low-oxygen safety warning devices used on remote oxygen cylinders for patients, commercial aircraft, military transport, and fire and safety equipment. OxyAlert(TM) technology encompasses the use of digital sensing and RF frequency transfer so that care givers can access a hand-held remote to monitor the actual oxygen level of any oxygen cylinder at a reasonable distance.

Using the same patented and proprietary technology, the Company also plans to offer our GasAlert(TM) product; a device that interfaces between any gas line and accessory, such as a water heater, dryer, stove or heater, to detect leaks. This is a mass consumer item. We do not have an anticipated market date for GasAlert(TM).

The newest product we've developed, OxyView, has a U.S. (as well as China and Japan) patent and trademark pending, and is a pneumatic gauge that provides visual safety warning of oxygen flow to hospitalized patients. This product is designed to enhance the safety, assurance and accuracy of hospitalized patients being administered oxygen from any source. OxyView is a lightweight pneumatic gauge that is attached to the oxygen tubing just below the neck. It informs the nursing staff of oxygen flow rate near the patient. It is designed to quickly inform the hospital staff of any leak or inaccuracy between the delivery source and the patient.


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

We invite you to check out our website at www.ingen-tech.com for information about our company and products. At the present time, there is considerable information on Secure Balance and we plan to add more information concerning our BAFI(TM) product line in the future.

I.  SECURE BALANCE(TM)

The Secure Balance(TM) product is a private-label product that includes a vestibular function testing system and balance therapy system. The vestibular (referencing organs in the inner ear) function testing system is manufactured by Interacoustics LTD. in Denmark and is referred to as the VNG. The balance therapy system is manufactured by SportKAT(R), Inc. in San Diego, California. SportKAT provides private-label testing and balance therapy systems to others. However, we have our own trademark - Secure Balance(TM). Our Secure Balance(TM) program provides equipment, education and training about balance and fall prevention to physicians and clinicians worldwide. All of our company's sales in fiscal year 2005 ($794,314)and 2006 ($846,783) were sales of Secure Balance(TM).

SECURE BALANCE(TM) THERAPY TRAINER

Secure Balance(TM) Therapy Trainer is designed to sell to physicians, clinics and hospitals for use with patients suffering from balance problems. It is a patented Kinesthetic Ability Trainer (called "SPORTKAT"), an innovative tool for the evaluation and rehabilitation of neurosensory (or balance) deficits. SportKat focuses on the development of dynamic balance, strength, muscle control, proprioceptive (i.e., the sensation of position of all body parts in relation to the head and brain and it's relationship to the immediately surrounding environment), and vestibular (i.e., the inner ear balance system) improvement and offers a practically infinite range of adjustable settings to accommodate people with varied body weights and physical activity levels.

      - Secure Balance(TM) Therapy Trainer provides a way to test and train the nerves that control the muscles of the body that enable us to stand, run, jump and otherwise perform day to day functions. These nerves are called proprioceptors. They are an integral part of a complicated system that the body uses to interpret all of the sensory input that it receives from external and internal sources-- including vestibular input from the inner ear, visual input from the eyes and proprioceptive input in order to maintain posture and mobility. Proprioception enables the body to know where it is in space. Performing an oculomotor test and examples of included patterns for the visual stimulus system for oculomotor testing and calibration.

SportKat is an advanced Balance Training system primarily for Senior "fall prevention" Programs, correcting vertigo in Pilots and improving the quality of life with those that have severe motor skill diseases. The SportKat system differentiates itself from anything else (known to management) because it applies the Visual, Vestibular and Proprioceptive systems to leverage the redundancies in the brain--thereby improving balance. It is much safer than a "wobble board" for seniors because the air "bladder" can be inflated to match all levels of ability, weight, etc. This product is currently used in Medical Centers, Hospitals, Universities, and Professional Sports Teams. SportKat is effective with those that have the following severe motor skill diseases/challenges:

      -     Post Acoustic Neuroma Resection (Brain Tumors)
      -     Head Trauma
      -     Post Concussion
      -     Meniere's Disease
      -     Vertiginous Migraines
      -     Vestibular Neuronitis
      - Presbystasis (A disorder of loss of balance generically attributed to old age)
      -     MS
      -     Parkinson's
      -     Ataxia (improper gait or walking)

The SportKat 4000 is our most advanced balance assessment and training equipment. The SportKat software includes provisions for both static and dynamic balance training and assessment through the availability of diversified types of tests, test patterns and difficulty levels. Users may use the built-in training modes with a great deal of ease and flexibility. In addition, the system enables the user (or doctor, trainer, etc.) to design unique, individual training protocols to overcome specific deficits identified during the assessment phase. Designed for multiple applications within the medical and athletic environments, the SportKat 4000 features:


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

      -     19" Monitor
      -     Wireless Mouse & keyboard
      -     Printer (Ability to Generate Printed Reports)
      -     Handrails for additional safety
      -     Larger Base for increased stability
      - Microprocessor-based Pump Control which allows for automated inflation and deflation of the pressure bladder to quickly and easily adjust the pressure based on the user's weight and level of difficulty
      - Computer Assisted Data System featuring the SPORTKAT WIN software (see Technology below)
      -     Thermal Accelerometer
      -     Provisions for Both Static and Dynamic Balance Assessment
      -     Multiple Built-in Training Programs
      -     Diversified Difficulty Levels for Testing and Training
      - Automatically Stored Test Data for each user by date, time and type of test, allowing for progress analysis
      - Tracking Software capable of maintaining data for multiple users, including personal data, medical data and a test editor
      - Ability to Transfer Files for Additional Analysis such as statistical studies using Microsoft's Excel software

The SportKat operates using a patented inflatable bladder support system and centrally pivoted platform. Attached to the platform is a thermal accelerometer, which measures the user's displacement from center (balancing ability), producing a quantifiable measurement or balance index score at the conclusion of a balance assessment or training session. This measurement provides a basis on which the user can track improvements by completing increasingly difficult levels of training.

The modular nature of the SportKat design allows the company to offer a variety of SportKat models to meet the needs (and budgets) of each customer/user group. In addition, the modular design allows users to upgrade a SportKat machine to meet changing needs, add new features or incorporate increased levels of technology. As discussed below, each SportKat model may be classified into one of three categories: portable, standard or computer assisted. However, every version of the SportKat incorporates the company's technology as well as the following standard features:

      - Sturdy Construction using a combination of injection molded glass polymers, plastic and steel
      - Inflatable Support Bladder capable of holding between 0 to 15 PSI of pressure, allowing for a seemingly infinite range of difficulty levels for both testing and training
      - Easy Stability Adjustment using either a hand held or automated pump system to inflate the support bladder
      - Centrally Pivoted Platform with up to 20 degrees of deflection in any direction (360 degree range)
      -     Optional Support Harness for increased safety

In addition to these basic structural features, the SportKat system is be equipped with the following technological components:

Computer Assisted Data System to allow the SportKat to become interactive and facilitate advanced testing and training. This system features:

      - Thermal Accelerometer to measure the users balancing ability and compute a score between 0 and 5000, with 0 being perfect balance at any given PSI or level of difficulty.
      - SPORTKAT WIN Interactive Software enabling Static and Dynamic Testing and Training Capabilities to assess and improve angular displacement skills as well as the time and distance from the target. (Static testing measures the ability to maintain balance in a stationary position and dynamic testing measures the ability to maintain balance while in motion.)
      - Desktop Computer with Monitor, featuring the Company's proprietary SportKat WIN interactive software (factory installed)
      -     Optional Computer Stand
      - Ability to Create Original Training Programs to accommodate unique or specific training goals. For instance, if the user has a balancing deficiency on the left side of the body, he/she can create a program or draw a picture directly on the monitor with an erasable marker; select a dynamic (tracing) mode; and move the cursor back within the picture until it is filled in with the trace.
      - Increased Performance Analysis including multiple levels of training difficulty and a variety of scoring calculations that will enable performance to be tracked and reported using both raw numbers and various charts.


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

SECURE BALANCE(TM) VIDEO ENG VESTIBULAR FUNCTION TESTING

The Secure Balance(TM) VNG Modules offer complete function analysis that is easy to administer and comfortable for the patient. The lightweight goggle is designed with patient comfort in mind and versatility in fitting on a variety of patient populations.

Video images of the eyes are obtained without direct contact using high resolution cameras with infrared illumination. The eyes are visualized, enabling simultaneous subjective evaluation, while eye position is analyzed by digital image processing to obtain vertical and horizontal eye position.

The Examination Designer program within the goggle allows the creation of a patient's own test protocol. During the examination the test view provides the patient with graphical data and immediate analysis while simultaneously displaying the eye images for subjective control during the exam. The examiner can even type in comments while the test is in progress. These features greatly reduce the number of time consuming steps often involved in generating test data.

The Secure Balance(TM) can produce clear and detailed color reports suitable for hardcopy storage. Reports collate patient details, traces, analysis and display diagrams in an easy-to-read-format.

The integrated extensive database provides a practically unlimited storage capability. The database works with both the Secure Balance(TM)/Alternate Systems.

The Secure Balance(TM) / Alternate Systems are integrated into the Interacoustics Medical PC platform. This is designed for convenient transportation around a clinic and the amount of extraneous equipment required is kept to a minimum.

Included Parts:

      -     Combi Mask or Goggle
      -     One Camera module for Combi Mask
      -     Two Camera modules for Combi Mask and 2-channel software
      -     Installation CD
      -     Computer System with Tracking Interface Controller
      -     Footswitch
      -     Full-Field Projector (dimensions 2"X6"x6": Weight 1.2lbs)
      -     Null-modem cable
      -     VisualLab Operation Disk
      -     Flashcard Mobile Storage
      -     Operational Manual

HEALTHCARE COMPLIANCE SERVICES

Ingen Technologies, Inc. has contracted Total Healthcare Compliance (see terms of the agreement below) to provide services for Secure Balance(TM) customers who purchase the Balance & Fall Prevention program. The Secure Balance(TM) customer receives 5 hours of professional assistance from Total Healthcare Compliance to incorporate accurate information regarding vestibular function testing and therapy. These services include, but are not limited to, the following:

      -     CPT-Billing and ICD-9 Coding
      -     Proper and effective use of modifiers to ensure appropriate payment
      -     Audit requirements and Claims processing
      -     Testing qualifications and supervision requirements
      -     Strategies to minimize post-payment risk
      -     Documentation strategies to improve profitability

We entered into an agreement with Bryant Goldman, DBA Total Healthcare Compliance, LLC ("Total Healthcare") on December 9, 2004. Under the terms of the agreement, Total Healthcare received 200,000 shares of Ingen's restricted common stock to provide consulting services to Secure Balance(TM) physician customers. The consulting services include medical billing compliance and other professional services related to the operation of the Secure Balance(TM) system. Total Healthcare is also to be compensated at a rate of $4,000 for each Secure Balance(TM) product sold by Ingen based on leads received from Total Healthcare and an additional $500 if the client accepts Total Healthcare's services in the sale package.

Total Healthcare Compliance, Inc. ("THC") is a full-service medical consulting firm comprised of attorneys, business management experts, coding specialists and physicians from different specialties. The company works with each customer's staff and advisors to design and implement solutions for the customer's needs within that particular medical practice.


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

THC has identified six key areas of a health care facility management that are crucial to your practice's success.

      - Physical Plant- THC looks for cost effective ways to improve the customer's facility's appearance, patient flow and utilization of space, while reducing cancellations/no-show rate. They can suggest new, up-to-date diagnostic equipment that can help provide better patient care and make it easier to demonstrate medical necessity.
      - Personnel- They interview the customer's office personnel to help take the fullest advantage of the employees' talents and abilities and to identify any weak spots in the day-to-day operations. If the customer is having trouble finding key personnel, THC can help with that too, because of its affiliation with several nationwide medical personnel services. THC can also perform background checks on current employees and potential new hires to weed out those with a history of legal, licensure and financial problems.
      - Provider Agreements- THC reviews each policy and provides the customer with a written, abridged version of what is and is not covered. They also outline how billing is to be performed for each provider.
      - Billing, coding, and collections procedures- Coding and billing criteria vary from carrier to carrier. Medicare and Medicaid have their own sets of requirements. Through regional seminars, intensive workshops and/or in-office training, THC instructs the customer's personnel in billing and coding procedures. THC also offers a full range of forms to assist the customer's billing, collection and coding department. Or, THC will handle the customers coding and billing.
      - Patient charts- THC reviews patient charts to make sure the customer is properly documenting medical necessity.
      - Utilization of Services- A thorough utilization review can pinpoint areas where the customer's practice is above or below the norm as compared to similar practices.

THC offers an on-site review of the customer's practice that includes a thorough assessment of all six key practice management areas.

THC takes a comprehensive approach to compliance with federal and state regulatory agencies. They examine the customer's organization's day-to-day operations and identify any potential areas of exposure. Based on these findings, THC assists the customer to develop and implement a corporate compliance program that meets the requirements of the entire alphabet soup of federal and state regulatory agencies.

The line between mainstream and "alternative" medicine narrows each year, while the amount of money spent on chiropractic, homeopathy, naropathy and nutriceuticals increase by the billions of dollars. The rapid growth of alternative medicine can have positive repercussions for the traditional and non-traditional physicians alike. "Physician supervised" forms of alternative medicine ensures that the patients get professional care while offering health care providers the opportunity to explore new areas of practice. THC helps integrate new, complimentary areas of "alternative" medicine into the customer physician's practice. THC can also assist in forming entities that include alternative medical practices and in developing and implementing protocols for alternative medicine practitioners.

When it comes to marketing and advertising medical practices, health care providers are subject to a slew of state and federal restrictions. THC reviews advertising and marketing materials to ensure they comply with state and federal regulations. Or, they can handle the design and production for the customer.

THC offers seminars, in-office training and video programs tailored to the needs of the customer in:

      -     Coding, billing, and collections
      -     Compliance with state and federal regulations
      -     Marketing
      -     Practice management
      -     Testifying at depositions and in court
      -     Integrated alternative medicine practices


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

EDUCATIONAL SERVICES AND SEMINARS

As part of our ongoing provision of services for Secure Balance purchasers, we offer periodic seminars and classes in all aspects of the operation of Secure Balance. These seminars feature nationally recognized experts in our field.

II.  BAFI(TM); OXYALERT(TM); OXYVIEW; GASALERT(TM)

The company invented, patented, and produced the world's first (as known to management) wireless, digital, low gas warning system for pressurized gas cylinders, known as BAFI(TM). Applicable markets include medical, safety & protection (Fire & Police), aircraft (commercial & private), recreation vehicle & outdoor (propane), home & residential, construction (welding), military & many others.

The company's first planned product, a medical low oxygen warning system for pressurized oxygen cylinders referred to as BAFI(TM), has been issued 2 United States patents. The BAFI(TM) planned product met or exceeded regulatory compliance of this type of product. We built 200 BAFI(TM) prototypes. Our prototypes were used in clinical trials administered by Richard Shelton, MD, of Loma Linda (California) University Medical Center during 2002. The tests proved out the viability BAFI(TM) and enabled us to determine the design of OxyAlert(TM).

We are now developing our new product lines, OxyAlert(TM), OxyView and GasAlert(TM), based on our patented BAFI(TM) technology. OxyAlert(TM)'s application will continue BAFI(TM)'s mission of providing a medical low- oxygen warning system for oxygen cylinders. OxyView provides a visual safety warning. GasAlert(TM) will have a broader application to many industries and businesses desiring to monitor pressurized gas cylinders.

BAFI(TM) (and its progeny OxyAlert(TM), OxyView and GasAlert(TM); referred to hereinafter as our "BAFI(TM) product line") is a product that offers technological innovations for various types of applications. Portable pressurized gas systems are categorized as Diameter Index Safety Systems (D.I.S.S.) and are used for various applications. For example, oxygen gas is provided to patients for use in remote locations. This delivery system is a standard medical application used in providing oxygen to patients suffering from various respiratory and pulmonary diseases that result in oxygen deficiency within their blood stream. Oxygen systems are prescribed by physicians and made available through various manufacturers and oxygen suppliers.

We believe our clinical tests have shown that BAFI(TM) is reliable, user-friendly and interfaces with most of the regulators available in the market today. The BAFI(TM) interfaced with all oxygen cylinders.

The BAFI(TM) product line is unique in its ability to interface with most of the regulators and all of the pressurized gas cylinders. The use of BAFI(TM) product line provides reliability and safety for the patients and other users. The user is periodically unaware of the pressure levels and for the first time they can experience assurance through this real-time audio and visual warning system.

BUSINESS OPPORTUNITY

The Company intends to market OxyAlert(TM) and OxyView within the Medical Industry. According to the American Academy of Pulmonology and the New England Journal of Medicine, Pulmonology Publication, the patient market alone is vast and includes 8,000,000 patients in the United States and 22,000,000 world wide, who use oxygen. There are multiple oxygen cylinders used per patient.

With the elderly population doubling in 7 years and tripling in 15 years, the market continues to substantially increase. Other markets for GasAlert(TM) include millions of homes, barbeques, recreation vehicles, construction, military bases, commercial and private aircraft's, and government facilities. There is no recognized competition.

PROFESSIONAL PRODUCTS

The Company has ceased the production stage of BAFI(TM) itself (after conducting the aforementioned clinical trials), but will soon have the ability to deliver our BAFI(TM) product line to our various markets. The Company has established direct sales and marketing programs with manufacturer reps, and medical product distributors. Our direct marketing efforts will focus on a direct marketing campaign, infomercials, television advertising and Internet marketing. We have an agreement in place with MedOx Corporation ("MedOx"), a California company, to distribute our BAFI(TM) product line on a worldwide basis. MedOx is currently expanding its contacts to include global sales capability. Initially, MedOx is selling OxyView(TM). We have agreed to pay MedOx 4% of all OxyView(TM) revenues, less MedOx's selling price to the customer. If MedOx sells 1 million OxyView(TM) units, we will issue 2,000,000 shares of of our restricted common stock to MedOx. MedOx will also receive a cash payment of $10,000 per month for the six months commencing in December of 2006. MedOx determines the customer price and receives 4% of the price and 100% of the difference between the price it pays to us and the customer price.

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

The Company is prepared to promote sales of our product in certain international markets. The BAFI(TM) product line has been issued United States Patents (except OxyView, which has a patent pending). We do not have international patents (but have applied for patents in China and Japan for OxyView). Company management will prepare for an international market research report on the potential of its product lines overseas. With this report, the Company can evaluate its position to pursue compliance of ISO-9000 and CE certification for European countries. In order to sell our products in Europe, we need to comply with the "ISO" standards which all United States manufacturers must adhere to. The CE certification is given upon the meeting the applicable ISO standard. It is anticipated that the overseas market represents 50% of the world market for pressurized gas cylinders.

Our clinical trials with Dr. Sheldon's patients have shown (in our opinion) that the BAFI(TM) system is an accurate and cost effective, real-time, pressurized gas warning system that will alert the user when the gas levels are approaching empty. It offers a convenient method in warning users before the cylinders are empty without the physical need to view the gauge. The BAFI(TM) components are water resistant, salt spray resistant, heat resistant, durable and FDA approved.

INDUSTRY AND MARKETPLACE

The Company's BAFI(TM) product line falls into several categories including the health care industry, building supplies industry, recreation vehicles industry and aircraft industry. We are establishing distribution avenues in the medical device industry, hospital and medical supplies, and the consumer and institutional health care supplies market.

THE HEALTH CARE INDUSTRY

Since the mid-1960's, the costs of health care have risen in gross disproportion to the general cost of living index. The United States alone spends almost $1 trillion annually on health care (from the United States Department of Health and Human services web site). These expenditures are forecast to increase into the foreseeable future, posing a serious threat to the economy as well as financial health of families across the United States. A general consensus exists that decisive action needs to be taken to strengthen existing control measures and implement effective new proposals. It is our mission to provide these solutions for today by developing a cost effective product line for all applicable markets.

A significant contributing factor to the health care crisis has been the escalating costs of new medical technologies and the resulting higher costs of in-hospital patient care. One cost containment strategy that is clearly gaining momentum is a reduction of technology costs, as well as an increase in outpatient services. We believe our BAFI(TM) product line will contribute to safety and cost containment within the medical market and further that our BAFI(TM) product line will provide convenience and assurance while traveling with the patient.

The prohibitive costs of medical facilities have engendered the appearance of a wide spectrum of consumer based home health care products and managed care services. Such consumer activity reduces the economic burden of necessary health care. The managed care industry has structured its primary care providers to act as the "gate keeper". The BAFI(TM) product line will be targeted for the oxygen supplier with referrals from a primary care provider and pulmonary specialist through a manufacturing representative distribution network.

Government agencies and employer insurance liability carriers have incentive to reduce bottom-line expenditures, thereby creating huge target markets for the BAFI(TM) product line. We believe the BAFI(TM) product line will offer a more cost-effective approach to decreasing the number of empty tanks as compared to costs associated with accidental injuries from oxygen depletion and/or having to re-prime empty tanks.

THE MARKET

THE GAS INDUSTRY IN GENERAL

According to discussions our management has had with officials of Allied Health and Puritan Bennett, among the largest suppliers/manufacturers of gas regulators and cylinders, the gas supply business represents annual revenues of $30 billion and is mainly comprised of tank manufacturers, gauge & regulator manufacturers, and gas suppliers. The Company's research has shown that the identified markets would be interested in acquiring the BAFI(TM) system for their applications. The physician market continues to have an interest in providing BAFI(TM) units to their patients by means of assurance and safety.


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

The BAFI(TM) technology was designed as a compliment to the current method of monitoring the pressure within gas cylinders. The BAFI(TM) unit is adjustable and calibrated at 500PSI (pounds per square inch) in order to warn the user of pressure levels that fall below 500 PSI. Most pressurized oxygen cylinders can hold 3000 PSI of gas. The BAFI(TM) will not be activated until the pressure reaches 500 PSI. This calibrated setting is coherent with the existing gauges that are red-lined at 500PSI and is the current method for reading pressure. BAFI(TM) works simultaneously with the gauge and provides the additional warning system that is now necessary in today's market. There are many instances when the user is not attentive to the pressure reading. There are both cost factors and safety issues that result from having an empty cylinder. When tanks are returned empty there are additional costs for priming the tank and replacing parts. The assurance BAFI(TM) provides for the user is greatly enhanced.

OxyAlert(TM) improves the BAFI(TM) gauge methodology by allowing a digital read-out with remote data transmission to other caregivers, as well as a safety gauge, with additional visual and audio aids, that warns the user of low oxygen levels. GasAlert(TM) applies the OxyAlert(TM)/BAFI(TM) technology to other types of pressurized gas containers.

PRICING

The company plans to price the medical devices so that a 45-50% gross margin is generated. The distributor price may likely be discounted from time to time depending upon high volume commitments. We anticipate the retail cost of OxyAlert(TM) will be in the $300-$400 range. GasAlert(TM)'s price has yet to be determined, but will be considerably lower. OxyView is planned (to start)with a retail price of under $20.

SALES AND MARKETING

Company management believes that the sales & marketing for these systems could be achieved with a direct factory sales force. However, with the implementation of our sales & marketing program, the increase of sales will decrease production costs. The goal is to reduce the system manufacturing cost and maintain margins. The Company has established relationships and contracts with distribution and sales of its products and services through various experienced distribution and marketing channels, including primarily medical device marketing, government marketing and supplier outlets. The Company has recently introduced the BAFI(TM) product line through the medium of direct Internet marketing and advertising, which is gaining wide recognition as an effective method of introducing products and driving customers to retail distribution channels. We have an agreement in place with MedOx Corporation ("MedOx"), a California company, to distribute our BAFI(TM) product line on a worldwide basis. MedOx is currently expanding its contacts to include global sales capability. Initially, MedOx is selling OxyView(TM). We have agreed to pay MedOx 4% of all OxyView(TM) revenues, less MedOx's selling price to the customer. If MedOx sells 1 million OxyView(TM) units, we will issue 2,000,000 shares of of our restricted common stock to MedOx. MedOx will also receive a cash payment of $10,000 per month for the six months commencing in December of 2006. MedOx determines the customer price and receives 4% of the price and 100% of the difference between the price it pays to us and the customer price.

An integral part of the Company's marketing strategy, and a common theme to the marketing plan, is its complete proprietary product offering. By offering a proprietary line of products and services, and promoting cost-effective and leading-edge identity, the Company can establish permanent residency in major national and international medical supply outlets. This could afford the Company less resistance to new products in the future.

BAFI(TM) PRODUCT LINE MARKETING PROGRAM

The Company will have an initial national distribution plan. The plan will entail the expansion of development and distribution of its products and services, and the development of wholesale and retail distribution through an experienced marketing network, medical supply outlets, government agencies and managed care organizations. The plan will also seek to garner the support of the medical community through the sponsorship of ongoing research of oxygen delivery programs and devices. The Company continues to negotiate distribution programs with large and experienced distributors.

      1.    Institutional Health Care Distribution

The Company's management has developed active relationships with physicians, hospitals and various suppliers in the United States and has established a direct sales channel designed to build a network of health care institutional distribution to actively purchase the BAFI(TM) product line.

The Company is preparing to significantly expand its direct sales program to government agencies, institutions, health care providers, hospitals, managed care organizations, urgent care centers, skilled nursing facilities and private industry. In doing so, management intends to appoint regional sales managers in target regions throughout the United States. These regional sales managers will be charged with executing the Company's direct sales efforts in their respective territories, specifically establishing new, active accounts. The Company has focused the early thrust of its expanded marketing program within the United States. Management believes that this is the best current practical opportunity.


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

      2.    Retail Distribution

The Company has appointed independent representatives to represent its products on a regional basis throughout the United States. Management will continue to appoint other firms that have extensive physician/medical penetration and experience with medical products and continue to gain distribution through the vast and growing network of independent medical device chain outlets.

      3.    International Marketing Program

The Company intends to expand its product line in certain international markets. Management believes that the product is expected to be issued various Foreign Patents and the regulatory approval to market in other countries. Currently the company has engaged Kimihira, Shimada & Taylor, located in Torrance, California, to seek distribution rights within Asia and the Pacific Rim.

      4.    Direct Response Marketing Program

An integral part of the Company's sales and marketing strategy is the use of direct medical response advertising ("infomercials") within physician waiting rooms and internet web site exposure, to introduce our products to the marketplace, achieve significant sales, and develop brand name recognition. An infomercial can be described simply as a televised commercial or web site of up to 6 minutes in length, which demonstrates a product or services and attempts to motivate the viewer to call a toll free telephone number and order the product or service. We are utilizing an infomercial for our Secure Balance(TM) products and services and intend to produce infomercials for OxyAlert(TM), OxyView and GasAlert(TM) as soon as we can.

The infomercial has proven itself to be capable of literally revitalizing entire product categories. Because of its unique ability to provide for live demonstration of a product to (up to) millions of people simultaneously; the infomercial has transformed several previously small, sleepy product categories into industry leading growth segments.

Unique to the infomercial marketing technique, products can generally be sold at relatively high prices (compared to traditional retail) because the product's usefulness and value can be established through demonstration. The higher price of an infomercial product actually pays for the higher selling costs associated with the purchase of media time.

Through our sales & marketing division, the Company has established a relationship with several web site developers to establish a joint infomercial marketing venture for the BAFI(TM) product line and services. The Company intends to explore the advisability of establishing such an arrangement regarding future products, as well as the prospects of developing our own infomercial marketing program.

      5.    Independent Representative Network

A principal component of the BAFI(TM) marketing strategy involves distribution of our product line through major national and regional medical marketing networks. Company management, together with key senior consultants, has extensive contacts and relationships with independent representative firms throughout the United States. Ultimately, management intends to secure distribution contracts with 400 or more brokers, marketing consultants, and special instrument dealers (SID's) to spearhead the Company's sales campaign in acceptable market areas in the United States. At such time as BAFI(TM) has achieved adequate market penetration in the initial markets, and as production, logistics, financing, and operational capabilities increase, the Company intends to expand our market representation and continue to expand in new markets.

The Company has allocated a substantial portion of our distribution network, advertising and promotion, including the production of 10 minute (and longer) infomercials, and web sites designed to promote viewer ship of the infomercial and product lines.

The Company has approached major medical supplies direct mail catalog houses, and other magazine supply catalog operators for representation and sales through such publications. The Company may choose to market through catalogs under a special brand name.

      6.    Advertising & Promotion

The primary objective of the Company's planned advertising and promotional endeavors is to establish the BAFI(TM) product line name and image as the top manufacturer of leading-edge & cost effective gas warning alert system products and services within the industry.


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

The Company's initial architecture for our advertising campaign is being built around the perceived cost advantages of the BAFI(TM) product lines' systems, including its applications and importance. The message will also seek to project the preparedness and peace of mind that comes from owning the product dedicated to their clinical and corporate liabilities.

Concurrently, management is of the opinion that these same efforts will reinforce the Company's wholesale program by increasing brand name awareness among chain and independent buyers. To accomplish these objectives, the Company will employ a variety of proven marketing communications techniques, to include but not be limited to, on-site demonstrations of the product, national & regional exhibits, regional and local institutional advertising, and co-op advertising and promotions.

COMPETITION

The BAFI(TM) product line constitutes unique warning devices. The audio and visual warning system enhances the safety and assurance of all portable pressurized gas delivery systems and continues to be compatible with all portable pressurized gas cylinders as a compliment to their existing paradigm.

Our competition, as outlined in our patent search, comprises basically two United States companies. However, neither company currently has a product for the pressurized gas tank market, nor have they been able to deliver the designed product they have claimed in an expired patent. Therefore, management believes there are currently no competitors and that the market is wide open.

BAFI(TM) PRODUCT LINE PATENTS AND TRADEMARKS

The Company was notified by the US Patents and Trademarks Office that the patent was issued on 10/24/2000 (Patent Number 6,137,417) and that the examiner had approved all 20 claims. A second patent has been filed and approved. The name BAFI(TM) has been trademarked.

The patent search revealed that there are no similar devices like BAFI(TM) for portable oxygen gas cylinders. As end of this fiscal year, we are still not aware of similar devices in the marketplace.

PRODUCT LIABILITY

Beginning with the design phase of product development, the Company has incorporated preventive measures aimed at reducing its potential exposure to liability risk. The Company's product development and manufacturing program includes high product reliability standards meant to result in high mean times between failures (MTBF). The company plans to achieve a high MTBF factor by pursuing strict quality control procedures and by holding its manufacturing partners to such high standards by written contract. By designing and manufacturing a reliable, high quality product, the Company will minimize, but not eliminate, the possibility and occurrence of defective products.

The manufacturing and marketing of the Company's products, incorporating new and unproved technology, has inherent risk. No one can be sure how each product will operate over time and under various conditions of actual use. Even if the products are successfully manufactured and marketed, the occurrence of warranty or product liability, or retraction of market acceptance due to product failure or failure of the product to meet expectations could prevent the Company from ever becoming profitable. Development of new technologies for manufacture is frequently subject to unforeseen expenses, difficulties and complications, and in some cases such development cannot be accomplished. In the opinion of management, the products, and services, as designed, has many positive attributes, but such attributes must be balanced against limited field operating experience and unknown technological changes.

GOVERNMENT REGULATION

MEDICAL DEVICE APPROVAL PROCESS. Medical devices are regulated by the Food and Drug Administration ("FDA") according to their classification. The FDA classifies a medical device into one of three categories based on the device's risk and what is known about the device. The three categories are as follows:

      - Class I devices are generally lower risk products for which sufficient information exists establishing that general regulatory controls provide reasonable assurance of safety and effectiveness. Most class I devices are exempt from the requirement for pre-market notification under section 510(k) of the Federal Food, Drug, and Cosmetic Act. FDA clearance of a pre-market notification is necessary prior to marketing a non-exempt class I device in the United States.

      - Class II devices are devices for which general regulatory controls are insufficient to provide a reasonable assurance of safety and effectiveness and for which there is sufficient information to establish special controls, such as guidance documents or performance standards, to provide a reasonable assurance of safety and effectiveness. A 510(k) clearance is necessary prior to marketing a non-exempt class II device in the United States.

      - Class III devices are devices for which there is insufficient information demonstrating that general and special controls will provide a reasonable assurance of safety and effectiveness and which are life-sustaining, life-supporting or implantable devices, or devices posing substantial risk. Unless a device is a preamendments device that is not subject to a regulation requiring a Premarket Approval ("PMA"), the FDA generally must approve a PMA prior to the marketing of a class III device in the United States.

The company's BAFI(TM) product line and Secure Balance(TM) are "Class-II" devices.

OxyView has been reviewed by the FDA and as a result the FDA has issued a Registration No. 3005686889, FDA Owner/Operator No. 9085663, FDA Product Code:
BYM and FDA Listing No. E376132. OxyAlert is under review with the FDA. Secure Balance products have been issued FDA 510(k)'s.

LABELING AND ADVERTISING. The nature of marketing claims that the FDA will permit us to make in the labeling and advertising of our medical devices will be limited to those specified in our FDA 510(k)s. Should be make claims exceeding those that are warranted, such claims will constitute a violation of the Federal Food, Drug, and Cosmetics Act. Violations of the Federal Food, Drug, and Cosmetics Act, Public Health Service Act, or regulatory requirements at any time during the product development process, approval process, or after approval may result in agency enforcement actions, including voluntary or mandatory recall, license suspension or revocation, 510(k) withdrawal, seizure of products, fines, injunctions and/or civil or criminal penalties. Any agency enforcement action could have a material adverse effect on us. The advertising of our products will also be subject to regulation by the Federal Trade Commission, under the FTC Act. The FTC Act prohibits unfair methods of competition and unfair or deceptive acts in or affecting commerce. Violations of the FTC Act, such as failure to have substantiation for product claims, would subject us to a variety of enforcement actions, including compulsory process, cease and desist orders, and injunctions. FTC enforcement can result in orders requiring, among other things, limits on advertising, corrective advertising, consumer redress, and restitution. Violations of FTC enforcement orders can result in substantial fines or other penalties.

FOREIGN REGULATION. Outside the United States, our ability to market our products will also depend on receiving marketing authorizations from the appropriate regulatory authorities. The foreign regulatory approval process includes all of the risks associated with FDA procedures described above. The requirements governing the conduct of clinical trials and marketing authorization vary widely from country to country.

INTELLECTUAL PROPERTY

Patents, trademarks and trade secrets are essential to the profitability of our products, and our company policy is to pursue intellectual property protection aggressively for all our products. We have 2 patents for our BAFI(TM) product line. We have a total of 4 trademarks for our products. A summary of the patents and trademarks is provided in the following table:

TRADEMARKS

1.    MARK: OXYALERT (BLOCK LETTERS)
      Ser./App. No. 78-609846
      Int'l Class 9 - Electrical and Scientific Apparatus Goods/Services Electronic Monitoring And Alarm Systems For Pressure Levels In Gas Cylinders
      Filing date: April 15, 2005

2.    MARK: GASALERT (BLOCK LETTERS)
      Ser./App. No. 78-609809
      Int'l Class 9 - Electrical and Scientific Apparatus Goods/Services Electronic Monitoring And Alarm Systems For Pressure Levels In Gas Cylinders
      Filing Date: April 15, 2005


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

3.    MARK: SECURE BALANCE (BLOCK LETTERS)
      Ser./App. No. 78-570158
      Int'l Class 10 - Medical Apparatus Goods/Services
      Medical Diagnostic Equipment For Vestibular Function Testing And Dynamic Posturography And Related Software Sold As A Unit, And Installation And Training In The Use Thereof
      Filing date: February 17, 2005

4.    MARK: BAFI
      Ser./App. No. 75-873947
      Registration No. 2406214
      Int'l Class 9 - Electrical and Scientific Apparatus Goods/Services Electronic Monitoring And Alarm Systems For Pressure Levels In Gas Cylinders
      Filing date: December 18, 1999
      Registration date: November 21, 2000

UNITED STATES PATENTS                                            ABSTRACT

Patent No. 6,137,417                A warning device configured for removable mounting in combination with a high pressure gas cylinder and a regulator used to regulate
Date issued: October 24, 2000       the high pressure gas supplied by the cylinder. The device compression mounts between the regulator and tank outlet on
Date expires: May 24, 2019          conventional portable oxygen and gas supply systems using a specially configured manifold.

                                    The device features one or a combination of alarms, from a group including audio, visual, electronic and remotely transmitted alarms.

                                    These alarms are activated by a pressure switch monitoring the remaining supply in the gas cylinder through a conduit in the manifold.

                                    The alarm signal from the device alerts the user, or a third party monitoring the user, of current tank pressure or will sound an alarm when remaining high pressure gas inside the gas cylinder drops below a predetermined level.


Patent No. 6,326,896 B1             A warning device configured for removable mounting in combination with a high pressure gas cylinder and a regulator used to regulate
Date issued: December 4, 2001       the high pressure gas supplied by the cylinder.

Date expires: October 24, 2020      The device compression mounts between the regulator and tank outlet on conventional portable oxygen and gas supply systems using a specially configured manifold.

                                    The device features one or a combination of alarms, from a group including audio, visual, electronic and remotely transmitted alarms.

                                    These alarms are activated by a pressure switch monitoring the remaining supply in the gas cylinder through a conduit in the manifold.

                                    The alarm signal from the device alerts the user, or a third party monitoring the user, of current tank pressure or will sound an alarm when remaining high pressure gas inside the gas cylinder drops below a predetermined level.

A U.S. Provisional Patent, #60/780980, has been issued for OxyView. Additionally, a U.S. formal patent application has been submitted along with formal applications to China and Japan. We also have U.S. trademarks pending for both OxyView and Pure Produce.

MANUFACTURING

We do not manufacture our products in-house. We have or will have contracts for the manufacture of our products (depending on the product). As of now, we have received a price quote from our manufacturer for the production of OxyView. We expect to place a purchase order in the second quarter of 2006.

Oxyview has commenced sales as of 11/10/2006 with Koike Medical Co. Ltd. in Japan, PO No. KM111006.

SUMMARY OF MATERIAL AGREEMENTS

Ingen has agreements with Preferred Provider Care Inc., Secure Health Inc., Total Healthcare Compliance Inc., InTouch Life Sciences Inc., MedOx Corp., Agroworx Inc., LifeTime Controls Inc., and RC Product Development and Engineering. The summary of the agreements is as follows:

(1) Ingen has exclusively engaged the services of Preferred Provider Care to provide physician training and physician support services for all Secure Balance(TM) customers. Preferred Provider Care also agreed to develop physician markets for Secure Balance(TM) sales in the United States through their affiliate, American Academy of Balance Medicine and the Southeastern Neuroscience Institute. Ingen will use Preferred Provider Care as its exclusive agent to provide those services. In consideration, Ingen agrees to pay a consulting fee of $3,000 for each Secure Balance(TM) product sale that includes a signed Acceptance Agreement from the customer. The said fee will be paid only if the purchasing physician or institution agrees to and signs the Acceptance Agreement to utilize training services. Further, Ingen agrees to advance $5,000 for each workshop/event.

(2) Ingen has engaged Secure Health to exclusively distribute Secure Balance(TM) products in North America. In consideration, upon signing of the Agreement, Secure Health will receive 500,000 restricted shares of common stock of Ingen Technologies, Inc. Ingen agrees to pay a 14% commission of the list sale price, not inclusive of taxes or freight, of all Secure Balance(TM) sales. Upon selling their first 13 Secure Balance(TM) systems, Ingen will issue a total of 250,000 restricted shares of Ingen common stock to the Contractor according to the following schedule: 100,000 shares issued after first 5 systems sold; 100,000 shares issued after first 10 systems sold; and 50,000 shares issued after first 13 systems sold.

(3) Ingen engaged Total Healthcare Compliance to provide professional services in medical billing compliance and Medicare billing guidelines. These services are offered to Ingen's clients that have purchased the Secure Balance(TM) program. Total Healthcare Compliance ("THC") has also agreed to endorse the Secure Balance(TM) program to their clients. Ingen will use THC as its exclusive agent to provide these services. In consideration, Ingen agreed to issue 250,000 shares of its restricted common stock to THC upon signing of this Agreement. Ingen will pay commissions of $4,000 for each Secure Balance(TM) VNG product sold on leads delivered to Ingen in the form of a signed agreement between the client and Ingen. The said transaction will be verification of acceptance and submitted to THC. Ingen will pay THC $500 for each Secure Balance(TM) sale, providing the client accepts THC's services. THC agrees to provide 5 hours of services for $500. Ingen will reimburse THC for any/all travel and lodging expenses associated with workshops that are sponsored by Ingen.

(4) Ingen engaged InTouch Life Science ("ILS") to cost effectively understand the viable OxyView(TM) and OxyAlert(TM) business opportunities and the business development strategy that should be pursued to secure distributor agreements. To ensure the best terms can be negotiated with distributors, ILS will conduct a strategic assessment of the market in North America and Europe to define current conditions including emerging competition, competitive product features and benefits, pricing, positioning, and promotional activities. The objectives, methodology and deliverables are found in Attachment A ["North American (NA) Elements of Agreement"]. The elements are the same for Europe except for the timing of the work which the two parties will discuss after the North American project is initiated. Compensation: the undertakings of this agreement are set forth in greater detail in attachment A of the agreement as Parts 1A and 1B. In consideration for the services to be provided by ILS under this agreement, Ingen agreed to pay ILS the following payments: Phase I A & B-North America (August through November, 2006): $44,010. Initial payment of $14,670 accompanied a signed copy of the agreement. The remaining two installment payments of $14,670 were paid on September 15, 2006 and November 15, 2006. Compensation payments will be considered to include personnel costs for ILS employees and affiliated consultants, ILS' copying, postage, courier services, long distance telephone calls and telecopy charges. ILS will bill separately for other expenses, including video conferencing, web casts, travel, etc. only if approved in writing in advance by Ingen.

(5) Ingen engaged the services of MedOx Corporation ("MedOx") to distribute OxyView(TM). In consideration, Ingen agreed to pay MedOx 4% of all OxyView revenues, less MedOx's selling price to the customer. An ongoing percentage shall be paid to MedOx by Ingen for results of growing a global sales organization. When MedOx sells one million OxyView(TM) units, Ingen will issue a total of 2,000,000 restricted shares of its common stock to MedOx according to the following schedule: This issuance is only for the first one million units sold and does not constitute an ongoing issuance for additional sales of OxyView(TM). MedOx will receive $60,000 for the first six months in payments of $10,000 per month. After the first six months, these payments will cease. MedOx

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

will determine the customer price. MedOx has the right to set pricing directly with his customer and the customer will purchase directly from Ingen. MedOx and Ingen will negotiate pricing set for MedOx, and MedOx will receive 4% of MedOx pricing and 100% of the difference between the MedOx price and the customer price for each individual customer. The customer pricing may vary from customer to customer. At no time, shall the MedOx price exceed or be greater than the customer price. Ingen is responsible to initially discuss all customer pricing with MedOx, and Ingen agrees not to discuss pricing with the customer until MedOx has discussed pricing the customer. The term "customer" means that MedOx has established a direct relationship/contact with a customer, and does not mean that all customers are property of MedOx. Each customer that is a contact of MedOx will be verified in writing between Ingen and MedOx. MedOx will be paid 7 days after receipt of all money received from the customer and for each transaction, accordingly.

(6) Ingen engaged Agroworx to provide consulting services to assist in the design of the Pure Produce(TM) program. In consideration, Ingen will issue to
Agroworx: i) 300,000 shares of restricted common stock at the time Ingen receives initial funding for the Pure Produce(TM) program, and ii) 500,000 shares of restricted common stock 12 months after the funding of the Pure Produce(TM) program. The definition of "Commencing" means that the first Pure Produce(TM) facility has been built and has started operations. Upon the initial funding of the Pure Produce(TM) program, Ingen will pay Agroworx a monthly consulting fee of $ 3,000 to assist in the design and operations of the Pure Produce(TM) facility(s). Ingen will pay Agrowor 2% of the net profits, before tax, of the revenues generated from any/all of the Pure Produce(TM) facilities. This payment will be paid annually and/or at the end of each fiscal year. Ingen may assign other projects to Agroworx. Ingen will pay Agroworx a defined amount pursuant to each project. Each project will include a description of the work to be performed and the amount that Agroworx will receive. Agroworx has the right of first refusal with each of these additional projects.

(7) Ingen engaged LifeTime Controls to build the OxyAlert(TM) engineering model for a total cost of $69,420 commencing on August 1, 2005. The OxyAlert(TM) model was built and is now waiting to go into production pursuant to additional funding requirements.

(8) Ingen engaged RC Product and Engineering to design and build OxyView(TM). The product has been designed and is in production. In consideration, Ingen paid $30,000 and issued 1,000,000 restricted shares of its common stock.


EMPLOYEES

We have one employee, Mr. Scott Sand. Our Company is basically a holding company (formed in Georgia) that owns or has rights to certain proprietary products and operates our business through another company with our same name, Ingen Technologies, Inc., a Nevada company. As of December 5, 2006, Ingen Technologies, Inc., the Nevada company, has one full time employee, Mr. Scott R. Sand, our CEO, Founder and Chairman.

Our Secure Balance(TM) systems (the equipment) are sold to us for re-sale on a "private label" basis, we have no part in the design or manufacture of the systems. We hire sales reps to sell Secure Balance(TM). These reps are paid on a contractual basis and are not technically our employees. We will out-source the manufacturing of our OxyAlert(TM), OxyView and GasAlert(TM) products and will sell these products utilizing a distribution network that will not include the use of Company employees.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

THE DISCUSSION IN THIS SECTION CONTAINS CERTAIN STATEMENTS OF A FORWARD-LOOKING NATURE RELATING TO FUTURE EVENTS OR OUR FUTURE PERFORMANCE. WORDS SUCH AS "ANTICIPATES," "BELIEVES," "EXPECTS," "INTENDS," "FUTURE," "MAY" AND SIMILAR EXPRESSIONS OR VARIATIONS OF SUCH WORDS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, BUT ARE NOT THE ONLY MEANS OF IDENTIFYING FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE ONLY PREDICTIONS AND THAT ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. IN EVALUATING SUCH STATEMENTS, YOU SHOULD SPECIFICALLY CONSIDER VARIOUS FACTORS IDENTIFIED IN THIS REPORT, INCLUDING THE MATTERS SET FORTH UNDER THE CAPTION "BUSINESS RISKS," WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS.

OVERVIEW

We are a medical device manufacturer and service provider for medical and consumer markets both domestic and (planned for) abroad. We have four products in production or planned, one of which has had sales in at least the last two fiscal years (Secure Balance(TM)). The others are oxygen and gas monitoring safety devices that we have developed over the last few years; one of which (OxyView(tm)) we expect to begin selling in calendar year 2006, OxyView(tm), OxyAlert(TM) and GasAlert(TM). GasAlert(TM) development is currently "on hold" and we don't intend to focus on it until we have OxyView(tm) and OxyAlert(TM) in a production and sales mode. We also have a agri-business concept known as Pure Produce, which involves establishing soil-less indoor farming facilities near population centers to grow food and neutriceuticals.

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

We account for our Secure Balance(TM) sales on a cash basis. We had sales revenues of $189,158 for the first quarter of our fiscal year 2007 (running from June 1, 2006 to May 31, 2007) compared to $532,872 for the same time period in fiscal year 2006 (all sales of Secure Balance(TM)).

Management attributes the drop in Secure Balance(tm) sales (in comparison to a year ago) to a change in billing practices of Medicare. The government "changed" the rules, telling physicians that they could not utilize the balance therapy equipment in their offices without having a licensed physical therapist on hand while the equipment was in use. Therefore, for a period of time, only physicians willing to bring physical therapists into their offices were willing to purchase or lease Secure Balance(tm). However, after an outcry from physicians, Management has learned that Medicare's decision has been reversed. It is Management's understanding that now Secure Balance(tm) can be utilized by physicians, in their offices (without the need to have a physical therapist present), as long as the use is "incident" to their practices. As a result, Management expects Secure Balance(tm) sales to increase.

In addition, we have completed our prototype testing for OxyView(tm) and plan to begin manufacturing and sales during our next fiscal quarter (that ends on November 30, 2006).

We have had sales revenues in each of our last two fiscal years of $794,314 in 2005 and $846,783 in 2006. We have reversed the slight downward trend in our sales figures from fiscal year 2004 to 2005, with a slightly larger figure in 2006. We expect this upswing in sales to continue for our current fiscal year and beyond as we build our Secure Balance(TM) brand recognition in the market and intensify our efforts for market penetration.

We have had significant losses since inception. Our net loss for the first quarter of fiscal year 2007 is $2,627,033 compared with $113,762 during the same time period in fiscal year 2006.Our net loss in fiscal year 2006 was $1,602,027 and in 2005 was $307,255. We anticipate that we will incur substantial additional operating losses in our fiscal year 2007 as we wrap up our research and development of our BAFI(TM) product line, begin manufacturing and marketing of OxyView and OxyAlert and continue to seek an increase in Secure Balance(TM) sales. We also have substantial legal and accounting costs as we continue our effort to catch up on past due quarterly and annual reports with the SEC.

As of August 31, 2006, we had an accumulated deficit of $10,934,332 (up from $6,679,153 as of the first quarter of fiscal year 2006). . We expected to narrow the amount of increase in our accumulated deficit in 2006 or perhaps even begin to see a slight reduction in our accumulated deficit. However, our sales did not increase enough to do so and in addition to the legal and accounting expenses mentioned above, we also had significant expenditures to ready OxyView for production (planned for later of this calendar year).

Our business plan for the remainder of fiscal year 2007 (ending May 31, 2007) is to continue our efforts to increase the market share Secure Balance(TM) and to begin world-wide sales of one of our BAFI(TM) product lines, OxyView(tm). We will also continue to develop Oxy Alert(tm) and Pure Produce if funds allow.

Our reverse merger was completed in March of 2004. We issued new shares of common stock to those incoming shareholders from Ingen Technologies, Inc. of Nevada. Immediately after the merger, there were 87,332,593 common shares outstanding. The Nevada company remains in existence as our wholly owned subsidiary and as previously mentioned, we operate our businesses through the Nevada "Ingen" (meaning our operations banking accounts and federal EIN numbers are held by our Nevada subsidiary). For accounting purposes, our audited financial statements are consolidated and represent the results of both our Georgia and Nevada companies of the same name.

Generally, our business plan for the next twelve months to continue our efforts to increase the market share Secure Balance(TM) and to begin world-wide sales of our BAFI(TM) product line. In particular, we are readying OxyView for manufacture and sale to commence later this calendar year.

PLAN OF OPERATION FOR OXYVIEW

OxyView is a proprietary medical product with a United States, Chinese and Japanese Patent (and U.S. Trademark) Pending that measures the accuracy of oxygen flow-rate for patients using oxygen during surgery, hospitalization, and outpatient oxygen therapy. OxyView is a disposable pneumatic analog gauge that measures the oxygen flow-rate close to the patient. It allows the medical staff and patient to quickly determine any malfunction of oxygen flow-rate between the source and the patient. OxyView can be used with any oxygen delivery source and has additional markets in aviation, fire fighting, and military.

According to a 2002 report of the Department of Health and Human Resources, there are over 5,000 oxygen cannulas used every day in hospitals and surgical rooms, and over 8 million patients using oxygen as outpatient therapy for a variety of pulmonary diseases. The hospitals and surgical staff are required to dispose of the units per OSHA regulations. OxyView is a product that is clean-packaged and disposable.

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All of our manufacturing tooling and ultimately the manufacturing process itself will be out-sourced to an manufacturer. We have received a quote from our manufacturer and we plan to issue a purchase order for the production of OxyView in quarter ending February 2007. We estimate expenses of $260,000 in 2006 PLEASE CLARIFY THE TIME PERIOD REFERRED TO HERES in connection with preparing OxyView manufacturing equipment (called manufacturing molds) ready for production. We have estimated budget requirements of $114,000 for product molding tooling, $88,000 for assembly of the manufacturing unit and a sonic welder, and $58,000 for special printing around the cylinder and piston face. We will be able to order the commencement of manufacturing of OxyView units when the manufacturing molds are completed. We plan to order 250,000 OxyView units in our first manufacturing run. Once manufacturing commences, we anticipate a timeframe of approximately two weeks before the product will be ready for shipment to customers. We do not have to file a 510(k) pre-market notification with the Food and Drug Administration for this particular product because it is a monitoring device.

Our retail sales effort will be through independent sales people and entities. We do not plan to hire additional Ingen employees to sell OxyView. OxyView retail pricing will start at $14.95/unit (per our current plan). As long as we meet our timing goal for the commencement of manufacturing and have funds available for advertising, the Company anticipates penetrating 10% of the market. This is based on the fact that Oxyview has commenced sales as of 11/10/06 with Koike Medical Co. Ltd. in Japan, PO No. KM111006. If we meet these goals, we will have $2.8 million in sales to hospitals and surgical facilities, and another $12 million sold to oxygen suppliers/medical supply chains for patients using outpatient oxygen therapy during the first year. There is no guarantee that we will be able to meet our immediate goals for OxyView.

The elderly population will increase dramatically over the next 10 years. The majority of pulmonary diseases reside within our elderly population over 55. OxyView, once in production, will be available to all patients of any age. With the increasing problems of medical malpractice law suits, OxyView provides additional means to assist with the prevention of various medical malpractice issues related to oxygen therapy and provides a means to assure proper and accurate oxygen delivery to patients.

We do not plan to hire employees to manufacture, ship or sell OxyView. All of these functions will be performed by companies and individuals that we will contract with on an independent contractor, or outside sales representative, basis.

OUR SECURE BALANCE(TM) LEASING AND FINANCING PROGRAMS

Our Secure Balance(TM) Leasing and Financing Programs are offered to allow our physician and medical facility clients a variety of affordable leasing and financing options. Our financing option includes a 90 day deferral program, giving clients a chance to earn revenues from Secure Balance(TM) before payments are due. Please see our website to see the particulars of these financing options.

The leasing and financing program for Secure Balance is provided through MW Leasing. As an independent leasing company in business since 1991, we have developed the expertise in assisting dealers, vendors, manufacturers and end-users with customized lease financing programs. We have eliminated the need to shop from lender to lender for the program that best fits your particular needs. Our online concept was designed to save you valuable time and money.

Unlike our competitors who are often limited by their credit requirements, we have the ability to provide lease financing for all types of credit risks and at very competitive rates. We are able to approve not only the strong credit risk, but we can also approve the less than perfect credit. This includes customers who do not credit score with their personal credit and customers whose companies have had "issues" in the past. We work hard to gather the necessary information to take a deal that most lenders will not consider and get it approved.


PLAN OF OPERATION FOR PURE PRODUCE

We have an agreement with AgroWorx, Inc., a company affiliated with one our directors, Christopher A. Worth. This agreement relates to "Pure Produce," an AgroWorx line of plant products. We will work in concert with AgroWorx to develop production facilities and market the products grown therein. We anticipate that we will need to raise at least $2 million to construct and operate a production facility.

The first Ingen Technologies, Inc. Pure Produce facility will be designed to offer vegetable growth efficiency, without pesticides. The Agro-facility will offer the most efficient use of water and energy conservation technologically available, while offering the best method for insulator towards food security available to us.

The main competitive advantage of the facility, if operational, will be to deliver off-season, high profit margin gourmet vegetables, herbs and edible flowers. The produce grown can be customized for local consumption or be grown for specific export markets.

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The Pure Produce product is a continuing research & development program currently under design. This program uses hydroponics and aeroponics technology to grow various plants and herbs without the use of soil, fertilizer and other chemicals. The company anticipates entering the nutriceutical and pharmaceutical markets over the next two years.

The facilities themselves will be built with traditional construction methods and designed for multiple uses (the better for re-sale and appraisal purposes). We intend to lease the facility, once constructed, to Pure Produce. Our prototype building design will be about for about 12,000 square feet, with room for delivery truck and staff parking, on a minimum half acre of land (up to 2 acres if we build a larger facility later, perhaps double the size of our prototype).

We anticipate hiring staff to plant and grow the produce (one person per facility), to maintain the premises (one person per facility), to sell the produce (one person per facility, unless the facilities are near enough to each other or share the same immediate market area). Temporary help will be hired when the produce is planted and harvested. We anticipate hiring 3 full-time employees to staff our first Pure Produce facility. One of our directors, Christopher Wirth, will be paid $3000 per month as a consultant.

We will need additional investment (equity and/or debt) and/or Pure Produce net earnings to construct and operate more than one Pure Produce facility.

NEW EMPLOYEES

As mentioned above, we will hire new employees for Pure Produce if funding is secured.

RESULTS OF OPERATIONS FOR FISCAL YEAR 2006 COMPARED TO FISCAL YEAR 2005

We had $846,783 in sales in fiscal year 2006. Our cost of sales was $301,118 in 2006, up from $296,565 in fiscal year 2005 when we had $794,314 in sales. As a result, our gross profit increased to $545,6654 in 2006; up from $497,749 in 2005. Our selling, general and administrative expenses increased substantially in 2006 to $2,143,840 (up from $770,692 in 2005 and $1,338,488 in 2004). This can be attributed primarily to the factors mentioned in the Overview section above; a re-dedication of funds to tool and prepare OxyView for manufacturing and sales, more funds expended in our efforts to expand Secure Balance market penetration, and extensive legal and accounting costs associated with our SEC periodic reporting obligations (current and past due), as well as the filing of our withdrawn Form SB-2 in April of 2006.

With no amortization of intangible assets and impairment loss in 2006, our operating loss was up from $289,884 in 2005 to $1,598,175 this fiscal year. We believe our operating costs will remain about the same in fiscal year 2007, but expect our operating loss to decrease (if we continue our Secure Balance sales upswing and due to sales of OxyView, as well as OxyAlert, the latter only if funds allow), with a goal of turning a profit as soon as possible.

We have not generated profits to date and therefore have not paid any federal income taxes since inception. We paid $800 minimum franchise tax in California in years 2005 and 2006. As of May 31, 2005, our federal tax net operating loss carryforward was $1,406,771 ($3,009,598 in 2006), which will begin to expire in 2019, if not utilized. Our ability to utilize our net operating loss and tax credit carryforwards may become subject to limitation in the event of a change in ownership.

During the fiscal year of 2006, Ingen revenues have been generated through the sale of Secure Balance. The Secure Balance products include a Vestibular Function Testing system referred to as Video Nystagmography and/or VNG, and another separate piece of equipment referred to as a balance plate. The VNG product is purchased through Interacoustics, Ltd in Denmark. The balance plate is purchased through SportKAT, LTD in San Diego, California. The company bundles both systems under their own Private Label referred to as Secure Balance(TM). Interacoustics, Ltd and SportKAT, LLC determine the cost of their products to the Company. The company purchases the VNG and balance plate at a determined price. The company includes clinical and technical support programs to customers that purchase the Secure Balance products. In 2006 the cost of sales have decreased as a percent of sales as a result of the company's inability to control the capital equipment costs with Interacoustics, Ltd and SportKAT, LLC. In addition, the company has also discounted certain Secure Balance sales to customers as a result of competition in the marketplace. Other factors include the increase of commissions to Secure Health, Inc. in order for the Company to establish a dedicated and exclusive sales & marketing consultant. During the 2006 fiscal year, the Company has increased administrative costs to support Secure Health and afford the cost to provide customer on-site demonstrations, demo systems and attend various trade shows.

The R&D expenses were related to the completion of our engineering prototype of OxyAlert and the development of OxyView molds and tooling.

Any impairment loss in 2005 was related to R&D costs of OxyAlert and increased advertising costs for Secure Balance.

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RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED AUGUST 31, 2006 COMPARED TO THE
THREE MONTHS ENDED AUGUST 31, 2005

We had $189,158 in sales for the first quarter of fiscal year 2007, down from $532,872 during the same period of fiscal year 2006. Our cost of sales was $115,547 for this period of fiscal year 2006 and $85,046 for the first quarter of fiscal year 2005. As a result, our gross profit decreased from $447,826 in the first quarter of fiscal year 2006 to $73,611 in the same period of fiscal year 2007 (this quarter). Our selling, general and administrative expenses for the first quarter of fiscal year 2007 were $329,104 ($559,246 in the same period of fiscal year 2006).

Our operating loss increased from $111,420 for the first quarter of fiscal year 2006 to $255,493 for the first quarter of fiscal year 2007. We expect our operating costs to fluctuate in relation to our sales results during fiscal year 2007, but still have a goal of turning a profit at some point in fiscal year 2007.

LIQUIDITY AND CAPITAL RESOURCES

Our net cash flow from financing activities was $1,002,859 in the quarter ending August 31, 2006. We financed our operations in the first quarter of fiscal year 2007 with $189,158 of sales of Secure Balance(TM) and private placement securities sales totaling $1,066,800.

As of August 31, 2006, we had cash on hand of $824,575 (compared to $404,432 in the same quarter of fiscal year 2006). We had no accounts receivable during this time period (compared to ($38,565) during same quarter of fiscal year 2006).

We financed our operations in fiscal year 2006 through net cash provided through Operating activities of $1,486,881. Net cash flow provided through financing Activities in 2006 were $1,604,974. During our fiscal year 2006 proceeds of the issuance of common stock were $1,661,950. We financed our operations in fiscal year 2005 through net cash provided through Operating activities of $12,553. Net cash flow provided through financing Activities in 2005 were $29,379. During the fiscal year 2005 proceeds of the issuance of common stock were $144,000.

In years past, prior to the commencement of Secure Balance(TM) sales, we relied on loans and deferments from our CEO and Chairman Scott R. Sand and the aforementioned approximate $300,000 investment of Mr. Gleckman. From June 10, 1999 to March 31, 2004, Mr. Sand provided "Ingen Nevada," and then "Ingen Georgia" (after our reverse merger; for a short period of time) with a total of $72,000 in cash loans and $360,000 in deferred executive compensation.

Our future cash requirements will depend on many factors, including finishing our research and development programs for our BAFI(TM) product line (largely completed, at least for OxyView), the costs involved in filing, prosecuting and enforcing patents, competing technological and market developments and the cost of product commercialization for OxyView in particular, and OxyAlert, as well as our ongoing Secure Balance(TM) sales effort. We do not expect to generate a positive cash flow from operations until our anticipated commercial launch of our BAFI(TM) product line (planned for calendar year 2006) and possibly later given the expected cost of commercializing our products. We intend to seek additional funding through public or private financing transactions. Successful future operations are subject to a number of technical and business risks, including our continued ability to obtain future funding, satisfactory product development and market acceptance for our products.

The consolidated financial statements for the fiscal year 2006 and 2005 present fairly, in all material respects, the financial positions of Ingen and subsidiary as of May 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the financial statements, the Company's operating losses and working capital deficiency raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

To successfully grow the individual segments of the business, the Company must decrease its cash burn rate, improve its cash position and the revenue base of each segment, and succeed in its ability to raise additional capital through a combination of primarily public or private equity offering or strategic alliances. The Company also depends on certain contractors, and its sole employee, the CEO, and the loss of any of those contractors or the employee, may harm the Company's business.

The Company incurred a loss of $1,602,827 and $307,255 for the years ended May 31, 2006 and 2005, and as of those dates, had an accumulated deficit of $8,168,218 and $6,565,391, respectively.


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

The Company has completed the development of a new medical product referred to as OxyView(TM), and as such, sales of this product commenced in November of 2006. Therefore, there will be no more cash needed to complete OxyView(TM), and with the sales potential of OxyView(TM), the Company can begin to decrease expenditures and increase revenues. Over the next 12 months, the Company expects to focus on the sales of OxyView(TM), and commence production of OxyAlert(TM). There are no further costs needed to complete the engineering design of OxyAlert(TM). However, there are anticipated tooling costs of $300,000 to bring OxyAlert into production. The tooling costs consist of molds, machinery and material to produce OxyAlert. Additional OxyAlert costs would be associated in the development of product inventory. The Company is evaluating manufacturing contracts, and it is anticipated that the company would need $600,000 to build 5,000 units. The Company anticipates the use of equity financing for OxyAlert, if sales from Secure Balance and OxyView cannot substantiate the financial requirements.

To successfully grow the individual segments of the business, the Company must decrease its cash burn rate, improve its cash position and the revenue base of each segment, and succeed in its ability to raise additional capital through a combination of primarily public or private equity offering or strategic alliances. The Company also depends on certain contractors, and its soleemployee, the CEO, and the loss of any of those contractors or the employee, may harm the Company's business.

The company incurred a loss of $1,602,827 and $307,255 for the years ended May 31, 2006 and 2005, and as of those dates, had an accumulated deficit of $8,168,218 and $6,565,391, respectively.

The Company's consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities and commitments in the normal course of business. In the near term, the Company expects operating costs to continue to exceed funds generated from operations. As a result, the Company expects to continue to incur operating losses and may not have sufficient funds to grow its business in the future. The Company can give no assurance that it will achieve profitability or be capable of sustaining profitable operations. As a result, operations in the near future are expected to continue to use working capital.

As of May 31, 2006 and 2005, the Company has net operating loss carryforwards, approximately, of $3,009,598 and $1,406,771, respectively, to reduce future federal and state taxable income. To the extent not utilized, the carryforwards will begin to expire through 2026. The Company's ability to utilize its net operating loss carryforwards is uncertain and thus a valuation reserve has been provided against the Company's net deferred tax assets. A valuation allowance is recorded for the full amount of deferred tax assets of approximately $1,294,127 and $602,098, for the years ended May 31, 2006 and 2005, respectively, which relates to these loss carryforwards, since future profits are indeterminable.

Based upon the above financial history for fiscal years ending 2006 and 2005, respectively, the company anticipates a similar trend for the next 12 months of operation, whereas cash flow is expected to increase with net cash provided in operating activities, net cash flow provided in financial activities, and net increase in cash. Specifically, the manufacturing of OxyView has been subcontracted to Accent Plastics, Inc. located in Ontario, California. The company has already manufactured 100,000 OxyView units, and the sales of those units will provide adequate cash flow to cover all costs to manufacture future OxyView units. The cost per OxyView is $0.92, and the company sells OxyView for $14.95 direct, or $7.95 to distribution.

RECENT FINANCING

On July 25, 2006, we entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the "Investors"). Under the terms of the Securities Purchase Agreement, the Investors purchased an aggregate of (i) $2,000,000 in callable convertible secured notes (the "Notes") and (ii) warrants to purchase 20,000,0000 shares of our common stock (the "Warrants").

Pursuant to the Securities Purchase Agreement, the Investors will purchase the Notes and Warrants in three tranches as set forth below:

            1. At closing on July 26, 2006 ("Closing"), the Investors purchased Notes aggregating $700,000 and warrants to purchase 20,000,0000 shares of our common stock;

            2. Upon the filing of this registration statement registering the shares of common stock underlying the Notes ("Registration Statement"), the Investors will purchase Notes aggregating $600,000; and,

            3. Upon effectiveness of the Registration Statement, the Investors will purchase Notes aggregating $700,000.

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

The Notes carry an interest rate of 6% and a maturity date of July 25, 2009. The notes are convertible into our common shares at the Applicable Percentage of the average of the lowest three (3) trading prices for our shares of common stock during the twenty (20) trading day period prior to conversion. The "Applicable Percentage" means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the closing and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and twenty days from the Closing.

At our option, we may prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the Notes and the market price is at or below $.10 per share. In addition, in the event that the average daily price of the common stock, as reported by the reporting service, for each day of the month ending on any determination date is below $.10, we may prepay a portion of the outstanding principal amount of the Notes equal to 101% of the principal amount hereof divided by thirty-six (36) plus one month's interest. Exercise of this option will stay all conversions for the following month. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, the Company has granted the investors a security interest in substantially all of its assets and intellectual property as well as registration rights.

We simultaneously issued to the Investors seven year warrants to purchase 20,000,000 shares of our common stock at an exercise price of $.10.

The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of the Company's common stock such that the number of shares of the Company's common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company's common stock.

We are committed to filing an the Registration Statement within 30 days from the Closing Date. We will receive the second tranche of the funding when the Registration Statement and the third and final tranche of the funding when the Registration Statement is declared effective by the SEC. There are penalty provisions for us should the filing not become effective within 120 days of the Closing Date. The notes are secured by all of our assets to the extent of the outstanding note.

WITHDRAWAL OF OUR SB-2 OF APRIL 5, 2006

On July 25, 2006, we filed a Request for Withdrawal of Registration Statement. This filing withdrew our first SB-2 filing of April 5, 2006. This withdrawal was necessary in order for the company to proceed with the SB-2 as filed on August 25, 2006.

TRENDS THAT MAY IMPACT OUR LIQUIDITY

POSITIVE TRENDS

The United States has an increasingly elderly population. Our Secure Balance(TM) and BAFI(TM) product line (except GasAlert(TM) which targets the entire adult population) are made to meet some of the challenges and circumstances experienced by our senior citizens. As a result, we expect our sales to increase in time in reflection of this positive trend.

Management also believes that our products provide increasing protection in relation to medical malpractice issues. Use of our Secure Balance(TM) system and OxyAlert(TM) and OxyView products enhance the safety of patients, and therefore, we believe, lessen the chances of medical malpractice exposure to our physician clients.

We have been developing our BAFI(TM) product line since 1999. Now, some 7 years later, we still have not identified competition in the marketplace for our BAFI(TM) product line. The lack of competition is expected to enhance our planned marketing campaign.

We believe that Secure Balance(TM) is now among the leaders in the balance and fall prevention industry. We expect to be able to capitalize on this notoriety and increase our Secure Balance(TM) sales in fiscal year 2007 and beyond.

NEGATIVE TRENDS

Our product sales are impacted by Medicare, and are Medicare dependent. Adverse economic conditions, federal budgetary concerns and politics can affect Medicare regulations and could negatively impact our product sales.

SEASONAL ASPECTS THAT MAY IMPACT OUR MEDICAL MARKET

Traditionally, the medical market experiences an economic decrease in purchasing during the summer months. Peak months are usually October through February, followed by a decrease from March to May. This is the common "bell curve" that has been consistent for several decades and will affect our sales during the course of a year.

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CRITICAL ACCOUNTING POLICIES

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States ("GAAP"). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use if estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 2 of our financial statements. While all of these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as "special purpose entities" (SPEs).

NEW ACCOUNTING PRONOUNCEMENTS

The possible effect on our financial statements of new accounting pronouncements that have been issued for future implementation is discussed in the footnotes to our audited financial statements (see Note 2).

                             DESCRIPTION OF PROPERTY

We do not own real property. We lease approximately 1000 square feet of office space in Yucaipa, California at a current rental rate of approximately $775 per month. This written lease expires on April 1, 2008. We also rent, on an oral month-to-month basis, a portion of Scott R. Sand's personal residence as a second office for Mr. Sand and for storage space. The rental on this facility is $1400 per month for about 1200 square feet of office and storage space. These facilities are adequate for our current requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 28, 2006 and March 17, 2006, we entered into two investment contracts with Jeffrey Gleckman, pursuant to which we issued an aggregate of 2,000,000 shares of our restricted common stock to Mr. Gleckman. Mr. Gleckman is the President of MedOx Corporation, the contractor distributing OxyView(TM). MedOx was originally known as Tech-Ni-Com, Inc. Our first contract with Mr. Gleckman's company was in 2000 for distribution of the BAFI(TM) product line. However, actual sales of OxyView(TM) did not commence until November of 2006. Mr. Gleckman paid $300,000 consideration in the two transactions for the above-referenced shares.

As of the end of our fiscal year (May 31, 2006), our CEO and Chairman, Scott R. Sand, was owed $112,000 by the company. This was down from $356,000 owed by the company to Mr. Sand at the end of fiscal year 2005. These amounts are deferred compensation owed to Mr. Sand. We also owe Mr. Sand $70,826 in the form of a note payable as of May 31, 2006. There are no written loan agreements, promissory notes or debt obligations evidencing this debt and the terms of repayment to Mr. Sand. Annual interest of 6% is paid on the outstanding loan balance, which is due upon the availability of company funds, but no sooner than June 1, 2006. See Note 9 of our attached audited financial statements for information concerning the debt owed to Mr. Sand by the company.

During the fiscal year ending May 31, 2006, we issued 5,454,546 shares of Series A preferred stock to our CEO and Chairman, Scott R. Sand, for satisfaction of his accrued compensation of $400,000.

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

On September 15, 2005 we entered into a Contracting Agreement with Christopher Wirth, a member of our Board of Directors, and/or Agriworx, Inc. for design services for the Pure Produce product line. The agreement was for consulting services with regard to the establishment and operation of Pure Produce(TM). The agreement commenced on September 15, 2005 and is for a 2 year period. Upon the receipt of "initial funding" for a Pure Produce(TM) facility, we will issue 300,000 shares of our restricted common stock and another 500,000 such shares 12 months after the first Pure Produce(TM) facility "has been built and has started operations." Upon initial funding, we will also pay Mr. Wirth a fee of $3,000 per month to assist in the design and operations of the Pure Produce(TM) facilities. AgroWorx is also entitled to 2% of the net profits generated by Pure Produce(TM) operations.

On January 1, 2005, we entered into a contracting agreement with Bob Sand to market Secure Balance to physicians within the United States and abroad. Bob Sand is Scott R. Sand's father. In consideration for Bob Sand's efforts, we agreed to issued 100,000 restricted shares of our common stock and pay commissions of two thousand dollars ($ 2,000) for each VNG system sold, and one thousand dollars ($1,000) for each therapy system sold. VNG Testing is defined as Video NystaGmography Test: Under the guidelines set forth by the American Medical Association, Vestibular Function Testing can be performed by either a means of a diagnostic procedure provided by a VNG or ENG test platform. ENG (Electrode NystaGmography) was replaced by VNG in the past 5 years. It is the means in which eye movement can be recorded with use of digital cameras and infrared diodes. The licensed physician is trained to position the patient and create a stimulus/target in order to measure nystagmus, velocity, phase and gain in relationship to the responses from the central nervous system and peripheral system.

The company's product, Secure Balance, includes a VNG Diagnostic testing system and other technology to perform the above vestibular function test and balance therapy.

On October 15, 2004, we entered into a Financial Procurement Development Agreement with Mr. Khoo in which certain fees are to be paid if financing is secured by Mr. Khoo. The agreement with Mr. Khoo is a non-exclusive, best efforts, finder's agreement in which Mr. Khoo is to be paid a fee if he introduces financing prospects to us resulting in the procurement of financing by us. Mr. Khoo is to be paid 5% of any such financing in shares of our restricted common stock.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is currently traded on the Pink Sheets under the symbol "IGTG." The following table sets forth the range of high and low bid quotations for each quarter within the last two fiscal years. These quotations as reported by the Pink Sheets reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.

                                                                 CLOSING BID
  YEAR                        QUARTER                         HIGH         LOW
--------------------------------------------------------------------------------
  2004      First (period ended August 31, 2004)               .125        .06
  2004      Second (period ending November 30, 2004)          .0775       .037
  2004      Third (period ending February 28, 2005)            .046       .016
  2005      Fourth (period ending May 31, 2005)                .021      .0051
  2005      First (period ended August 31, 2005)               .041      .0026
  2005      Second (period ending November 30, 2005)           .055      .0034
  2005      Third (period ending on February 28, 2006) (1)      .40       .065
  2006      Fourth (period ending  May 31, 2006) (1)            .43        .09

(1) During the period ended February 28, 2006, we undertook a 1-for-40 reverse split of our common stock. The high and low closing bids reflected in the table for this period reflect the post-split high and low closing bid prices. The effective date of the reverse split was December 8, 2006. For the 7 days prior to the effective date, the high and low closing bid prices were $.0045 and $.0027 respectively. On the effective date, the high and low closing bid prices were $.12 and $.06 respectively.

HOLDERS

As of December 5, 2006 in accordance with our transfer agent records, we had 596 shareholders of record. Such shareholders of record held 31,009,610 shares of our common stock and 14,172,047 shares of our preferred stock.

DIVIDENDS

Historically, we have not paid dividends to the holders of our common stock and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

The following summary compensation table sets forth all compensation paid by us during the fiscal years ended May 31, 2006 and 2005 in all capacities for the accounts of the Chief Executive Officer (CEO) and Chief Financial Officer (CFO).

                         SUMMARY COMPENSATION TABLE (1)

                                    ANNUAL        LONG-TERM         ALL OTHER
                                COMPENSATION     COMPENSATION     COMPENSATION
--------------------------------------------------------------------------------
                                                  RESTRICTED
NAME                   YEAR (5)    SALARY       STOCK AWARDS ($)
--------------------------------------------------------------------------------

Scott R. Sand          2006     $150,000 (2)          -            $60,000 (3)
Chairman;              2005     $150,000 (2)          -            $60,000 (3)
CEO                    2004       -0-

Thomas J. Neavitt      2006       -0-                 -             $2,000 (4)
CFO;                   2005       -0-                 -                  -
Secretary              2004       -0-                 -                  -

(1) The columns for "Bonus", "Other Annual Compensation," "Securities under-lying options/SARs," and "LTIP Payouts" have been omitted because there is no compensation required to be reported.

(2) Mr. Sand is entitled to receive $150,000 in salary each year. Mr. Sand has deferred payment of such salary until we are in a position to pay such salary based on cash generated from operations. During the year ended May 31, 2006, we issued 5,454,546 shares of Series A preferred for satisfaction of his accrued compensation of $400,000. As of May 31, 2006 owe Mr. Sand $112,000.

(3) Mr. Sand received a draw of $60,000 in fiscal 2006 and 2005.

(4) Mr. Neavitt does not receive a annual compensation. Rather, he is paid a fee per each document he reviews as CFO or Secretary.

(5) 2006 refers to our fiscal year ended May 31, 2006, and 2005 refers to our fiscal year ended May 31, 2005.

OPTION GRANTS TABLE. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during fiscal year ended May 31, 2006

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE. There were no stock options exercised during fiscal year ending May 31, 2006, by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS TABLE. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

COMPENSATION OF DIRECTORS

Our Directors are paid $500 for each Directors meeting that is actually held (as opposed to actions taken by our Board of Directors by Resolution and Waiver of Notice and Consent to Action Taken at a special Board of Directors' meeting).

EMPLOYMENT AGREEMENTS

We do not have any employment agreements in place with any of our officers or directors.

                              FINANCIAL STATEMENTS

The Financial Statements begin on page F-1 of this prospectus.

ITEM 1 - FINANCIAL STATEMENTS

INTERIM REVIEWED FINANCIAL STATEMENTS FOR QUARTER ENDING AUGUST 31, 2006

These interim financial statements have been reviewed but not audited by our auditors, Spector & Wong.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
-----------------------------------------------------------------------------------------------------------

AS OF AUGUST 31,                                                                 2006              2005
                                                                             ------------      ------------
                                     ASSETS
Current Assets
  Cash                                                                       $    824,575      $    404,432
  Accounts receivable                                                                  --            38,565
                                                                             ------------      ------------
      Total current assets                                                        824,575           442,997
                                                                             ------------      ------------

Property and equipment, net of accumulated depreciation
   of $102,984 and $84,910 for 2006 and 2005, respectively                         61,542            45,136

Debt issue cost, net of accumulated amortization of $16,400                       291,800                --
                                                                             ------------      ------------

    TOTAL ASSETS                                                             $  1,177,917      $    488,133
                                                                             ============      ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
  Accounts payable                                                           $     48,186      $         --
  Accrued expenses                                                                177,655           394,771
                                                                             ------------      ------------
    Total current liabilities                                                     225,841           394,771
                                                                             ------------      ------------

Long-term Liabilities
  Officers' loans                                                                   6,886            42,802
  Convertible notes payable, net of unamortized discount of $1,366,929              7,290                --
  Derivative liabilities                                                        3,860,069                --
                                                                             ------------      ------------
    Total long-term liabilities                                                 3,874,245            42,802
                                                                             ------------      ------------

Stockholders' deficit
  Preferred stock Series A, no par value, 40,000,000 and none authorized in 2006 and 2005, respectively; issued and
     outstanding 14,134,547 for 2006 and 3,000,000 for 2005                       734,980            30,000
  Preferred stock, no par value, none and 37,000,000 authorized in 2006 and 2005, respectively; issued and outstanding none
     and 36,900,000 for 2006 and 2005, respectively                                    --           369,000
  Common stock, no par value, authorized 100,000,000 in 2006 and
     500,000,000 shares in 2005; issued and outstanding 29,609,610
     and 3,182,190 for 2006 and 2005,  respectively                             7,497,183         6,330,713
  Series A preferred stock subscription                                          (220,000)               --
  Accumulated deficit                                                         (10,934,332)       (6,679,153)
                                                                             ------------      ------------
    Total stockholders deficit                                                 (2,922,169)           50,560
                                                                             ------------      ------------

    TOTAL LIABILITIES AND STOCKHOLDERS'  DEFICIT                             $  1,177,917      $    488,133
                                                                             ============      ============


See notes to interim unaudited consolidated financial statements

                                                     F-1

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
--------------------------------------------------------------------------------

FOR THE THREE MONTHS ENDED AUGUST 31,                2006              2005
                                                 ------------      ------------

Sales                                            $    189,158      $    532,872

Cost of sales                                         115,547            85,046
                                                 ------------      ------------

  GROSS PROFIT                                         73,611           447,826

Selling, general and administrative expenses          329,104           559,246
                                                 ------------      ------------

  OPERATING LOSS                                     (255,493)         (111,420)

Other (expenses):
  Interest Expenses                                (3,540,915)           (1,542)
  Change in derivative liabilities                  1,031,094                --
                                                 ------------      ------------
  Total Other Income (expenses)                    (2,509,821)           (1,542)

   NET LOSS BEFORE TAXES                           (2,765,314)         (112,962)

Provision for income taxes                                800               800
                                                 ------------      ------------

NET LOSS                                         $ (2,766,114)     $   (113,762)
                                                 ============      ============

Basic and diluted net loss per share             $      (0.12)     $      (0.05)
                                                 ============      ============

Weighted average number of common shares           22,207,208         2,205,309


See notes to interim unaudited consolidated financial statements


INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
----------------------------------------------------------------------------------------------------

FOR THE THREE MONTHS ENDED AUGUST 31,                                       2006             2005
                                                                        -----------      -----------
CASH FLOW FROM OPERATING ACTIVITIES:
  Net Loss                                                               (2,766,114)     $  (113,762)
  Adjustments to Reconcile Net Loss to Net Cash Used in Operations:
     Depreciation and amortization                                            4,576            2,965
     Amortization of debt issue cost                                         16,400               --
  (Increase) Decrease in:
     Accounts receivable                                                         --          (38,565)
     Change in derivative liabilities                                    (1,031,094)              --
     Noncash interest expense and financing costs                         3,523,454               --
  Increase (Decrease) in:
     Accounts payable                                                            --            8,241
     Accrued expenses                                                        (2,138)              --
     Litigation reserve                                                          --         (143,500)
                                                                        -----------      -----------
  NET CASH PROVIDED (USED) IN OPERATING ACTIVITIES                         (254,916)        (284,621)
                                                                        -----------      -----------

CASH FLOW FROM INVESTING ACTIVITIES
  Addition to Fixed Assets                                                  (34,480)         (23,174)
                                                                        -----------      -----------
  NET CASH USED IN INVESTING ACTIVITIES                                     (34,480)         (23,174)
                                                                        -----------      -----------

CASH FLOW FROM FINANCING ACTIVITIES:
  Net repayments to note payable to related party                           (63,941)         (60,000)
  Repayments to notes payable                                                    --          (25,000)
  Proceeds from issuance of common stock                                         --          779,500
  Proceeds from convertible debt                                          1,066,800               --
                                                                        -----------      -----------
  NET CASH FLOW PROVIDED (USED) BY FINANCING ACTIVITIES                   1,002,859          694,500
                                                                        -----------      -----------

    NET INCREASE (DECREASE) INCREASE IN CASH                                713,463          386,705

Cash Balance at Beginning of Period                                         111,112           17,727
                                                                        -----------      -----------

CASH BALANCE AT END OF PERIOD                                           $   824,575      $   404,432
                                                                        ===========      ===========

Supplemental Disclosures of Cash Flow Information:
     Interest paid                                                      $        --      $        --
     Taxes paid                                                         $        --      $        --
Noncash Financing Activities:
     Issuance warrrants in connection with convertible debt             $ 1,987,478      $        --
     Recorded a beneficial conversion feature                           $ 2,903,777      $        --
     Stock subscription receivable for preferred stock                  $   220,000      $        --


See notes to interim unaudited consolidated financial statements

                                                 F-3

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Ingen Technologies, Inc., (formerly known as Creative Recycling Technologies Inc., the "Company" or "Ingen Technologies"), is a Public Company trading under NASDAQ OTC: IGTG. Ingen Technologies is a growth-oriented technology company that offers a diverse and progressive services and products.

Ingen Technologies, Inc., is a Georgia corporation ("IGTG") and owns 100% of the capital stock of Ingen Technologies, Inc. a Nevada corporation and it has been in business since 1999.

The Company's flagship product is its BAFI (TM), the world's first wireless digital low gas warning system for pressurized gas cylinders. On October 24, 2000, the BAFI (TM) received a U.S. Patent with Patent No. 6,137,417. BAFI (TM), now in its second generation, is an accurate and cost-effective, real-time pressurized gas warning system that will alert users when gas levels are approaching empty.

The BAFI (TM) line has multiple applications, inclusive but not limited to, the Medical Industry, Home Consumer, Residential Development Industry, Safety & Protection (fire and police), Aircraft Industry, and the Recreational Vehicle Industry. BAFI (TM) meets or exceeds regulatory compliance of this type of product and is completed and in production.

The Secure Balance (TM) product is a private-label product that includes a vestibular function testing system and balance therapy system available to physicians throughout the United States.

FAIR VALUE OF FINANCIAL INSTRUMENTS: The Company's financial instruments consist principally of cash, accounts receivable, accounts payable and borrowings. The Company believes the financial instruments' recorded values approximate current values because of their nature and respective durations. The fair value of embedded conversion options and stock warrants are based on a Black-Scholes fair value calculation. The fair value of convertible notes payable is based on discounted cash flows of principal and interest payments.

PRESENTATION OF INTERIM INFORMATION: The accompanying consolidated financial statements as of August 31, 2006 and 2005, for the three months ended August 31, 2006 and 2005 have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. These consolidated financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended May 31, 2006.

In the opinion of Management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows as of August 31, 2006 and 2005, for the three months ended August 31, 2006 and 2005 have been made. The results of operations for the three months ended August 31, 2006 are not necessarily indicative of the operating results for the full year.

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
             (CONTINUED)

PRINCIPLE OF CONSOLIDATION AND PRESENTATION: The accompanying consolidated financial statements include the accounts of Ingen Technologies, Inc. and its subsidiaries after elimination of all inter-company accounts and transactions. Certain prior period balances have been reclassified to conform to the current period presentation. The accompanying consolidated financial statements have been retroactively adjusted to reflect the one-for-forty reverse stock split on December 7, 2005.

USE OF ESTIMATES: The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States (U.S. GAAP) requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

CONVERTIBLE NOTES PAYABLE AND DERIVATIVE LIABILITIES: The Company accounts for convertible notes payable and warrants in accordance with Statement of Financial Accounting Standards (SFAS) No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES." This standard requires the conversion feature of convertible debt be separated from the host contract and presented as a derivative instrument if certain conditions are met. Emerging Issue Task Force
(EITF) 00-19, "ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS INDEXED TO AND POTENTIALLY SETTLED IN A COMPANY'S OWN STOCK" and EITF 05-2, "THE MEANING OF "CONVENTIONAL CONVERTIBLE DEBT INSTRUMENT" IN ISSUE NO. 00-19" were also analyzed to determine whether the debt instrument is to be considered a conventional convertible debt instrument and classified in stockholders' equity. The convertible notes payable issued on July 27 and August 30, 2006 were evaluated and determined not conventional convertible and, therefore, because of certain terms and provisions including liquidating damages under the associated registration rights agreement the embedded conversion option was bifurcated and has been accounted for as a derivative liability instrument. The stock warrants issued in conjunction with the convertible notes payable were also evaluated and determined to be a derivative instrument and, therefore, classified as a liability on the balance sheet. The accounting guidance also requires that the conversion feature and warrants be recorded at fair value for each reporting period with changes in fair value recorded in the consolidated statements of operations.

A Black-Scholes valuation calculation was applied to both the conversion features and warrants at issuance dates and August 31, 2006. The issuance date valuation was used for the effective debt discount that these instruments represent. The debt discount is amortized over the three-year life of the debts using the effective interest method. The August 30, 2006 valuation was used to record the fair value of these instruments at the end of the reporting period with any difference from prior period calculations reflected in the consolidated statement of operations.

NET INCOME (LOSS) PER SHARE: Basic net income per share includes no dilution and is computed by dividing net income available to common stockholders by the weighted average number of common stock outstanding for the period. Diluted net income per share is computed by dividing net income by the weighted average number of common shares and the dilutive potential common shares outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of common shares and excludes dilutive potential common shares outstanding, as their effective is anti-dilutive. Dilutive potential common shares consist primarily of stock warrants and shares issuable under convertible debt.

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
             (CONTINUED)

STOCK-BASED COMPENSATION: The Company accounts for stock issued to non-employees in accordance with the provisions of Statement of Financial Accounting Standards
(SFAS) No. 123 and the Emerging Issue Task Force (EITF) Issue No. 00-18, "ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING, GOODS OR SERVICES." SFAS No. 123 states that equity instruments that are issued in exchange for the receipt of goods or services should be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Under the guidance in Issue 00-18, the measurement date occurs as of the earlier of (a) the date at which a performance commitment is reached or (b) absent a performance commitment, the date at which the performance necessary to earn the equity instruments is complete (that is, the vesting date).

In June 2006, the FASB issued FASB Interpretation No. 48 ("FIN 48"), "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES, AN INTERPRETATION OF FASB STATEMENT NO. 109," which clarifies the accounting of uncertainty in income taxes recognized in financial statements in accordance with FASB Statement No. 109, "ACCOUNTING OF INCOME TAXES." FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The provisions of this Interpretation are effective for fiscal years beginning after December 15, 2006. Management is currently evaluating the financial statement impact of the adoption of FIN 48.


NOTE 2 - GOING CONCERN

The Company's consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. In the near term, the Company expects operating costs to continue to exceed funds generated from operations. As a result, the Company expects to continue to incur operating losses and may not have sufficient funds to grow its business in the near future. The Company can give no assurance that it will achieve profitability or be capable of sustaining profitable operations. As a result, operations in the near future are expected to continue to use working capital.

On July 25, 2006, the Company entered into a Security Purchase Agreement for sale of $2 million aggregate principal amount of callable secured convertible notes. As of August 31, 2006, the Company received an aggregate of $1,066,800 in cash from issuing convertible notes. Management of the Company is actively increasing marketing efforts to increase revenues. The ability of the Company to continue as a going concern is dependent on its ability to meet its financing arrangement and the success of its future operations. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The company incurred a loss of $2,766,114 and $113,762 for the three months ended August 31, 2006 and 2005, and as of that date, had an accumulated deficit of $10,934,332 and $6,679,153, respectively.

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment as of August 31, 2006 is summarized as follow:

                                                   2006             2005
                                                ---------        ---------
     Automobile                                 $   9,500        $   9,500
     Furniture & Fixture                           27,222           27,222
     Machinary & Equipment                         65,900           61,277
     Leasehold Improvements                        32,047           32,047
     Molds                                         29,857               --
                                                ---------        ---------
                                                  164,526          130,046
     Less accumulated depreciation               (102,984)         (84,910)
                                                ---------        ---------

       Property and Equipment, net              $  61,542        $  45,136
                                                =========        =========


NOTE 4 - ACCRUED EXPENSES

Accrued expenses at August 31, 2006 and 2005 consist of:

                                                    2006           2005
                                                  --------       --------
     Accrued officer's compensation               $112,000       $363,500
     Accrued Professional Fees                       6,000             --
     Accrued Interest Expense                       33,844         30,471
     Accrued taxes                                  25,811            800
                                                  --------       --------
              Total                               $177,655       $394,771
                                                  ========       ========


NOTE 5 - CONVERTIBLE NOTES PAYABLE AND DERIVATIVE LIABILITIES

6% $2 MILLION CONVERTIBLE DEBT
------------------------------

On July 25, 2006, the Company entered into a Security Purchase Agreement (the "Agreement") and agreed to issue and sell (i) callable secured convertible notes up to $2 million, and (ii) warrants to acquire for aggregate of 20 million of the Company's common stocks. The notes bear interest at 6% per annum, and mature three years from the date of issuance. The notes are convertible into the Company's common stock at the applicable percentage of the average of the lowest three trading prices for the Company's shares of common stock during the twenty trading day period to conversion. The applicable percentage is 50%; however, the percentage shall be increased to: (i) 55% in the event that a Registration Statement is filed within thirty days from July 26, 2006, and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and twenty days from July 26, 2006.

The Company may prepay the notes in the event that no event of default exists, there are sufficient number of shares available for conversion, and the market price is at or below $0.10 per share. In addition, in the event that the average daily price of the common stock, as reported by the reporting service, for each day of the month ending on any determination date is below $0.10, the Company may repay a portion of the outstanding principal amount of the notes equal to 101% of the principal amount thereof divided by thirty-six plus one month's interest. The full principal amount of the notes is due upon default under the terms of the Notes. In addition, the Company has granted the investors a security interest in substantially all of its assets and intellectual property as well as registration rights.

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5 - CONVERTIBLE NOTES PAYABLE AND DERIVATIVE LIABILITIES (CONTINUED)

The Company received the first tranch of $700,000 on July 27, 2005, less issuance costs of $295,200, the second tranch of $600,000, less issuance costs of $13,000 on August 30, 2006, and the third and final tranch of $700,000 is to be purchases upon effectiveness of the Registration Statement.

The Company issued seven year warrants to purchase 20,000,000 shares of our common stock at an exercise price of $0.10.

The Company filed a, SB-2 registration statement with the SEC on August 25, 2006, regarding the agreement; however, a registration withdrawal request was filed with the SEC on October 31, 2006.

The issuance costs incurred in connection with the convertible notes are deferred and being amortized to interest expense over the life of each debenture tranch.

The Company is accounting for the conversion option in the debentures and the associated warrants as derivative liabilities in accordance with SFAS 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES," EITF 00-19, "ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS INDEXED TO AND POTENTIALLY SETTLED IN A COMPANY'S OWN STOCK" and EITF No. 05-2, "THE MEANING OF "CONVENTIONAL CONVERTIBLE DEBT INSTRUMENT" IN ISSUE NO. 00-19." The Company attributed beneficial conversion features to the convertible debt using the Black-Scholes Option Pricing Model. The fair value of the conversion feature has been included as a discount to debt in the accompanying balance sheet up to the proceeds received from each tranch, with any excess charged to operations. The discount is being amortized over the life of each debenture tranch using the interest method.

The following tables describe the valuation of the conversion feature of each tranch of the convertible debenture, using the Black Scholes pricing model:

                                                   7/27/2006        8/30/2006
                                                     Tranch           Tranch
                                                 --------------   -------------
     Approximate risk free rate                          5.01%           4.80%
     Average expected life                             3 years         3 years
     Dividend yield                                         0%              0%
     Volatility                                        202.01%         202.01%
     Estimated fair value of conversion feature    $ 1,328,118     $ 1,137,929

The Company recorded the fair value of the conversion feature, aggregate of $2,466,047, as a discount to the convertible debt in the accompanying balance sheet up to the proceeds received from each tranch, with any excess or $1,166,047 charged to expense. Amortization expense related to the conversion feature discount for the three months ended August 31, 2006 was $7,290. Remaining unamortized discount as of that date was $1,292,710.

         The Company also granted warrants to purchase 20,000,000 shares of common stock in connection with the financing. The warrants are exercisable at $0.10 per share for a period of seven years, and were fully vested. The warrants have been valued at $1,987,478 using the Black-Scholes Option Pricing Model with the following weighted-average assumptions used.

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5 - CONVERTIBLE NOTES PAYABLE AND DERIVATIVE LIABILITIES (CONTINUED)

                                                                  6/26/2006
                                                                --------------
     Approximate risk free rate                                         5.23%
     Average expected life                                            7 years
     Dividend yield                                                        0%
     Volatility                                                       202.01%
     Number of warrants granted                                    20,000,000
     Estimated fair value of total warrants granted             $   1,987,478


6% $75,000 DEBT
---------------

On June 7, 2006, the Company entered into an agreement with an accredited investor to sale a convertible debenture. The Company received proceeds of $75,000 from the sale of the convertible debenture on June 7, 2006. The debenture is convertible at any time within a three year period into 3,750,000 shares of common stock at $0.02 per share. The debenture carries an interest rate of 6% per annum, and payable annually. In the event that the debenture is not converted to common stock, any unpaid balance, including interest and the principal, becomes due on May 31, 2009.

                                                                    6/7/2006
                                                                 --------------
     Approximate risk free rate                                          4.99%
     Average expected life                                             3 years
     Dividend yield                                                         0%
     Volatility                                                        202.01%
     Estimated fair value of conversion feature                  $     437,730

The Company recorded the fair value of the conversion feature of $437,730, as a discount to the convertible debt in the accompanying balance sheet up to the proceeds received with any excess or $362,730 charged to expense.


DERIVATIVE LIABILITIES
----------------------

In accordance with the EITF 00-19, the conversion feature of each convertible debenture and the stock warrants issued in conjunction with convertible debentures have been included as long-term liabilities and were originally valued at fair value at the date of issuance. As a liability, the convertible features and the stock warrants are revalued each period until and unless the debt is converted. As of August 31, 2006, the fair values of the conversion feature and the stock warrants aggregated to $3,860,069. The Company recorded a gain of $1,031,094 related to the change in fair value from the date of issuance of the convertible debt to August 31, 2006. This amount is recorded as "Change in Derivative Liabilities" a component of other income in the accompanying consolidated statement of operations. If the debt is converted prior to maturity, the carrying value will be transferred to equity.

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 6 - PREFERRED STOCKS

On December 7, 2005, the Company had a reverse stock split of 3 to 1 for all issued and outstanding preferred shares and converted all classes of preferred shares into Series A preferred stock. No dividends shall accrue or be payable on the Series A preferred stocks. The Company has the right to redeem each share of Series A preferred stock for $1; however, there is no obligation for this redemption. Each share of Series A preferred stock is entitled to vote on all matters with holders of the common stock; however, each Series A preferred stock is entitled to 1 vote. Each share of Series A preferred stock is convertible, at the option of the holder and subject to a 65 day written notice to the Company, at any time after the date of the issuance into 1 share of fully paid and non-assessable share of common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series A preferred stock shall be entitled to be paid $1 per share before any payments or distribution of assets of the Company to the holders of the common stock or any other equity securities of the Company. The accompanying consolidated financial statements have been retroactively adjusted to reflect the reverse stock split.

On April 5, 2006, the Company filed an SB-2 with the SEC regarding an investment Contract (the "Contract") providing that the Company intends to raise up to $5 million or more utilizing Replacement S-B of the SEC. Under this Contract a subscriber agreed to purchase 3 million shares of the Company's restricted series A preferred stock shares at a price of $0.0733 per share or $220,000. These shares will be registered by the Company in the S-B offering. As of August 31, 2006, all of 3 million shares of restricted series A preferred shares were issued and a subscription receivable of $220,000 was recorded against the Company's equity.

On July 25, 2006, the Company filed a request for withdrawal of Registration Statement with the SEC. The filing of an SB-2 is pending due to the Company's delinquency in periodic filings with the SEC under the Securities Exchange Act of 1934. The Company did not report from 1998 until it resumed reporting in November 2005.


NOTE 7 - COMMON STOCK

On October 31, 2005, the Board approved on reverse split to reduce the authorized common shares to 100 million and also approved the reverse split of 40 to 1 outstanding and issued common shares; the effective was on December 7, 2005. The accompanying consolidated financial statements have been retroactively adjusted to reflect the reverse stock split.


NOTE 8 - NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted net loss per share:

                                              August 31,2006    August 31, 2005
                                             ---------------    ---------------
     Numerator:
       Net Loss                              $    (2,766,114)   $      (113,762)
                                             ---------------    ---------------
     Denominator:
       Weighted Average Number of Shares          22,207,208          7,536,098
                                             ---------------    ---------------

     Net loss per share-Basic and Diluted    $         (0.12)   $         (0.02)

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 8 - NET LOSS PER SHARE (CONTINUED)

As the Company incurred net losses for the three months ended August 31, 2006, it has excluded from the calculation of diluted net loss per share approximately 6,083,333 related to its convertible debt in accordance with EITF Issue No. 04-8, "THE EFFECT OF CONTINGENTLY CONVERTIBLE DEBT ON DILUTED EARNINGS PER SHARE". There are no dilutive items for the three months ended August 31, 2005.


NOTE 9 - SEGMENT INFORMATION

SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" requires that a publicly traded company must disclose information about its operating segments when it presents a complete set of financial statements. Since the Company has only one segment; accordingly, detailed information of the reportable segment is not presented.


NOTE 10 - RELATED PARTY TRANSACTIONS

The Company had a note payable to a related party in the amounts of $6,886 and $42,802 as of August 31, 2006 and 2005, respectively. The interest rate on the note is 6% and due upon working capital availability. The related accrued interest is $33,844 and $30,471 as of August 31, 2006 and 2005, respectively.


NOTE 11 - GUARANTEES

The Company from time to time enters into certain types of contracts that contingently require the Company to indemnify parties against third-party claims. These contracts primarily relate to: (i) divestiture agreements, under which the Company November provide customary indemnifications to purchasers of the Company's businesses or assets; and (ii) certain agreements with the Company's officers, directors and employees, under which the Company November be required to indemnify such persons for liabilities arising our of their employment relationship.

The terms of such obligations vary. Generally, a maximum obligation is not explicitly stated. Because the obligated amounts of these types of agreements often are not explicitly stated, the overall maximum amount of the obligation cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these obligations on its balance sheet as of August 31, 2006.

                            INGEN TECHNOLOGIES, INC.

                                  AUDIT REPORT

                               FOR THE YEARS ENDED
                              MAY 31, 2006 AND 2005

HAROLD Y. SPECTOR, CPA          SPECTOR & WONG, LLP         80 SOUTH LAKE AVENUE
CAROL S. WONG, CPA          Certified Public Accountants    SUITE  723
                                  (888) 584-5577            PASADENA, CA 91101
                               FAX (626) 584-644



REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and stockholders of Ingen Technologies Inc.


We have audited the accompanying consolidated balance sheets of Ingen Technologies Inc. and subsidiary, as of May 31, 2006 and 2005, and the related statements of operations, changes in stockholders' deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial positions of Ingen Technologies Inc. and subsidiary as of May 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's operating losses and working capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note
3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Spector and Wong, LLP

Spector and Wong, LLP
Pasadena, California
July 24, 2006


AS OF MAY 31,                                                                           2006             2005
                                                                                     -----------      -----------

                                   ASSETS
Current Assets
   Cash                                                                              $   111,112      $    17,727
                                                                                     -----------      -----------
      Total current assets                                                               111,112           17,727
                                                                                     -----------      -----------

Property and equipment, net of accumulated depreciation
   of $98,408 and $80,411 for 2005 and 2004, respectively                                 31,638           24,927

    TOTAL ASSETS                                                                     $   142,750      $    42,654
                                                                                     ===========      ===========

                   LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
  Accounts payable                                                                   $    48,186      $        --
  Accrued expenses                                                                       179,793          386,530
                                                                                     -----------      -----------
    Total current liabilities                                                            227,979          386,530
                                                                                     -----------      -----------

Long-term Liabilities
  Notes Payable                                                                               --           25,000
  Officers' loans                                                                         70,826          102,802
                                                                                     -----------      -----------
    Total long-term liabilities                                                           70,826          127,802
                                                                                     -----------      -----------

Stockholders' deficit
  Preferred stock Series A, no par value, 40,000,000 and none authorized in 2006 and 2005, respectively; issued and outstanding 14,134,547
     for 2006 and 1,000,000 for 2005                                                     734,980           30,000
  Preferred stock, no par value, none and 37,000,000 authorized in 2006 and 2005, respectively; issued and outstanding none
     and 12,300,000 for 2006 and 2005, respectively                                           --          369,000
  Common stock, no par value, authorized 100,000,000 in 2006 and
     500,000,000 shares in 2005; issued and outstanding 29,609,610 and
     3,182,190 for 2006 and 2005,  respectively                                        7,497,183        5,551,213
  Series A preferred stock subscription                                                 (220,000)              --
  Accumulated deficit                                                                 (8,168,218)      (6,565,391)
                                                                                     -----------      -----------
    Total stockholders deficit                                                          (156,055)        (615,178)
                                                                                     -----------      -----------

    TOTAL LIABILITIES AND STOCKHOLDERS'  DEFICIT                                     $   142,750      $  (100,846)
                                                                                     ===========      ===========


                                                  F-13






FOR THE YEARS ENDED MAY 31,                          2006                2005
                                                 -------------      -------------
Sales                                            $     846,783      $     794,314

Cost of sales                                          301,118            296,565
                                                 -------------      -------------

  GROSS PROFIT                                         545,665            497,749

Selling, general and administrative expenses         2,143,840            770,692
Amortization of intangible assets                           --                 36
Impairment loss                                             --             16,905
                                                 -------------      -------------

  OPERATING LOSS                                    (1,598,175)          (289,884)
                                                 -------------      -------------

Other (expenses):
  Interest Expenses                                     (3,852)           (16,571)
                                                 -------------      -------------

   NET LOSS BEFORE TAXES                            (1,602,027)          (306,455)

Provision for income taxes                                 800                800
                                                 -------------      -------------

NET LOSS                                         $  (1,602,827)     $    (307,255)
                                                 =============      =============

Basic and diluted net loss per share             $       (0.01)               NIL
                                                 =============      =============

Weighted average number of common shares           208,100,842          2,205,309


                                        F-14






                                                 SERIES A                                     SERIES A,
                      PREFERRED STOCK          PREFERRED STOCK           COMMON STOCK         PREFERRED
                 ------------------------   ----------------------  ------------------------  ----------
                                                                                              STOCK SUB-  ACCUMULATED
                    SHARES       AMOUNT        SHARES      AMOUNT     SHARES       AMOUNT     SCRIPTION     DEFICIT        TOTAL
                 -----------   ----------   -----------  ---------  -----------  -----------  ----------  -----------   -----------
Balance at
  May 31, 2004            --           --            --         --   12,864,593  $ 5,407,213              $(6,258,136)  $  (850,923)
                 -----------   ----------   -----------  ---------  -----------  -----------  ----------  -----------   -----------

Reverse
  stock split
  on December
  7, 2005 40
  to 1 common
  stock                                                             (12,542,978)

Balance at
  May 31, 2004
  retroactively
  restated                --           --            --         --      321,615                5,407,213   (6,258,136)     (850,923)
                 -----------   ----------   -----------  ---------  -----------  -----------  ----------  -----------   -----------

Issuance of
  preferred
  stock for
  Compensation
  expense         12,300,000      369,000     1,000,000     30,000                                                          399,000

Issuance of
  common
  stock in
  cash                                                                2,860,575      144,000                                144,000

Net loss                                                                                                     (307,255)     (307,255)
                 -----------   ----------   -----------  ---------  -----------  -----------  ----------  -----------   -----------
Balance at
  May 31, 2005    12,300,000      369,000     1,000,000     30,000    3,182,190    5,551,213          --   (6,565,391)     (615,178)
                 -----------   ----------   -----------  ---------  -----------  -----------  ----------  -----------   -----------

Conversion of
  Preferred
  Stock
  into Series
  A preferred
  stock          (12,300,000)    (369,000)   12,300,000    369,000

Conversion of
  Preferred
  Stock
  Series A
  into common
  stock                                      (7,619,999)  (284,020)   7,619,999      284,020                                     --

Issuance of
  preferred
  stock for
  accrued
  compensation                                5,454,546    400,000                                                          400,000

Subscription
  of Series A
  preferred
  stock                                       3,000,000    220,000                              (220,000)                        --

Issuance of
  common stock
  in cash                                                            18,807,421    1,661,950                              1,661,950

Net loss                                                                                                   (1,602,827)   (1,602,827)
                 -----------   ----------   -----------  ---------  -----------  -----------  ----------  -----------   -----------
BALANCE AT
  MAY 31, 2006            --   $       --    14,134,547  $ 734,980   29,609,610  $ 7,497,183  $ (220,000) $(8,168,218)  $  (156,055)
                 ===========   ==========   ===========  =========  ===========  ===========  ==========  ===========   ===========


                                                                 F-15






FOR THE YEARS ENDED MAY 31,                                              2006         2005
                                                                     -----------   -----------
CASH FLOW FROM OPERATING ACTIVITIES:
  Net Loss                                                           $(1,602,827)  $  (307,255)
  Adjustments to Reconcile Net Loss to Net Cash Used in Operations:
     Stock Issued for Services                                                --       399,000
     Depreciation and Amortization                                        17,997        10,533
     Loss on Impairment of Patents                                            --        16,905
  Increase (Decrease) in:
     Accounts Payable                                                     48,186       (20,000)
     Accrued Expenses                                                    193,263       (86,630)
     Litigation reserve                                                 (143,500)           --
                                                                     -----------   -----------
  NET CASH PROVIDED (USED) IN OPERATING ACTIVITIES                    (1,486,881)       12,553
                                                                     -----------   -----------

CASH FLOW FROM INVESTING ACTIVITIES
  Addition to Fixed Assets                                               (24,708)           --
                                                                     -----------   -----------
  NET CASH USED IN INVESTING ACTIVITIES                                  (24,708)           --
                                                                     -----------   -----------

CASH FLOW FROM FINANCING ACTIVITIES:
  Net Repayments to Note Payable to Related Party                        (31,976)     (173,379)
  Repayments to Notes Payable                                            (25,000)           --
  Proceeds from Issuance of Common Stock                               1,661,950       144,000
                                                                     -----------   -----------
  NET CASH FLOW PROVIDED (USED) BY FINANCING ACTIVITIES                1,604,974       (29,379)
                                                                     -----------   -----------

    NET INCREASE (DECREASE) INCREASE IN CASH                              93,385       (16,826)

Cash Balance at Beginning of Year                                         17,727        34,553
                                                                     -----------   -----------

CASH BALANCE AT END OF YEAR                                          $   111,112   $    17,727
                                                                     ===========   ===========

Supplemental Disclosures of Cash Flow Information:
     Interest Paid                                                   $        --   $        --
     Taxes Paid                                                      $       800   $       800

Non Cash Activities:
     Exchange of 7,619,999 shares of series A preferred stock
          for common stock                                           $   284,020   $        --
     Issuance of series A preferred stock for accrued compensation   $   400,000   $        --
     Stock subscription receivable incurred for issuance of
          series A preferred stock                                   $   220,000   $        --


                                      F-16

NOTE 1 - NATURE OF BUSINESS

Ingen Technologies, Inc., (formerly known as Creative Recycling Technologies Inc., the "Company" or "Ingen Technologies"), is a Public Company trading under NASDAQ OTC: IGTN. Ingen Technologies is a growth-oriented technology company that offers a diverse and progressive services and products.

Ingen Technologies, Inc., is a Georgia corporation ("IGTN") and owns 100% of the capital stock of Ingen Technologies, Inc. a Nevada corporation and it has been in business since 1999.

The Company's flagship product is its BAFI(TM), the world's first wireless digital low gas warning system for pressurized gas cylinders. On October 24, 2000, the BAFI(TM) received a U.S. Patent with Patent No. 6,137,417. BAFI(TM), now in its second generation, is an accurate and cost-effective, real-time pressurized gas warning system that will alert users when gas levels are approaching empty.

The BAFI(TM) line has multiple applications, inclusive but not limited to, the Medical Industry, Home Consumer, Residential Development Industry, Safety & Protection (fire and police), Aircraft Industry, and the Recreational Vehicle Industry. BAFI(TM) meets or exceeds regulatory compliance of this type of product and is completed and in production.

The Secure Balance(TM) product is a private-label product that includes a vestibular function testing system and balance therapy system available to physicians throughout the United States.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

Principle of Consolidation and Presentation: The accompanying consolidated financial statements include the accounts of Ingen Technologies, Inc. and its subsidiaries after elimination of all intercompany accounts and transactions. Certain prior period balances have been reclassified to conform to the current period presentation

Use of estimates The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

Revenue Recognition The Company generally recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collection is probable. In instances where final acceptance of the product is specified by the customer, revenue is deferred until all acceptance criteria have been met. No provisions were established for estimated product returns and allowances based on the Company's historical experience. All orders are customized with substantial down payments. Products are released upon receipt of the remaining funds.

Cash Equivalents For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments The carrying amounts of the financial instruments have been estimated by management to approximate fair value.

Property and Equipment Property and Equipment are valued at cost. Maintenance and repair costs are charged to expenses as incurred. Depreciation is computed on the straight-line method based on the following estimated useful lives of the assets: 3 to 5 years for computer, software and office equipment, and 5 to 7 years for furniture and fixtures.

Income Taxes: Income tax expense is based on pretax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts.

Net Loss Per Share Basic net loss per share includes no dilution and is computed by dividing net loss available to common stockholders by the weighted average number of common stock outstanding for the period. Diluted net loss per share does not differ from basic net loss per share since potential shares of common stock are anti-dilutive for all periods presented. Potential shares consist of series A preferred stock.

New Accounting Standards: In June 2005, the Financial Accounting Standards Board
(FASB) issued Statement of Financial Accounting Standard (SFAS) No. 154, "Accounting Changes and Errors Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statement." SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles were required recognition via a cumulative effective adjustment within net income of the period of the change. SFAS 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 14, 2005; however, the Statement does not change the transition provisions of any exi sting accounting pronouncements. The Company does not believe this pronouncement will have a material impact in its consolidated financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS No. 153. This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion; however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the dat e of this statement is issued. Management believes the adoption of this statement will have no impact on the consolidated financial statements of the Company.

In December 2004, the FASB issued SFAS No. 152, which amends FASB statement No. 66, "Accounting for Sales of Real Estate," to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." This statement also amends FASB Statement No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects," to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the consolidated financial statements of the Company.

In December 2004, the FASB issued Statement No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)"), which requires the measurement and recognition of compensation expense for all stock-based compensation payments and supersedes the Company's current accounting under APB 25. SFAS 123(R) is effective for the first interim or annual reporting period that begins after December 15, 2005 for small business issuers. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 ("SAB 107") relating to the adoption of SFAS 123(R).

The Company plans to use the modified prospective method to adopt this new standard and will continue to evaluate the impact of SFAS 123(R) on its operating results and financial condition. The pro forma information presented above and in Note 10 presents the estimated compensation charges under SFAS 123, "Accounting for Stock-Based Compensation." The Company's assessment of the estimated compensation charges is affected by the Company's stock price as well as assumptions regarding a number of complex and subjective variables and the related tax impact. These variables include, but are not limited to, the Company's stock price volatility and employee stock option exercise behaviors. The Company will recognize the compensation cost for stock-based awards issued after January 1, 2006 on a straight-line basis over the requisite service period for the entire award.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4." This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does no t believe the adoption of this consolidated statement will have any immediate material impact on the Company.

NOTE 3 - GOING CONCERN

The Company's consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities and commitments in the normal course of business. In the near term, the Company expects operating costs to continue to exceed funds generated from operations. As a result, the Company expects to continue to incur operating losses and may not have sufficient funds to grow its business in the future. The Company can give no assurance that it will achieve profitability or be capable of sustaining profitable operations. As a result, operations in the near future are expected to continue to use working capital.

NOTE 3 - GOING CONCERN (continued)

To successfully grow the individual segments of the business, the Company must decrease its cash burn rate, improve its cash position and the revenue base of each segment, and succeed in its ability to raise additional capital through a combination of primarily public or private equity offering or strategic alliances. The Company also depends on certain contractors, and its sole employee, the CEO, and the loss of any of those contractors or the employee, may harm the Company's business.

The company incurred a loss of $1,602,827 and $307,255 for the years ended May 31, 2006 and 2005, and as of those dates, had an accumulated deficit of $8,168,218 and $6,565,391, respectively.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment is summarized as follow:

                                                           As of May 31,
                                                   -----------------------------
                                                     2006                2005
                                                   ---------          ---------
Automobile                                         $   9,500          $   9,500
Furniture & Fixture                                   27,222             26,660
Machinary & Equipment                                 61,277             60,305
Leasehold Improvements                                32,047              8,873
                                                   ---------          ---------
                                                     130,046            105,338
Less accumulated depreciation                        (98,408)           (80,411)
                                                   ---------          ---------

  Property and Equipment, net                      $  31,638          $  24,927
                                                   =========          =========

NOTE 5 - ACCRUED EXPENSES

Accrued expenses at May 31, 2006 and 2005 consist of:

                                                        2006              2005
                                                      --------          --------
      Accrued officer's compensation                  $112,000          $356,000
      Accrued interest expense                          32,782            28,930
      Accrued professional fees                         10,000                --
      Accrued payroll taxes                             24,211                --
      Accrued taxes                                        800             1,600
                                                      --------          --------
               Total                                  $179,793          $386,530
                                                      ========          ========

NOTE 6 - INCOME TAXES

Provision for income tax for the years ended May 31, 2006 and 2005 consisted of $800 minimum state franchise tax per year.

As of May 31, 2006 and 2005, the Company has net operating loss carryforwards, approximately, of $3,009,598 and $1,406,771, respectively, to reduce future federal and state taxable income. To the extent not utilized, the carryforwards will begin to expire through 2026. The Company's ability to utilize its net operating loss carryforwards is uncertain and thus a valuation reserve has been provided against the Company's net deferred tax assets. A valuation allowance is recorded for the full amount of deferred tax assets of approximately $1,294,127 and $602,098, for the years ended May 31, 2006 and 2005, respectively, which relates to these loss carryforwards, since future profits are indeterminable.

NOTE 7 - NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted net loss per share:

                                                   FOR YEARS ENDED MAY, 31
                                              ----------------------------------
                                                  2006                 2005
                                              -------------       -------------
Numerator:
  Net Loss                                    $  (1,602,827)      $    (307,255)
                                              -------------       -------------
Denominator:
  Weighted Average Number of Shares             208,100,842           2,205,309
                                              -------------       -------------

Net loss per share-Basic and Diluted          $       (0.01)                NIL

As the Company incurred net losses for the years ended May 31, 2006 and 2005, it has excluded from the calculation of diluted net loss per share approximately 14,134,547and no shares, respectively.

NOTE 8 - SEGMENT INFORMATION

SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" requires that a publicly traded company must disclose information about its operating segments when it presents a complete set of financial statements. The Company has only one segment; therefore, the detail information is not presented.

NOTE 9 - RELATED PARTY TRANSACTIONS

The Company had notes payable to a related party in the amounts of $70,826 and $102,802 as of May 31, 2006 and 2005, respectively. The interest rate on the loan is 6% and due upon working capital availability. The related accrued interest is $32,782 and $28,930 as of May 31, 2006 and 2005, respectively.

As of May 31, 2005, there was a note payable to a related party for the amount of $25,000 with zero interest. The note was paid in August 2005.

During the fiscal year ending May 31, 2006, the CEO of the Company received 5,454,546 shares of series A preferred for satisfaction of his accrued compensation of $400,000.

NOTE 10 - LEASE OBLIGATION

The Company leases its corporate office under an unsecured lease agreement which expires in April 1, 2008. As of May 31, 2006, the remaining lease obligation is as follows:

                           Year Ending                 Lease
                             May 31,                Obligation
                       ---------------------------------------
                              2007                      9,300
                              2008                      7,750
                                                    ----------
                                                    $  17,050
                                                    ==========

The total rent expense for the year ended May 31, 2006 was $9,300.

NOTE 11 - INTANGIBLE ASSETS

The patents were fully impaired as of May 31, 2005 and the loss for the impairment was $16,905.

NOTE 12 - GUARANTEES

The Company from time to time enters into certain types of contracts that contingently require the Company to indemnify parties against third-party claims. These contracts primarily relate to: (i) divestiture agreements, under which the Company may provide customary indemnifications to purchasers of the Company's businesses or assets; and (ii) certain agreements with the Company's officers, directors and employees, under which the Company may be required to indemnify such persons for liabilities arising our of their employment relationship.

The terms of such obligations vary. Generally, a maximum obligation is not explicitly stated. Because the obligated amounts of these types of agreements often are not explicitly stated, the overall maximum amount of the obligation cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these obligations on its balance sheet as of May 31, 2006.

NOTE 13 - PENDING LITIGATION

The pending litigation is with the previous landlord for breaking a facility lease by the Company. The management estimated and accrued a loss for $143,500 in the year ended May 31, 2004. The litigation regarding the breaking the facility lease was settled for $143,000 in August 2005.

NOTE 14 - PREFERRED STOCKS

On December 7, 2005, the Company had a reverse stock split of 3 to 1 for all issued and outstanding preferred shares and converted all classes of preferred shares into Series A preferred stock. The Company is authorized to issue 40,000,000 shares of no par value Series A preferred stock. As of May 31, 2006 and 2005, the Company had 14,134,547 shares of preferred stocks Series A issued and outstanding and 36,900,000 shares of preferred stock issued and outstanding. No dividends shall accrue or be payable on the Series A preferred stocks. The Company has the right to redeem each share of Series A preferred stock for $1; however, there is no obligation for this redemption. Each share of Series A preferred stock is entitled to vote on all matters with holders of the common stock; however, each Series A preferred stock is entitled to 1 vote. Each share of Series A preferred stock is convertible, at the option of the holder and subject to a 65 day written notice to the Company, at any time after the date of the issuance into 1 share of fully paid and non-assessable share of common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series A preferred stock shall be entitle to be paid $1 per share before any payments or distribution of assets of the Company to the holders of the common stock or any other equity securities of the Company. The accompanying consolidated financial statements have been retroactively adjusted to reflect the reverse stock split.

During the fiscal year ending May 31, 2006, the Company authorized and converted 7,619,999 shares of Series A preferred stock to common stock.

On May 21, 2006, the Company and a subscriber entered into an Investment Contract (the "Contract") providing that the Company intends to raise at least $5 million utilizing Replacement S-B of the SEC which the subscriber agreed to purchase 3million shares of the Company's restricted series A preferred shares at a price of $0.0733 per share or $220,000. These shares will be registered by the Company in the S-B offering. As of May 31, 2006, all of 3million shares of restricted series A preferred shares were issued and a subscription receivable of $220,000 was recorded against the Company's equity.

NOTE 15 - COMMON STOCK

On October 31, 2005, the Board approved on reverse split to reduce the authorized common shares to 100 million and also approved the reverse split of 40 to 1 outstanding and issued common shares; the effective was on December 7, 2006. The accompanying consolidated financial statements have been retroactively adjusted to reflect the reverse stock split.

                    CHANGES AND DISAGREEMENTS WITH ACCOUNTANT
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements with our certified public accountants with respect to accounting practices or procedures or financial disclosure.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

                                   PROSPECTUS

                            INGEN TECHNOLOGIES, INC.

          13,554,497 SHARES OF OUR COMMON STOCK ISSUABLE IN CONNECTION
                     WITH THE CONVERSION OF PROMISSORY NOTES



YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

UNTIL _____________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Georgia law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if these directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agent in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

Our Articles of Incorporation provide that, none of our directors shall be liable to us or our stockholders for damages for breach of fiduciary duty, unless such breach involves a breach of duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or involve unlawful payment of dividends or unlawful stock purchases or redemptions, or involves a transaction from which the director derived an improper personal benefit.

In addition, our by-laws provide that we shall indemnify our officers, directors and agents to the fullest extent permissible under Georgia law, and in conjunction therewith, to procure, at our expense, policies of insurance. In addition, our by-laws provide that our directors shall have no liability for monetary damages to the fullest extent permitted under Georgia law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission
registration fee                               $      258.94
Transfer Agent Fees (1)                             1,000.00
Accounting fees and expenses (1)                   10,000.00
Legal fees and expenses (1)                        50,000.00
                                               -------------
Total(1)                                       $   61,258.94

(1)   Estimated

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On June 8, 2004, we issued 3,000,000 shares of our restricted common stock to 9 investors. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The purchasers were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, The purchasers had the necessary investment intent as required by Section 4(2) as they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 9, 2004, we issued 73,408,000 shares of our restricted common stock to 118 investors.

On July 30, 2004, we issued 3,850,000 shares of our restricted common stock to 5 investors. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The purchasers were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, The purchasers had the necessary investment intent as required by Section 4(2) as they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 3, 2004, we issued 200,000 shares of our restricted common stock to one investor. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The purchaser was a sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the purchaser had the necessary investment intent as required by
Section 4(2) as he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 23, 2004, we issued 500,000 shares of our restricted common stock to one investor. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The purchaser was a sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the purchaser had the necessary investment intent as required by
Section 4(2) as he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 24, 2004, we issued 500,000 shares of our restricted common stock to one investor. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The purchaser was a sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the purchaser had the necessary investment intent as required by
Section 4(2) as he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 10, 2004, we issued 160,000 shares of our restricted common stock to one investor. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The purchaser was a sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the purchaser had the necessary investment intent as required by
Section 4(2) as he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 12, 2004, we issued 240,000 shares of our restricted common stock to 2 investors. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The purchasers were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, The purchasers had the necessary investment intent as required by
Section 4(2) as they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 31, 2004, we issued 500,000 shares of our restricted common stock to one investor. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The purchaser was a sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the purchaser had the necessary investment intent as required by
Section 4(2) as he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 1, 2004, we issued 500,000 shares of our restricted common stock to one investor. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The purchaser was a sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the purchaser had the necessary investment intent as required by
Section 4(2) as he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

We sold $1,090,925 of restricted shares from December of 2004 to November 30, 2005 in private transactions to accredited investors under Section 4(2) and/or
Section 4(6) of the Securities Act of 1933.

On February 13, 2006, we sold 1,666,666 of our restricted common shares to two accredited shareholders (each shareholder purchased 833,333 shares at $0.12 per share). These sales were pursuant to Rule 506 of Regulation D of the SEC. The total purchase of these shares is $200,000.

We sold 1,000,000 of our restricted common shares to an accredited investor for $150,000 on February 28, 2006 and another 1,000,000 of our restricted common shares to the same individual for $120,000 on March 17, 2006. These sales was pursuant to California Corporations Code section 25102(f).

On July 26, 2006, we completed a financing agreement by signing a securities purchase agreement for a maximum of $2,000,000. The initial closing was for financing of the principal amount of $700,000 for which we issued callable secured convertible notes. The initial funding was undertaken as follows: AJW Capital Partners, LLC - $67,900; AJW Offshore, Ltd. - $413,000; AJW Qualified Partners, LLC - $210,000; and New Millennium Capital Partners II, LLC - $9,100. Under the securities purchase agreement, we will receive the principal amount of $600,000 when this SB-2 registration statement is filed with the SEC; and the final principal amount of $700,000 when this registration statement is declared effective. At both times, we will issue callable secured convertible notes for such amounts. The note is convertible into our common shares at the lowest 3 intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 40%. The investors in the financing shall not be entitled to convert the promissory note if such conversion would result in any investor solely owning more than 4.99% of our outstanding shares of common stock.

Based on our recent financing, we have also issued 20,000,000 warrants convertible into shares of our common stock. Each Warrant entitles to holder to one share of our common stock. The warrants were issued as follows: AJW Capital Partners, LLC - 1,940,000 warrants; AJW Offshore, Ltd. - 11,800,000 warrants; AJW Qualified Partners, LLC - 6,000,000 warrants; and New Millennium Capital Partners II, LLC - 260,000 warrants. The exercise price is $.10 and is exercisable for seven years from the date of issuance. The warrants have a cashless exercise feature. For the 20,000,000 warrants issued on July 26, 2006, the expiration date is July 26, 2013.

The convertible notes and the warrants (the "Securities") were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such Securities. The above issuance of Securities qualified for exemption under
Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The holders set forth above were each accredited investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of Securities offered. We did not undertake an offering in which we sold a high number of Securities to a high number of investors. In addition, the holders set forth above had the necessary investment intent as required by Section 4(2) since they agreed to receive a share certificate bearing a legend stating that such shares underlying the Securities are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2006 we issued warrants to representing the right to purchase up to 2,000,000 shares of our common stock at an exercise price of $.10 per share. The exercise price is $.10 and is exercisable for seven years from the date of issuance. The warrants have a cashless exercise feature. The warrants were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such warrants. The above issuance of warrants to purchase shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such warrants did not involve a public offering. The warrant-holder represented that it was an accredited investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the warrant-holder had the necessary investment intent as required by Section 4(2) and agreed to receive a share certificate upon exercise of the warrant bearing a legend that such shares underlying the warrant are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each of these shareholders was a sophisticated investor and had access to information regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transactions.

All stock numbers and prices per share have been adjusted to reflect the 1-for-40 reverse split of our common stock split effective December 8, 2005.

ITEM 27. EXHIBITS

  EXHIBIT NO.   DESCRIPTION
--------------------------------------------------------------------------------

       2.1 Plan And Agreement of Merger Relating to the Merger of Ingen Technologies, Inc. into Creative Recycling, Inc., dated March 15, 2004. (incorporated by reference to registrant's Form 10-KSB/A filed March 24, 2006)

       3.1 Amended and Restated Articles of Incorporation of Ingen Technologies, Inc., as filed with the Georgia Secretary of State on or about March 15, 2005. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

       3.2 Resolution 2005.6 of the Ingen Board of Directors (signed by the preferred shareholders as well) modifying the Amended and Restated Articles of Incorporation with respect to the classifications and rights of our preferred shares. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

       3.3 Bylaws of Ingen Technologies, Inc. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

       3.4 Minutes of Special Shareholder meeting of March 15, 2005 amending our Bylaws by changing the date of the annual shareholders meeting from May 15 to March 15. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

       3.5 Amended and Restated Articles of Incorporation of Ingen Technologies, Inc., as filed with the Georgia Secretary of State on or about December 28, 2005 (incorporated by reference to registrant's Form 8-K filed January 10, 2006)

       4.1 Specimen of Ingen Technologies, Inc. common stock certificate. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

       4.2 Resolution 2006.1 of the Ingen Technologies, Inc. Board of Directors, dated January 5, 2006 (incorporated by reference to registrant's Form 8-K filed January 10, 2006)

       4.3 Securities Purchase Agreement dated July 25, 2006 by and among Ingen Technologies, Inc. and the New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC. (incorporated by reference to registrant's Form 8-K filed August 8, 2006)

       4.4 Form of Callable Convertible Secured Note by and among the Ingen Technologies, Inc. and the New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC. (incorporated by reference to registrant's Form 8-K filed August 8, 2006)

       4.5 Form of Stock Purchase Warrant by and among Ingen Technologies, Inc. and the New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC. (incorporated by reference to registrant's Form 8-K filed August 8, 2006)

       4.6 Registration Rights Agreement by and among Ingen Technologies, Inc. and the New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC. (incorporated by reference to registrant's Form 8-K filed August 8, 2006)

       4.7 Security Agreement by and among Ingen Technologies, Inc. and the New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC. (incorporated by reference to registrant's Form 8-K filed August 8, 2006)

       4.8 Intellectual Property Security Agreement by and among Ingen Technologies, Inc. and the New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC. (incorporated by reference to registrant's Form 8-K filed August 8, 2006)

       4.9 Amendment to Securities Purchase Agreement dated November 21, 2006 by and among Ingen Technologies, Inc. and the New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

       4.10 Amendment to Registration Rights Agreement dated November 21, 2006 by and among Ingen Technologies, Inc. and the New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

       5.1 Opinion of legality and consent of Anslow & Jaclin, LLP, dated August 25, 2006. *

      10.1 Commercial Lease Agreement between Ingen Technologies, Inc, Scott Sand and Abolfazl Ghias dated March 11, 2005. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

      10.2 Contracting Agreement between Chris Wirth and/or Agroworx, Inc. and Ingen Technologies, Inc. dated September 15, 2005 for design services for Pure Produce program.

      10.3 Contracting Agreement between Bob Sand and Ingen Technologies, Inc. dated January 1, 2005 for Mr. Sand to market Secure Balance to physicians within the United States and abroad. Bob Sand is Scott R. Sand's father. (incorporated by reference to registrant's Form 10- KSB filed November 7, 2005)

      10.4 Contracting Agreement between David Winter and Ingen Technologies, Inc. dated October 1, 2005 for Mr. Winter to market Secure Balance to physicians in the United States and abroad. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

      10.5 Contracting Agreement between Donna Eskwitt and Ingen Technologies, Inc. dated November 4, 2004 for Ms. Eskwitt to advise the company on Secure Balance. (incorporated by reference to registrant's Form 10- KSB filed November 7, 2005)

      10.6      Intentionally Omitted.

      10.7 Contracting Agreement between Gary Hydrabadi, d/b/a Cardio-Med Systems, Inc. and Ingen Technologies, Inc. dated March 22, 2005 to market Secure Balance to physicians within the United States and abroad. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

      10.8 Contracting Agreement between Joe Lawn and Ingen Technologies, Inc. dated October 1, 2004 in for Mr. Lawn to market Secure Balance to physicians within the United States and abroad. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

      10.9 Consulting Agreement between Medicore and Ingen Technologies, Inc. dated September 1, 2004 in which Medicore will market Secure Balance to physicians in the United States and abroad. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

     10.10 Consulting Agreement between Preferred Provider Care, Inc. and Ingen Technologies, Inc. dated August 1, 2004 in which PPC is to provide physician training. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

     10.11 Contracting Agreement between Randolph McKenzie and Ingen Technologies, Inc. dated February 10, 2005 for Mr. McKenzie to provide professional interpretations to physicians within the United States who purchased or leased Secure Balance. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

     10.12 Contracting Agreement between Rick Griffin and Ingen Technologies, Inc. dated May 1, 2005 for Mr. Griffin to provide installation and services of Secure Balance. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

     10.13 Contracting Agreement between Steve O'Hara, M.D. and Ingen Technologies, Inc. dated May 1, 2005 to engage Dr. O'Hara to become a member of the company's Medical Advisory Board. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

     10.14 Contracting Agreement between Bryant Goldman and Ingen Technologies, Inc. dated December 9, 2004 for Mr. Goldman to provide medical billing and other professional services in relation to Secure Balance. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

     10.15 Consulting Agreement between Vertex Diagnostics, Inc. and Ingen Technologies, Inc. dated September 1, 2004 in which Vertex will market Secure Balance to physicians within the United States. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

     10.16 Consulting and Marketing Agreement between Xcel Associates, Inc. and Ingen Technologies, Inc. dated February 2, 2005 in which Xcel agrees to assist Ingen in creating market awareness in the financial community and assist in product marketing. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

     10.17 Stock Purchase Agreement between Yong Sin Khoo (a Director of the company) and Ingen Technologies, Inc. dated October 15, 2004 for the purchase of 5,000,000 common shares. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

     10.18 Financial Procurement Development Agreement between Yong Sin Khoo and Ingen Technologies, Inc. dated October 15, 2004 in which certain fees are to be paid if financing is secured.

     10.19 Agreement between Mr. Francis McDermott and Ingen Technologies, Inc. dated July 11, 2005 for the purchase and sale of all rights to United States Patents No. 6,137,417 and 6,326,896 B1. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005); Assignment of Patents from Francis McDermott; Licensing Agreement between Francis & Bettie McDermott and Ingen Technologies, Inc. dated June 24, 1999

     10.20 Template for Regulation D Rule 504/MAIE common stock sales during the first quarter of our fiscal year 2006. We are also claiming exemptions under Sections 4(2) and 4(6) of the Securities Act of 1933 (incorporated by reference to registrant's Form 10-QSB filed January 17, 2006)

     10.21 Agreement between Ingen Technologies Inc. and Siegel Performance Systems, Inc. dated November 15, 2005 for distribution of Secure Balance

     10.22 Agreement between Ingen Technologies, Inc. and Siegal Performance Systems, Inc. dated November 15, 2005 for distribution of Secure Balance(TM). (incorporated by reference to registrant's Form 10-QSB filed January 17, 2006)

     10.23 Prospective Director's Agreement between Ingen Technologies, Inc. and Stephen O'Hara, MD, dated September 21, 2005. (incorporated by reference to registrant's Form 8-K filed November 10, 2005)

     10.24 Template for investment contract for our restricted common stock in offers and sales to Edward Meyer, Jr. and Salvatore Amato, dated February 13, 2006.*

     10.25 Investment contract dated February 28, 2006 in which Jeffrey Gleckman purchased 1,000,000 restricted common shares.*

     10.26 Investment contract dated March 17, 2006 in which Jeffrey Gleckman purchased 1,000,000 restricted common shares.*

     10.27 Distribution Agreement (for Secure Balance(TM)) dated February 16, 2006 between Ingen Technologies, Inc. and Secure Health, Inc.*

     10.28 Agreement for Consulting Services between Ingen Technologies, Inc. and Anita H. Beck, d/b/a Global Regulatory Services Associates, dated February 27, 2006.*

     10.29 Advertising Service Agreement between Ingen Technologies, Inc. and Media Mix Advertising, Inc. dated March 1, 2006.*

     10.30 Distribution agreement (for Secure Balance(TM)) between Ingen Technologies, Inc. and Michael Koch, DC, dated March 10, 2006.*

     10.31 Consulting Agreement between National Financial Communications Corp. and Ingen Technologies, Inc. dated July 24, 2006 pursuant to which NFC will render public relations, communications, advisory and consulting services.*

      23.1      Consent of Spector & Wong, LLP*

      99.1 United States Patent Number 6,137,417, issued October 24, 2000. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

      99.2 United States Patent Number 6,326,896, issued December 4, 2001. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

      99.3      Ingen Technologies Non-Disclosure and Confidentiality Agreement
                - template. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

* Filed herewith

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(A)     RULE 415 OFFERING:
        UNDERTAKING PURSUANT TO ITEM 512(A) OF REGULATION S-B

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

        (a) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230. 424);

        (b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

        (c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

        (d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(B)     REQUEST FOR ACCELERATION OF EFFECTIVE DATE:
        UNDERTAKING PURSUANT TO ITEM 512(E) OF REGULATION S-B

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

(C)     FOR PURPOSES OF DETERMINING LIABILITY UNDER THE SECURITIES ACT:
        UNDERTAKING PURSUANT TO ITEM 512(G) OF REGULATION S-B

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

        Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yuciapa, California on this 15th day of December, 2006.

                                        INGEN TECHNOLOGIES, INC.

                                        By: /s/ Scott R. Sand
                                           ----------------------
                                        Scott R. Sand
                                        Chief Executive Officer and Chairman

                                        By: /s/ Thomas J. Neavitt
                                           ----------------------
                                        Thomas J. Neavitt
                                        Secretary, Chief Financial Officer
                                        and Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

The undersigned directors and officers of Ingen Technologies, Inc. hereby constitute and appoint Scott R. Sand and Thomas J. Neavitt, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys- in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                       TITLE                          DATE

                                Chairman;
                                Chief Executive Officer; and
/s/ Scott R. Sand               Director                       December 15, 2006
-------------------------
Scott R. Sand

                                Secretary;
/s/ Thomas J. Neavitt           Chief Financial Officer        December 15, 2006
-------------------------       and Controller
Thomas J. Neavitt

/s/ Christopher A. Wirth        Director                       December 15, 2006
-------------------------
Christopher A. Wirth

/s/ Yong Sin Khoo               Director                       December 15, 2006
-------------------------
Yong Sin Khoo

/s/ Curt A. Miedema             Director                       December 15, 2006
-------------------------
Curt A. Miedema

/s/ Stephen O'Hara              Director                       December 15, 2006
-------------------------
Stephen O'Hara

/s/ John Finazzo                Director                       December 15, 2006
-------------------------
John Finazzo